Filed Pursuant to Rule 424(b)(3)
File No. 333-209020

PROSPECTUS

Spectrum Brands, Inc.

6.625% Senior Notes due 2022 and Related Guarantees

6.125% Senior Notes due 2024 and Related Guarantees

5.750% Senior Notes due 2025 and Related Guarantees

This prospectus may be used by our affiliate, Jefferies LLC or any of its affiliates (which we collectively refer to as “Jefferies”) in connection with offers and sales by Jefferies of our notes (as defined below) in market-making transactions effected from time to time. Market-making transactions in the notes may occur in the open market or may be privately negotiated at prevailing market prices at a time of resale or at related or negotiated prices. In these transactions, Jefferies may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies acts as principal, or as agent for both counterparties in a transaction in which Jefferies does not act as a principal. Jefferies may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. We will not receive any proceeds from these market-making transactions. Neither Jefferies, nor any of our affiliates, has any obligation to make a market in the notes, and Jefferies or any such other affiliate may discontinue market-making activities at any time without notice.

The Notes and the Guarantees

•	The 6.625% Senior Notes due 2022 and certain related guarantees (the “2022 notes”) are governed by the indenture dated as of November 16, 2012, as supplemented, which we refer to as the “2022 notes indenture.” As of September 30, 2016, we had $570.0 million aggregate principal amount of the 2022 notes outstanding.

•	The 6.125% Senior Notes due 2024 and certain related guarantees (the “2024 notes”) are governed by the indenture dated as of December 4, 2014, as supplemented, which we refer to as the “2024 notes indenture.” As of September 30, 2016, we had $250.0 million aggregate principal amount of the 2024 notes outstanding.

•	The 5.750% Senior Notes due 2025 and certain related guarantees (the “2025 notes”) are governed by the indenture dated as of May 20, 2015, as supplemented, which we refer to as the “2025 notes indenture” and, collectively with the 2022 notes indenture and the 2024 notes indenture, the “indentures.” As of September 30, 2016, we had $1,000.0 million aggregate principal amount of the 2025 notes outstanding.

•	We refer to the 2022 notes, the 2024 notes and the 2025 notes, collectively or individually, as the context requires, as the “notes.”

•	The 2022 notes will mature on November 15, 2022. We will pay interest on the 2022 notes semi-annually on May 15 and November 15 of each year at a rate of 6.625% per annum, to holders of record on the May 1 or November 1 immediately preceding the interest payment date.

•	The 2024 notes will mature on December 15, 2024. We will pay interest on the 2024 notes semi-annually on June 15 and December 15 of each year at a rate of 6.125% per annum, to holders of record on the June 1 or December 1 immediately preceding the interest payment date.

•	The 2025 notes will mature on July 15, 2025. We will pay interest on the 2025 notes semi-annually on July 15 and January 15 of each year at a rate of 5.750% per annum, to holders of record on the July 1 or January 1 immediately preceding the interest payment date.

•	The notes are guaranteed on a senior unsecured basis by our direct parent, SB/RH Holdings, LLC, and each of our existing and future domestic subsidiaries, which we refer to collectively as the “guarantors.”

•	The notes and the related guarantees are the general unsecured obligations of us and the guarantors and will rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness (but effectively subordinated to our secured debt, including our secured credit facilities to the extent of the value of the assets securing such secured debt), and senior in right of payment to all of our and the guarantors’ future indebtedness that expressly provides for its subordination to the notes and the related guarantees. See “Description of Other Indebtedness,” Description of 2022 Notes,” “Description of 2024 Notes” and “Description of 2025 Notes,” as applicable.

•	There is no established market for trading the notes. We have not applied, and do not intend to apply, for listing or quotation of the notes on any national securities exchange or automated quotation system.

An investment in the notes involves risks. Please refer to the section in this prospectus entitled “Risk Factors” commencing on page 12.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2017.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

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TRADEMARKS

We have proprietary rights to or are exclusively licensed to use a number of registered and unregistered trademarks that we believe are important to our business, including, without limitation, Rayovac®, VARTA®, Remington®, Black & Decker®, George Foreman®, Russell Hobbs®, Farberware®, Toastmaster®, Breadman®, Juiceman®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Stanley®, Fanal®, Pfister®, Tell®, Tetra®, 8-in-1®, Dingo®, Nature’s Miracle®, Wild Harvest®, Marineland®, Furminator®, Littermaid®, Birdola®, Healthy Hide®, Digest-eeze®, Iams®, Eukanuba®, Spectracide®, Cutter®, Hot Shot®, Real Kill®, Ultra Kill®, Black Flag®, Liquid Fence®, Rid-a-bug®, TAT®, Garden Safe®, Repel®, Armor All®, STP® and A/C PRO®. We attempt to obtain registration of our key trademarks whenever possible or practicable and pursue any infringement of those trademarks. Solely for convenience, the trademarks, service marks and tradenames referred to in this prospectus or documents incorporated by reference herein may be without the “®” and “TM” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data and information used throughout this prospectus from our own internal company surveys and management estimates as well as from industry and general publications and research, surveys or studies conducted by third parties. Industry and general publications and research, studies and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such data and information. While we believe that these publications and research, studies and surveys are reliable, neither we nor the initial purchasers have independently verified such data and information and neither we nor the initial purchasers make any representation or warranty as to the accuracy of such data and information.

There is only a limited amount of independent data available about our industry, market and competitive position, particularly outside of the United States. As a result, certain data and information are based on our good faith estimates, which are derived from our review of internal data and information, information that we obtain from customers, and other third-party sources. We believe these internal surveys and management estimates are reliable; however, no independent sources have verified such surveys and estimates.

The industry data that we present in this prospectus include estimates that involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” and those discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

The following summary highlights basic information about us and the notes. It may not contain all of the information that is important to you. For a more comprehensive understanding of our business and the offering, you should read this entire prospectus, including the documents incorporated by reference herein and the section entitled “Risk Factors.” Certain statements in this summary are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Unless otherwise indicated in this prospectus or the context requires otherwise, “Spectrum Brands” refers only to Spectrum Brands, Inc. and not to any of its subsidiaries; “Spectrum” refers to Spectrum Brands, Inc. and, where applicable, its consolidated subsidiaries; “SB/RH Holdings,” the “Company,” “we,” or “our” refers to the Spectrum Brands’ parent SB/RH Holdings, LLC and, where applicable, its consolidated subsidiaries, including Spectrum Brands. “SB Holdings” refers to SB/RH Holdings’ parent, Spectrum Brands Holdings, Inc. and, where applicable, its consolidated subsidiaries, including SB/RH Holdings.

Our Company

We are a diversified global branded consumer products company. The Company manufactures, markets and/or distributes its products in approximately 160 countries in the North America (“NA”); Europe, Middle East & Africa (“EMEA”); Latin America (“LATAM”) and Asia-Pacific (“APAC”) regions through a variety of trade channels, including retailers, wholesalers and distributors, original equipment manufacturers (“OEMs”), construction companies and hearing aid professionals. We enjoy strong name recognition in our regions under our various brands and patented technologies across multiple product categories. We manage the business in five vertically integrated, product-focused segments: (i) Global Batteries & Appliances (“GBA”), (ii) Hardware & Home Improvement (“HHI”), (iii) Global Pet Supplies (“PET”), (iv) Home and Garden (“H&G”) and (v) Global Auto Care (“GAC”).

Filings made by SB/RH Holdings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are made available free of charge on or through our website at www.spectrumbrands.com as soon as reasonably practicable after such reports are filed with, or furnished to the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Recent Developments

During the year ended September 30, 2016, we refinanced a portion of our debt to extend maturities and reduce borrowing costs. On September 20, 2016, Spectrum Brands issued €425 million aggregate principal amount of its 4.00% Senior Notes due 2026 (the “2026 notes”). Please see “Description of Other Indebtedness.” The proceeds from the 2026 notes and draws on our revolving credit facility were used to repay our outstanding 6.375% Senior Notes due 2020 (the “2020 notes”) and pay fees and expenses in connection with the refinancing. We repurchased $390.3 million aggregate principal amount of the 2020 notes through a cash tender offer on September 20, 2016, with the remaining outstanding aggregate principal amount of $129.7 million subsequently redeemed by the Company on October 20, 2016.

Corporate Structure

The chart below is a summary of the organizational structure of the Issuer and its parents and subsidiaries.

[1]	SB/RH Holdings (i) is a guarantor of our obligations under the Credit Agreement and pledged only the capital stock issued to it by Spectrum as collateral and (ii) is a guarantor of the notes and the 2026 notes.
[2]	None of our foreign subsidiaries are, or will be, guarantors of the notes offered hereby. None of our foreign subsidiaries are guarantors under the Credit Agreement.
[3]	Our domestic subsidiaries, subject to certain exceptions, are guarantors of the notes offered hereby and the 2026 notes. Certain of our domestic subsidiaries are guarantors under the Credit Agreement.

Additional Information

Spectrum Brands is a Delaware corporation and the address of our principal executive office is 3001 Deming Way, Middleton, Wisconsin 53562. Our telephone number is (608) 275-3340. Our website address is www.spectrumbrands.com. Information contained on or accessible through our website is not part of, and is not incorporated by reference into, this prospectus.

Summary of Terms of the 2022 Notes

The following is a summary of the terms of the 2022 notes. For a more complete description of the 2022 notes as well as the definitions of certain capitalized terms used below, see “Description of 2022 Notes” in this prospectus.

Issuer	Spectrum Brands, Inc.

2022 Notes	6.625% Senior Notes due 2022.

Maturity Date	November 15, 2022.

Interest	The 2022 notes will bear interest at a rate of 6.625% per annum. Interest on the 2022 notes will be payable in cash on May 15 and November 15 of each year.

Optional Redemption	On or after November 15, 2017, we may redeem some or all of the 2022 notes at any time at the redemption prices set forth in “Description of 2022 Notes—Optional Redemption.” In addition, prior to November 15, 2017, we may redeem the 2022 notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium.

Change of Control	Upon a Change of Control (as defined under “Description of 2022 Notes”), we will be required to make an offer to purchase the 2022 notes. The purchase price will equal 101% of the principal amount of the 2022 notes on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the 2022 notes). See “Risk Factors—Risks Related to the Notes—We may not be able to make the change of control offer required by the indentures.”

Guarantees	The 2022 notes will be unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings and all of our domestic subsidiaries.

Ranking	The 2022 notes and the related guarantees will be the senior unsecured obligations of us and the guarantors and will:

• rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including the other notes; and

• rank senior in right of payment to all of our and the guarantors’ future indebtedness that expressly provide for its subordination to the 2022 notes and the related guarantees.

However, the 2022 notes will be effectively subordinated to any of our secured indebtedness, including under our Credit Agreement, to the extent of the value of the assets securing such indebtedness. In addition, the 2022 notes will be structurally subordinated to all indebtedness and other liabilities of Spectrum Brands’ subsidiaries that do not guarantee the 2022 notes.

Certain Covenants	The terms of the 2022 notes indenture restrict our ability and the ability of certain of our subsidiaries (as described in “Description of 2022 Notes”) to:

• incur additional indebtedness;

• create liens;

• engage in sale-leaseback transactions;

• pay dividends or make distributions in respect of capital stock;

• purchase or redeem capital stock;

• make investments or certain other restricted payments;

• sell assets;

• issue or sell stock of restricted subsidiaries;

• enter into transactions with affiliates; or

• effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions. In addition, if the 2022 notes are rated investment grade at any time by both Moody’s Investors Service and Standard & Poor’s Ratings Services, most of the restrictive covenants and corresponding events of default contained in the 2022 notes indenture will be suspended.

Absence of a Public Market	The 2022 notes are freely transferable, but there may not be an active trading market for the 2022 notes. We cannot assure you as to the future liquidity of any market.

Trustee	U.S. Bank National Association is serving as trustee under the 2022 notes indenture.

Use of Proceeds	This prospectus is delivered in connection with the sale of the 2022 notes by Jefferies in market-marking transactions effected from time to time. We will not receive any proceeds from such transactions.

Risk Factors	You should consider all of the information contained in this prospectus before making an investment in the 2022 notes. In particular, you should consider the risks described under “Risk Factors.”

Summary of Terms of the 2024 Notes

The following is a summary of the terms of the 2024 notes. For a more complete description of the 2024 notes as well as the definitions of certain capitalized terms used below, see “Description of 2024 Notes” in this prospectus.

Issuer	Spectrum Brands, Inc.

2024 Notes	6.125% Senior Notes due 2024.

Maturity Date	December 15, 2024.

Interest	The 2024 notes will bear interest at a rate of 6.125% per annum. Interest on the 2024 notes will be payable in cash on June 15 and December 15 of each year.

Optional Redemption	On or after December 15, 2019, we may redeem some or all of the 2024 notes at any time at the redemption prices set forth in “Description of 2024 Notes—Optional Redemption.” In addition, prior to December 15, 2019, we may redeem the 2024 notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium.

Before December 15, 2017, we may redeem up to 35% of the 2024 notes, including additional notes, with an amount of cash equal to the net proceeds of equity offerings at a price of 106.125% of principal plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 2024 notes remains outstanding after the redemption, as further described in “Description of 2024 Notes—Optional Redemption.”

Change of Control	Upon a Change of Control (as defined under “Description of 2024 Notes”) we will be required to make an offer to purchase the 2024 notes. The purchase price will equal 101% of the principal amount of the 2024 notes on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the 2024 notes). See “Risk Factors—Risks Related to the Notes—We may not be able to make the change of control offer required by the indentures.”

Guarantees	The 2024 notes will be unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings and all of our domestic subsidiaries.

Ranking	The 2024 notes and the related guarantees will be the senior unsecured obligations of us and the guarantors and will:

• rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including the other notes; and

• rank senior in right of payment to all of our and the guarantors’ future indebtedness that expressly provide for its subordination to the 2024 notes and the related guarantees.

However, the 2024 notes will be effectively subordinated to any of our secured indebtedness, including under our Credit Agreement, to the extent of the value of the assets securing such indebtedness. In addition, the 2024 notes will be structurally subordinated to all indebtedness and other liabilities of Spectrum Brands’ subsidiaries that do not guarantee the 2024 notes.

Certain Covenants	The terms of the 2024 notes indenture restrict our ability and the ability of certain of our subsidiaries (as described in “Description of 2024 Notes”) to:

• incur additional indebtedness;

• create liens;

• engage in sale-leaseback transactions;

• pay dividends or make distributions in respect of capital stock;

• purchase or redeem capital stock;

• make investments or certain other restricted payments;

• sell assets;

• issue or sell stock of restricted subsidiaries;

• enter into transactions with affiliates; or

• effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions. In addition, if the 2024 notes are rated investment grade at any time by both Moody’s Investors Service and Standard & Poor’s Ratings Services, most of the restrictive covenants and corresponding events of default contained in the 2024 notes indenture will be suspended.

Absence of a Public Market	The 2024 notes are freely transferable, but there may not be an active trading market for the 2024 notes. We cannot assure you as to the future liquidity of any market.

Trustee	U.S. Bank National Association is serving as trustee under the 2024 notes indenture.

Use of Proceeds	This prospectus is delivered in connection with the sale of the 2024 notes by Jefferies in market-marking transactions effected from time to time. We will not receive any proceeds from such transactions.

Risk Factors	You should consider all of the information contained in this prospectus before making an investment in the 2024 notes. In particular, you should consider the risks described under “Risk Factors.”

Summary of Terms of the 2025 Notes

The following is a summary of the terms of the 2025 notes. For a more complete description of the 2025 notes as well as the definitions of certain capitalized terms used below, see “Description of 2025 Notes” in this prospectus.

Issuer	Spectrum Brands, Inc.

2025 Notes	5.750% Senior Notes due 2025.

Maturity Date	July 15, 2025.

Interest	The 2025 notes will bear interest at a rate of 5.750% per annum. Interest on the 2025 notes will be payable in cash on July 15 and January 15 of each year.

Optional Redemption	On or after July 15, 2020, we may redeem some or all of the 2025 notes at any time at the redemption prices set forth in “Description of 2025 Notes—Optional Redemption.” In addition, prior to July 15, 2020, we may redeem the 2025 notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium.

Before July 15, 2018, we may redeem up to 35% of the 2025 notes, including additional notes, with an amount of cash equal to the net proceeds of equity offerings at a price of 105.750% of principal plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 2025 notes remains outstanding after the redemption, as further described in “Description of 2025 Notes—Optional Redemption.”

Change of Control	Upon a Change of Control (as defined under “Description of 2025 Notes”) we will be required to make an offer to purchase the 2025 notes. The purchase price will equal 101% of the principal amount of the 2025 notes on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the 2025 notes). See “Risk Factors—Risks Related to the Notes—We may not be able to make the change of control offer required by the indentures.”

Guarantees	The 2025 notes will be unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings and all of our domestic subsidiaries.

Ranking	The 2025 notes and the related guarantees will be the senior unsecured obligations of us and the guarantors and will:

• rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including the other notes; and

• rank senior in right of payment to all of our and the guarantors’ future indebtedness that expressly provide for its subordination to the 2025 notes and the related guarantees.

However, the 2025 notes will be effectively subordinated to any of our secured indebtedness, including under our Credit Agreement, to the extent of the value of the assets securing such indebtedness. In addition, the 2025 notes will be structurally subordinated to all indebtedness and other liabilities of Spectrum Brands’ subsidiaries that do not guarantee the 2025 notes.

Certain Covenants	The terms of the 2025 notes indenture restrict our ability and the ability of certain of our subsidiaries (as described in “Description of 2025 Notes”) to:

• incur additional indebtedness;

• create liens;

• engage in sale-leaseback transactions;

• pay dividends or make distributions in respect of capital stock;

• purchase or redeem capital stock;

• make investments or certain other restricted payments;

• sell assets;

• issue or sell stock of restricted subsidiaries;

• enter into transactions with affiliates; or

• effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions. In addition, if the 2025 notes are rated investment grade at any time by both Moody’s Investors Service and Standard & Poor’s Ratings Services, most of the restrictive covenants and corresponding events of default contained in the 2025 notes indenture will be suspended.

Absence of a Public Market	The 2025 notes are freely transferable, but there may not be an active trading market for the 2025 notes. We cannot assure you as to the future liquidity of any market.

Trustee	U.S. Bank National Association is serving as trustee under the 2025 notes indenture.

Use of Proceeds	This prospectus is delivered in connection with the sale of the 2025 notes by Jefferies in market-marking transactions effected from time to time. We will not receive any proceeds from such transactions.

Risk Factors	You should consider all of the information contained in this prospectus before making an investment in the 2025 notes. In particular, you should consider the risks described under “Risk Factors.”

Summary Historical Financial Data of SB/RH Holdings

The following summary historical financial data have been derived from certain of SB/RH Holdings’ audited consolidated financial statements. SB/RH Holdings’ audited consolidated statements of financial position as of September 30, 2016 and 2015; and SB/RH Holdings’ audited consolidated statements of income, audited consolidated statements of comprehensive income, audited consolidated statements of shareholder’s equity and audited consolidated statements of cash flows, each for the years ended September 30, 2016, 2015 and 2014; are incorporated by reference into this prospectus. SB/RH Holdings’ audited consolidated statement of financial position as of September 30, 2014 is not included or incorporated by reference into this prospectus.

The financial information and other data indicated may not be indicative of future performance, and the financial information and other data presented for the interim periods may not be indicative of the results for the full year. This financial information and other data should be read in conjunction with the audited financial statements of SB/RH Holdings, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in SB/RH Holdings’ Annual Report on Form 10-K for the year ended September 30, 2016 (the “2016 10-K”), which is incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference.”

	Year Ended September 30,
	2016(1)	2015(2)	2014(3)
	(in millions)
Statement of Income Data:
Net sales	$5,039.7	$4,690.4	$4,429.1
Gross profit	1,919.9	1,670.3	1,568.9
Operating income	661.9	480.5	484.5
Interest expense	250.0	271.9	202.1
Other non-operating expense, net	8.6	8.9	6.3
Income from operations before income taxes	403.3	199.7	276.1

Income tax expense	51.0	43.9	59.0
Net income	352.3	155.8	217.1
Net income attributable to non-controlling interest	0.4	0.4	0.3

Net income attributable to controlling interest	351.9	155.4	216.8
Restructuring and related charges—cost of goods sold(4)	0.5	2.1	3.7
Restructuring and related charges—operating expenses(4)	14.7	26.6	19.2

Cash Flow and Related Data:
Net cash provided by operating activities	$601.6	$441.8	$434.7
Purchases of property, plant and equipment	95.2	89.1	73.3
Depreciation and amortization	183.0	170.0	157.6

Statement of Financial Position Data (at period end):
Cash and cash equivalents	$270.8	$247.9	$192.9
Working capital(5)(6)	533.8	626.7	468.4
Total assets(6)(7)	7,053.5	7,193.7	5,427.9
Total long-term debt, net of current portion(7)	3,456.2	3,872.1	2,843.0
Total debt(7)	3,620.2	3,940.6	2,955.6
Total shareholder’s equity	1,779.6	1,523.1	1,020.7

(1)	For the year ended September 30, 2016, interest expense includes $15.6 million of tender premium and a non-cash expense of $5.8 million as a result of the write-off of unamortized debt issuance costs in connection with the redemption of Spectrum Brands’ 6.375% Notes due 2020. Income tax expense includes a non-cash benefit of $111.1 million from a decrease in the valuation allowance against net deferred tax assets.
(2)	The information presented as of and for the year ended September 30, 2015 includes the results of AAG operations since the acquisition date of May 21, 2015; the results of the Salix operations since the acquisition date of January 16, 2015; the results of the European IAMS and Eukanuba operations since the acquisition date of December 31, 2014; and the results of the Tell operations since the acquisition date of October 1, 2014. Interest expense of $58.8 million was incurred related to the financing of the acquisition of AAG and the refinancing of the then existing senior credit facility and asset based revolving loan facility. Income tax expense includes a non-cash benefit of $20.2 million from a decrease in the valuation allowance against net deferred tax assets, and a $22.8 million benefit due to the reversal of valuation allowance in conjunction with the acquisition of the AAG business.

(3)	The information presented as of and for the year ended September 30, 2014 includes the results of the Liquid Fence operations since the acquisition date of January 2, 2014. Interest expense includes a non-cash charges of $9.2 million as a result of the write-off of unamortized debt issuance costs and unamortized discounts in connection with the amendment of the Company’s then existing term loans. Income tax expense includes a non-cash benefit of $115.6 million from a decrease in the valuation allowance against net deferred tax assets.
(4)	See Note 4, “Restructuring and Related Charges,” to SB/RH Holdings’ audited consolidated financial statements, included elsewhere in the 2016 10-K and incorporated by reference in this prospectus, for further discussion.
(5)	Working capital is defined as current assets less current liabilities per the consolidated statements of financial position.
(6)	During the year ended September 30, 2016, the Company retrospectively adopted ASU No. 2015-17, Income Taxes (Topic 740 – Balance Sheet Classification of Deferred Taxes, resulting in a reclassification of current deferred tax assets of $44.7 million and $36.7 million for the years ended September 30, 2015 and 2014 respectively; and current deferred tax liabilities of $4.6 million and $2.8 million for the years ended September 30, 2015 and 2014 respectively. The adoption of the ASU resulted in the reclassification of total current and non-current deferred tax assets of $39.1 million and $32.3 million for the years ended September 30, 2015 and 2014.
(7)	During the year ended September 30, 2016, the Company retrospectively adopted ASU no. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, resulting in a reclassification of debt issuance costs of $65.1 million and $51.1 million for the years ended September 30, 2015 and 2014, respectively.

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to invest in the notes, in addition to the other information included in this prospectus, you should consider the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and the risks discussed below, together with the information set forth under “Risk Factors” in the 2016 10-K, which is incorporated by reference. While we believe that these risks are the most important for you to consider, you should read this prospectus carefully, including our financial statements, the notes to our financial statements and management’s discussion and analysis of our financial condition and results of operations, which are included elsewhere in this prospectus or incorporated by reference herein. These risk factors are not the only risks that we or our subsidiaries may face. Additional risks and uncertainties not presently known to us or not currently believed to be important also may adversely affect our business.

Risks Related to the Notes

The notes will be Spectrum Brands’ senior unsecured obligations and the guarantees will be unsecured obligations of the guarantors. As such, the notes and the guarantees will be effectively subordinated to any of Spectrum Brands’ or the guarantors’ secured debt, including our existing and any future debt under our secured credit facilities.

Spectrum Brands’ obligations under the notes and the guarantors’ obligations under the guarantees will not be secured. The notes will be effectively subordinated to Spectrum Brands’ and the guarantors’ existing and any future secured indebtedness, including our secured credit facilities under our Credit Agreement, to the extent of the value of the assets securing such indebtedness, which assets include substantially all of our assets and the assets of our domestic restricted subsidiaries. As of September 30, 2016, Spectrum Brands and the guarantors had $1,254.9 million of secured indebtedness outstanding. If we are involved in any dissolution, liquidation or reorganization, or if we default under in the indentures governing the notes offered hereby (such indentures, collectively, the “indentures”), holders of our secured debt would be paid before holders of the notes receive any amounts due under the notes to the extent of the value of the collateral securing such indebtedness. In that event, holders of the notes may not be able to recover any or all of the principal or interest due under the notes.

The notes will be effectively subordinated to all liabilities of, and claims of creditors of, all of our foreign subsidiaries.

The notes will not be guaranteed by any of our non-U.S. subsidiaries. Any right that we or the guarantors have to receive any assets of any of the foreign subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors, and holders of preferred equity interests of those subsidiaries. The indentures permit these subsidiaries to incur additional debt, subject to certain limits, and will not limit their ability to incur liabilities other than debt. As of September 30, 2016, these non-guarantor subsidiaries had 16% of our total liabilities and generated 52% of our revenue in the twelve months ended September 30, 2016.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

If we are unable to comply with the restrictions and covenants in the indentures, our secured credit facilities or in current or future debt financing agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting any applicable financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under the aforementioned debt instruments, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in the aforementioned debt instruments), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under the Credit Agreement could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

Moreover, the Credit Agreement and the indentures each contain cross-default or cross-acceleration provisions that would be triggered by the occurrence of a default or acceleration under other instruments governing our indebtedness. If the payment of our indebtedness is accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness that would become due as a result of any acceleration.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Credit Agreement to avoid being in default. If we breach our covenants under our Credit Agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Credit Agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Despite our current levels of debt, we may still incur substantially more debt ranking equal or effectively senior to the notes and increase the risks associated with our proposed leverage.

Subject to certain restriction and limitation, we or our subsidiaries could incur significant additional indebtedness in the future. The provisions contained in the indentures and in our other debt agreements limit but do not prohibit our ability to incur additional indebtedness on an equal and ratable basis with the notes. In addition, any of our debt could be secured and therefore would be effectively senior to the notes to the extent of the value of the collateral securing that debt. This may have the effect of reducing the amount of proceeds available for the notes in the event of any bankruptcy, liquidation, reorganization or similar proceeding. If new debt is added to our current debt levels, the related risks that we now face as a result of our indebtedness could intensify.

Fraudulent transfer statutes may limit your rights as a holder of the notes.

Federal and state fraudulent transfer laws as previously interpreted by various courts permit a court, if it makes certain findings, to:

•	avoid all or a portion of our obligations to holders of the notes;

•	subordinate our obligations to holders of the notes to our other existing and future creditors, entitling such creditors to be paid in full before any payment is made on the notes; and

•	take other action detrimental to holders of the notes, including invalidating the notes.

In that event, we cannot assure you that you would ever be repaid. There is also no assurance that amounts previously paid to you pursuant to the notes or guarantees would not be subject to return.

Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that we or the guarantors received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes, and at the time the notes were issued:

•	were insolvent or were rendered insolvent by reason of the issuance of the notes;

•	were engaged, or were about to engage, in a business or transaction for which our capital was unreasonably small;

•	intended to incur, or believed or should have believed we would incur, indebtedness beyond our ability to pay as such indebtedness matures; or

•	were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment was unsatisfied.

A court may also void an issuance of notes, a guarantee or grant of security, without regard to the above factors, if the court found that we issued the notes or the guarantors entered into their respective guaranty with actual intent to hinder, delay or defraud current or future creditors.

Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes and as judicially interpreted. A court could find that we did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the notes.

The measure of insolvency for purposes of the foregoing considerations will vary depending on the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the indebtedness:

•	the sum of its indebtedness (including contingent liabilities) is greater than its assets, at fair valuation;

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they became due.

We cannot assure you what standard a court would apply in determining our solvency and whether it would conclude that we were solvent when we incurred our obligations under the notes.

In addition, the guarantees of the notes may also be subject to review under various laws for the protection of creditors. A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly from the issuance of the notes. If a court were to void an issuance of the notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes (or the related exchange notes) may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors. In addition, any payment by us pursuant to the notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under the bankruptcy code.

We may not be able to make the change of control offer required by the indentures.

Upon a change of control, subject to certain conditions, we are required to offer to repurchase all outstanding notes in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have sufficient funds at the time of any change of control to make required repurchases of notes tendered. In addition, our other indebtedness agreements provide that certain change of control events will constitute an event of default thereunder. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other indebtedness, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of any such change of control to make the required repurchase of our other indebtedness and the notes or that restrictions in the indentures will not allow such repurchases. In addition, holders may not be entitled to require us to repurchase their notes upon a change of control in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not endorse a dissident slate of directors but approves them for purposes of the “Continuing Directors” definition. Lastly, certain other corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures. See “Description of 2022 Notes—Repurchase at the Option of Holders—Change of Control,” “Description of 2024 Notes—Repurchase at the Option of Holders—Change of Control” and “Description of 2025 Notes—Repurchase at the Option of Holders—Change of Control,” as applicable, for additional information.

The market price of the notes may decline if we enter into a transaction that is not a change of control under the indentures.

We may enter into a highly leveraged transaction, reorganization, merger or similar transaction that is not a change of control under the indentures. Nevertheless, such transactions could result in a downgrade of our credit ratings, thereby negatively affecting the value of the notes.

Changes in credit ratings issued by nationally recognized statistical ratings organizations could adversely affect our cost of financing and the market price of our securities, including the notes.

Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the notes offered hereby.

If the notes are rated investment grade at any time by both Moody’s Investor Service and Standard & Poor’s Ratings Services, most of the restrictive covenants and corresponding events of default contained in the indentures governing the notes will be suspended, resulting in a reduction of credit protection.

If, at any time, the credit rating on the applicable series of notes, as determined by both Moody’s Investors Service and Standard & Poor’s Ratings Services, equals or exceeds Baa3 and BBB-, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the applicable indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the notes later falls below these thresholds. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the applicable indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, you will have less credit protection than you will at the time the notes are issued. See “Description of 2022 Notes—Suspension of Certain Covenants,” “Description of 2024 Notes—Suspension of Certain Covenants” and “Description of 2025 Notes—Suspension of Certain Covenants,” as applicable.

There is no assurance of an active trading market for the notes.

We cannot assure you that a liquid market for the notes will develop or, if developed, that it will continue or that you will be able to sell your notes at a particular time or at favorable prices. We have not applied, and do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system.

The liquidity of any market for the notes is subject to a number of factors, including:

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

One or more of the initial purchasers with respect to the notes initially issued may, from time to time, make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made or implied certain forward-looking statements in this prospectus (including documents incorporated by reference herein). All statements, other than statements of historical facts included in, or incorporated by reference into, this prospectus, including statements regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. When used in this prospectus, the words “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “could,” “will,” “should,” “may” and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:

•	the impact of our indebtedness on our business, financial condition and results of operations;

•	the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;

•	the impact of actions taken by significant stockholders;

•	the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated;

•	the unanticipated loss of key members of senior management;

•	the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	our ability to utilize our net operating loss carry-forwards to offset tax liabilities from future taxable income;

•	the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s);

•	competitive promotional activity or spending by competitors, or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•	the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business;

•	changes in consumer spending preferences and demand for our products;

•	our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties;

•	our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

•	public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties;

•	the impact of pending or threatened litigation;

•	the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data;

•	changes in accounting policies applicable to our business;

•	government regulations;

•	the seasonal nature of sales of certain of our products;

•	the effects of climate change and unusual weather activity;

•	the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and

•	various other risks and uncertainties.

You should assume the information appearing in this prospectus is accurate only as of the date hereof or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

We also caution the reader that our estimates of trends, market share, retail consumption of our products and reasons for changes in such consumption are based solely on limited data available to us and our management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, included in SB/RH Holdings’ Annual Report on Form 10-K for the year ended September 30, 2016, which is incorporated by reference into this prospectus.

	Year Ended September 30, 2016
	2016		2015		2014		2013		2012
Fixed charges
Interest expense	250.0		271.9		202.1		369.5		192.0

Total fixed charges	250.0		271.9		202.1		369.5		192.0
Earnings
Earnings from continuing operations before income taxes	403.3		199.7		276.1		(20.1)		113.2
Add:
Fixed Charges	250.0		271.9		202.1		369.5		192.0

Total adjusted earnings	653.3		471.6		478.2		349.4		305.2
Ratio of earnings to fixed charges	2.6	x	1.7	x	2.4	x	0.9	x	1.6	x

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Jefferies in market-making transactions effected from time to time. We will not receive any proceeds from such transactions.

CAPITALIZATION

The following table presents the cash and cash equivalents and consolidated capitalization of SB/RH Holdings.

As of September 30, 2016 (1)
(in millions)
Cash and cash equivalents	$270.8

Debt:
Term Credit Facilities(2)	1,123.4
Revolving Credit Facility(2)	—
4.000% Senior Notes due 2026	477.0
6.625% Senior Notes due 2022	570.0
6.125% Senior Notes due 2024	250.0
5.750% Senior Notes due 2025	1,000.0
6.375% Senior Notes due 2020(3)	129.7
Capital leases	114.7
Other unsecured debt	16.8

Total debt	$3,681.6
Total shareholder’s equity	1,779.6

Total capitalization	$5,461.2

(1)	Balances are reflected at par.
(2)	See “Description of Other Indebtedness—Credit Agreement.”
(3)	On September 20, 2016, Spectrum Brands issued € 425 million aggregate principal amount of its 2026 notes. Please see “Description of Other Indebtedness.” The proceeds from the 2026 notes and draws on our revolving credit facility were used to repay our outstanding 2020 notes and pay fees and expenses in connection with the refinancing. We repurchased $390.3 million aggregate principal amount of the 2020 notes through a cash tender offer on September 20, 2016, with the remaining outstanding aggregate principal amount of $129.7 million subsequently redeemed by the Company on October 20, 2016.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

On October 6, 2016, we entered into the first amendment to the Credit Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Spectrum Brands, SB/RH Holdings, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto from time to time.

General

The terms of the Credit Agreement allow Spectrum Brands and certain of its subsidiaries, subject to certain conditions, to increase the amount of the commitment thereunder by an aggregate incremental amount not to exceed at the time of incurrence the sum of (x) $900 million plus (y) all voluntary prepayments (unless funded by a contemporaneous refinancing or new long-term indebtedness) of the credit facilities. Incremental amounts may be incurred in reliance on the basket in clause (x) or clause (y) plus (z) additional amounts so long as on the date of incurrence thereof (or, at our option, on the date of establishment of the commitments in respect thereof), the First Lien Leverage Ratio (as defined in the Credit Agreement) on a pro forma basis would not exceed 3.25:1.00. As of the date hereof, no such incremental amounts have been committed to by any lender.

Obligations under the Credit Agreement and, at our option, under certain interest rate protection or other hedging arrangements and certain cash management arrangements (collectively, the “Secured Obligations”) are guaranteed by SB/RH Holdings and the direct and indirect wholly-owned material domestic subsidiaries of SB/RH Holdings, other than Spectrum Brands (the “Subsidiary Guarantors”), subject to certain exceptions, pursuant to the Loan Guaranty, dated as of June 23, 2015, by and among SB/RH Holdings, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Loan Guaranty”). The Secured Obligations are secured by first-priority liens on substantially all of the assets of Spectrum Brands and the Subsidiary Guarantors and on the equity interests of Spectrum Brands directly held by SB/RH Holdings pursuant to the Security Agreement, dated as of June 23, 2015, by and among Spectrum Brands, SB/RH Holdings, the subsidiary guarantors party thereto from time to time and Deutsche Bank AG New York Branch, as collateral agent (the “Security Agreement”).

All outstanding amounts under the USD Term Loan Facility (if funded in U.S. dollars) will bear interest, at Spectrum’s option, at a rate per annum equal to (x) the LIBO rate with a 0.75% floor, adjusted for statutory reserves, plus a margin equal to 2.50% or (y) the Alternate Base Rate (as defined in the Credit Agreement), with a 1.75% per annum floor, plus a margin equal to 1.50%. The Euro Term Loan Facility (if funded in Euros) will bear interest at a rate per annum equal to the EURIBOR Rate (as defined in the Credit Agreement) with a 0.75% per annum floor, plus a margin equal to 2.75% per annum. The CAD Term Loan Facility (if funded in Canadian dollars) will bear interest, at Spectrum’s option, at a rate per annum equal to (x) the BA Rate (as defined in the Credit Agreement) with a 0.75% floor, plus a margin equal to 3.50% or (y) the Canadian Base Rate (as defined in the Credit Agreement), plus a margin equal to 2.50%. The Term Credit Facilities will mature on the seventh anniversary of June 23, 2015.

All outstanding amounts under the Revolving Credit Facility (if funded in U.S. dollars) will bear interest, at Spectrum’s option, at a rate per annum equal to (x) the LIBO rate, adjusted for statutory reserves, plus a margin equal to 3.00% or (y) the Alternate Base Rate (as defined in the Credit Agreement), plus a margin equal to 2.00%, which margins may be reduced by 0.25% based on achieving a certain First Lien Leverage Ratio specified in the Credit Agreement. The Revolving Credit Facility (if funded in Euros) will bear interest at a rate per annum equal to the EURIBOR Rate (as defined in the Credit Agreement), plus a margin equal to 2.75% per annum, which margin may be reduced by 0.25% based on achieving a certain First Lien Leverage Ratio specified in the Credit Agreement. The Revolving Credit Facility (if funded in Canadian dollars) will bear interest, at Spectrum’s option, at a rate per annum equal to (x) the BA Rate (as defined in the Credit Agreement) with a 0.75% per annum floor, plus a margin equal to 3.50% or (y) the Canadian Base Rate (as defined in the Credit Agreement) with a 1.75% per annum floor, plus a margin equal to 2.50%, which margins may be reduced by 0.25% based on achieving a certain First Lien Leverage Ratio specified in the Credit Agreement. The Revolving Credit Facility will mature on the fifth anniversary of June 23, 2015.

Subject to certain exceptions, the Credit Agreement requires mandatory prepayments, in amounts equal to (i) 50% (reduced to 25% and 0% upon the achievement of certain specified First Lien Leverage Ratio) of excess cash flow (as defined in the Credit Agreement), at the end of each fiscal year commencing with the fiscal year ending September 30, 2016, (ii) 100% of the net cash proceeds from certain asset sales by Spectrum Brands or any of its restricted subsidiaries and certain casualty and condemnation events (subject to certain exceptions and reinvestment rights) and (iii) 100% of the net cash proceeds from the issuance or incurrence after June 23, 2015 of any additional debt by Spectrum Brands or any of its restricted subsidiaries excluding debt permitted under the Credit Agreement except for permitted refinancing indebtedness.

Voluntary prepayments of borrowings under the Credit Agreement are permitted at any time, in agreed-upon minimum principal amounts. There is a prepayment fee equal to 1.00% of the principal amount of the loans under any New Term Loan Facility optionally prepaid with the proceeds of lower cost debt on or prior to the date that is six months following June 23, 2015. Prepayment made after such date will not be subject to premium or penalty (except customary LIBOR breakage costs, if applicable).

4.00% Senior Notes due 2026

On September 20, 2016, Spectrum Brands issued € 425 million aggregate principal amount of its 4.000% Senior Notes due 2026 (the “2026 notes”) at par value, which mature October 1, 2026. The 2026 notes are guaranteed by SB/RH Holdings as well as by Spectrum Brands’ existing and future domestic subsidiaries.

Spectrum Brands may redeem all or a part of the 2026 notes, at any time on or after October 1, 2021 at specified redemption prices. In addition, prior to October 1, 2021, Spectrum Brands may redeem the notes at a redemption price equal to 100% of the principal amounts plus a “make-whole” premium. Spectrum Brands is also entitled to redeem up to 35% of the aggregate principal amount of the notes before October 1, 2019 with an amount of cash equal to the net proceeds that Spectrum Brands raises in equity offerings at specified redemption prices. Further, the indenture governing the 2026 notes (the “2026 notes indenture”) requires Spectrum Brands to make an offer, in cash, to repurchase all or a portion of the applicable outstanding notes for a specified redemption price, including a redemption premium, upon the occurrence of a change of control of Spectrum Brands, as defined in the 2026 notes indenture.

The 2026 notes indenture contains customary covenants that limit, among other things, the incurrence of additional indebtedness, payment of dividends on or redemption or repurchase of equity interests, the making of certain investments, expansion into unrelated businesses, creation of liens on assets, merger or consolidation with another company, transfer or sale of all or substantially all assets, and transactions with affiliates.

In addition, the 2026 notes indenture provides for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to make payments when due or on acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the 2026 notes indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the 2026 notes. If any other event of default under the 2026 notes indenture occurs and is continuing, the trustee for the 2026 notes indenture or the registered holders of at least 25% in the then aggregate outstanding principal amount of the 2026 notes, may declare the acceleration of the amounts due under those notes.

DESCRIPTION OF 2022 NOTES

In this Description of 2022 Notes, (i) “Spectrum Brands” refers to Spectrum Brands, Inc. (“Spectrum”) and any successor obligor on the 2022 notes and not to any of its subsidiaries, affiliates or direct or indirect parent companies and (ii) the terms “we,” “our” and “us” refer to Spectrum and the Guarantors. You can find the definitions of certain terms used in this description under “— Certain Definitions.”

Spectrum Brands issued $570.0 million aggregate principal amount of 2022 notes under the 2022 notes indenture between Spectrum Brands Escrow Corp. (“Escrow Corp.”) and U.S. Bank National Association, as Trustee, as supplemented by: (i) the first supplemental indenture dated as of December 17, 2012, pursuant to which Spectrum Brands, Inc. assumed Escrow Corp.’s obligations under the 2022 notes; and (ii) the second, third, fourth, and fifth supplemental indentures dated March 5, 2014, October 16, 2014, February 24, 2015 and June 23, 2015, respectively, pursuant to which certain Guarantors agreed to Guarantee the 2022 notes.

The following is a summary of the material provisions of the 2022 notes indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the 2022 notes indenture in its entirety because it, and not this description, defines your rights as holders of the 2022 notes. Copies of the 2022 notes indenture are available at the address described under “Where You Can Find More Information.”

Basic Terms of 2022 Notes

The 2022 notes will:

•	be general unsecured obligations of Spectrum, ranking equally in right of payment with all existing and future unsecured senior Indebtedness of Spectrum;

•	be guaranteed by Spectrum’s direct parent, SB/RH Holdings, LLC (“Holdings”), and each of Spectrum’s existing and future Domestic Subsidiaries, which guaranty in each case shall be a senior unsecured obligation of such Guarantor, ranking equally in right of payment with all existing and future senior Indebtedness of such Guarantor;

•	rank senior in right of payment to all of Spectrum’s and the Guarantors’ existing and future Indebtedness that expressly provides for its subordination to the 2022 notes and the Note Guarantees;

•	be effectively subordinated to any secured Indebtedness of Spectrum, to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to all Indebtedness and other liabilities of Spectrum’s subsidiaries that do not guarantee the 2022 notes.

Principal, Maturity and Interest

The 2022 notes will mature on November 15, 2022. Spectrum Brands will pay interest on the 2022 notes semi-annually in arrears on May 15 and November 15 of each year to holders of record on the immediately preceding May 1 and November 1. Interest on the 2022 notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Spectrum Brands will pay interest on overdue principal of the 2022 notes at a rate equal to 1.0% per annum in excess of the rate per annum set forth on the cover of this prospectus and will pay interest on overdue installments of interest at such higher rate, in each case to the extent lawful.

Additional Notes

Subject to the covenants described below, Spectrum Brands may issue additional 2022 notes or may issue 2020 notes or both series (“Additional Notes”) under the 2022 notes indenture in an unlimited aggregate principal amount, having the same terms in all respects as that series of notes, or in all respects except with respect to issue price and interest accrued on or prior to the issue date thereof.

To the extent required by applicable tax regulations, if Additional Notes of a series are not fungible with other notes of such series, the Additional Notes may trade under a separate CUSIP number and may be treated as a separate class for purposes of transfer and exchange. Nevertheless, each series of notes offered hereby and any Additional Notes of such series may, at our election, be treated as a single class for all purposes under the 2022 notes indenture and vote together as one class on all matters with respect to the notes of such series.

Methods of Receiving Payments on the 2022 Notes

If a Holder has given wire transfer instructions to Spectrum Brands at least ten Business Days prior to the applicable payment or redemption date, Spectrum Brands will pay all principal, interest and premium, if any, on that Holder’s 2022 notes in accordance with those instructions. All other payments on 2022 notes will be made at the office or agency of the Paying Agent and Registrar unless Spectrum Brands elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the 2022 Notes

The Trustee is acting as Paying Agent and Registrar. Under the 2022 notes indenture, Spectrum Brands reserves the right to change the Paying Agent or Registrar without prior notice to the Holders, and Spectrum Brands or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange 2022 notes in accordance with the 2022 notes indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Spectrum Brands may require a Holder to pay any taxes and fees required by law or permitted by the 2022 notes indenture. Spectrum Brands is not required to transfer or exchange any 2022 note selected for redemption. Also, Spectrum Brands is not required to transfer or exchange any 2022 note for a period of 15 days before a selection of the 2022 notes to be redeemed.

The registered Holder of a 2022 note will be treated as the owner of such 2022 note for all purposes.

Note Guarantees

Spectrum Brands’ obligations under the 2022 notes and the 2022 notes indenture will be guaranteed, jointly and severally, on a senior unsecured basis, by Holdings and all of the Domestic Subsidiaries of Spectrum. Each Note Guarantee will:

•	be a general, unsecured obligation of the Guarantor;

•	rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Guarantor;

•	rank senior in right of payment to all existing and any future subordinated Indebtedness of the Guarantor;

•	be effectively subordinated to any secured Indebtedness of the Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to all Indebtedness and other liabilities of any of Spectrum’s subsidiaries that do not guarantee the 2022 notes.

The 2022 notes indenture will provide that the obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary, then that newly acquired or created Domestic Subsidiary must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

None of Spectrum’s Foreign Subsidiaries will guarantee the 2022 notes. Spectrum’s Subsidiaries that will not be guaranteeing the 2022 notes had, as of September 30, 2016, approximately 16% of total liabilities and generated 52% of Spectrum’s revenue for the twelve month period ended September 30, 2016. See “Risk Factors—Risks Related to the Notes—The notes will be effectively subordinated to all liabilities of, and claims of creditors of, all of our foreign subsidiaries.” Under the circumstances described below under the caption “— Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Spectrum’s Unrestricted Subsidiaries will not be subject to the restrictive covenants in the 2022 notes indenture and will not guarantee the 2022 notes.

Optional Redemption

2022 notes

At any time prior to November 15, 2017, Spectrum Brands may redeem the 2022 notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of 2022 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.

At any time on or after November 15, 2017, Spectrum Brands may redeem all or a part of the 2022 notes, from time to time, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, in cash, if redeemed during the twelve-month period beginning on November 15 in the years indicated below:

Year	Percentage
2017	103.3125%
2018	102.2083%
2019	101.1042%
2020 and thereafter	100.0000%

Selection and Notice

If less than all of the notes of a series are to be redeemed at any time, the Trustee will select notes of that series for redemption as follows:

(1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No 2022 notes of less than $2,000 shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of the 2022 notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance of the 2022 notes or a satisfaction and discharge of the 2022 notes indenture. Other than in connection with Equity Offerings as described above, notices of redemption may not be conditional.

If any 2022 note is to be redeemed in part only, the notice of redemption that relates to that 2022 note shall state the portion of the principal amount thereof to be redeemed. A new 2022 note in principal amount equal to the unredeemed portion of the original 2022 note will be issued in the name of the Holder thereof upon cancellation of the original 2022 note. The 2022 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 2022 notes or portions of them called for redemption.

Mandatory Redemption; Open Market Purchases and Other Purchases

Spectrum Brands is not required to make mandatory redemption or sinking fund payments with respect to the 2022 notes.

From time to time, Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates may acquire any series of 2022 notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates (as applicable) may determine (or as may be provided for in the 2022 notes indenture), which may be more or less than the consideration for which such series of 2022 notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2022 notes indenture. There can be no assurance as to which, if any, of these alternatives or combinations thereof Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates may choose to pursue in the future.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of 2022 notes will have the right to require Spectrum Brands to repurchase all or any part (equal to $2,000 or a higher multiple of $1,000) of that Holder’s 2022 notes pursuant to a Change of Control Offer on the terms set forth in the 2022 notes indenture. In the Change of Control Offer, Spectrum Brands will offer a payment (such payment, a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of 2022 notes repurchased, plus accrued and unpaid interest thereon, to the date of purchase. Within 30 days following any Change of Control, Spectrum Brands will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2022 notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the 2022 notes indenture and described in such notice. Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 2022 notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2022 notes indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2022 notes indenture by virtue of such compliance.

On or before the Change of Control Payment Date, Spectrum Brands will, to the extent lawful:

(1) accept for payment all 2022 notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2022 notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the 2022 notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of 2022 notes or portions thereof being purchased by Spectrum Brands.

The Paying Agent will promptly mail or wire transfer to each Holder of 2022 notes properly tendered the Change of Control Payment for such 2022 notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2022 note equal in principal amount to any unpurchased portion of the 2022 notes surrendered, if any; provided that such new 2022 note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.

Spectrum Brands’ Credit Agreement provides that certain change of control events with respect to Spectrum Brands would constitute a default under such agreement. Any future credit agreements or other agreements to which Spectrum Brands becomes a party may contain similar provisions. Spectrum Brands’ ability to pay cash to the Noteholders following the occurrence of a Change of Control may be limited by Spectrum Brands’ then existing financial resources. Moreover, the exercise by the Noteholders of their right to require Spectrum Brands to purchase the 2022 notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Spectrum Brands. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the 2022 notes. See “Risk Factors—Risks Related to the Notes—We may not be able to make the change of control offer required by the indentures.”

Spectrum Brands will not be required to make a Change of Control Offer with respect to a series of 2022 notes upon a Change of Control if (1) a third party makes the Change of Control Offer with respect to such series in the manner, at the times and otherwise in compliance with the requirements set forth in the 2022 notes indenture applicable to a Change of Control Offer made by Spectrum Brands and purchases all 2022 notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption with respect to such series has been given pursuant to the 2022 notes indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control or other events, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The provisions under the 2022 notes indenture relative to Spectrum Brand’s obligation to make a Change of Control Offer with respect to a series of 2022 notes may be waived or modified with the written consent of the holders of a majority in principal amount of the 2022 notes of that series then outstanding.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Spectrum Brands and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the 2022 notes to require Spectrum Brands to repurchase such 2022 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Spectrum Brands and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit Spectrum Brands’ Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a “Change of Control” under the 2022 notes indenture that would trigger the rights of a holder of 2022 notes to require a repurchase of the 2022 notes pursuant to this covenant.

Asset Sales

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Spectrum Brands (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefore received by Spectrum Brands or such Restricted Subsidiary is in the form of Cash Equivalents or Replacement Assets. For purposes of this clause, each of the following shall be deemed to be Cash Equivalents:

(a) any liabilities (as shown on Spectrum Brands’ or such Restricted Subsidiary’s most recent balance sheet) of Spectrum Brands or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the 2022 notes or any Note Guarantee and liabilities to the extent owed to Spectrum Brands or any Affiliate of Spectrum Brands) that are assumed by the transferee of any such assets and with respect to which Spectrum Brands and its Restricted Subsidiaries are unconditionally released from further liability in writing or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(b) any securities, notes or other obligations or assets received by Spectrum Brands or any such Restricted Subsidiary from such transferee that are converted by Spectrum Brands or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of the applicable Asset Sale; and

(c) any Designated Non-cash Consideration received by Spectrum Brands or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $10.0 million or 1.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

If at any time any non-cash consideration received by Spectrum Brands or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Spectrum Brands may apply such Net Proceeds at its option:

(1) to repay secured Indebtedness or Indebtedness of a non-Guarantor Restricted Subsidiary owed to a Person that is not an Affiliate of Spectrum Brands and, except in the case of Indebtedness under the Revolving Credit Agreement, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to prepay, repay or repurchase any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries which is not expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2022 notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor; or

(3) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; provided that, if during the 365 day period following the consummation of an Asset Sale, Spectrum Brands or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply the Net Proceeds in accordance with the requirements of this clause (3) after such 365 day period, such 365 day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) or, if earlier, the date of termination of such agreement.

Following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, Cash Equivalents (whether or not actual Net Proceeds of such Asset Sale) used for the purposes described in clause (3) that are designated as used in accordance with clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Proceeds applied in accordance with clause (3).

Pending the final application of any such Net Proceeds, Spectrum Brands may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the 2022 notes indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (1), (2) or (3) of the second preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $50.0 million, Spectrum Brands will make an Asset Sale Offer to all Noteholders and all holders of other Indebtedness that is pari passu with the 2022 notes or any Note Guarantee containing provisions similar to those set forth in the 2022 notes indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the 2022 notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. Spectrum Brands and its Restricted Subsidiaries may make an Asset Sale Offer under this section using Net Proceeds prior to the time any such Net Proceeds become Excess Proceeds, in which case such Net Proceeds shall be deemed to have been applied within the time frame required by this covenant. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the 2022 notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Spectrum Brands may use such Excess Proceeds for any purpose not otherwise prohibited by the 2022 notes indenture. If the aggregate principal amount of the 2022 notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the 2022 notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of the 2022 notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the 2022 notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the 2022 notes indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2022 notes indenture by virtue of such compliance.

Suspension of Certain Covenants

If at any time after the Issue Date that (i) the 2022 notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the 2022 notes indenture, Spectrum Brands and its Restricted Subsidiaries will not be subject to the covenants in the 2022 notes indenture specifically listed under the following captions in this “Description of Notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) “—Certain Covenants—Restricted Payments (except to the extent applicable under the definition of “Unrestricted Subsidiary”)”;

(3) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “—Certain Covenants—Limitation on Transactions with Affiliates”;

(5) “—Asset Sales”; and

(6) clause (3) under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Additionally, during such time as the above referenced covenants are suspended (a “Suspension Period”), Spectrum Brands will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

In the event that Spectrum Brands and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then Spectrum Brands and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.

On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to clause (b)(2) under “—Incurrence of Indebtedness and Issuance of Preferred Stock.” For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of clause (A) of “—Restricted Payments,” calculations under such covenant shall be made as though such covenant had been in effect during the Suspension Period. Restricted Payments made during the Suspension Period not otherwise permitted pursuant under clause (B) of the “—Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (3) of clause (A) of such covenant. For purposes of the “Asset Sales” covenant, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).

There can be no assurance that the 2022 notes will ever achieve or maintain a rating of Investment Grade from the Rating Agencies.

Certain Covenants

Restricted Payments

(A) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Spectrum Brands or any of its Restricted Subsidiaries) or to the direct or indirect holders of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of Spectrum Brands or to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands; and (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividends, payments or distributions payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not Wholly Owned, Spectrum Brands or a Restricted Subsidiary receives at least its pro rata share of such dividends, payments or distributions in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Spectrum Brands) any Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands, including Holdings;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the 2022 notes or the Note Guarantees, except (a) payments of interest on or after Stated Maturity thereof, (b) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value of principal on or after the date that is one year prior to the Stated Maturity thereof or (c) payments on Indebtedness permitted to be incurred pursuant to clause (6) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(4) make any Restricted Investment.

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) Spectrum Brands would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Spectrum Brands and its Restricted Subsidiaries after June 16, 2010 (excluding Restricted Payments permitted by clauses (2), (3) (4) (to the extent such dividends are paid to Spectrum Brands or any of its Restricted Subsidiaries) and (5), (6), (8), (9)(i), (ii) or (iv), (10), (11), (12) and (13) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Spectrum Brands for the period (taken as one accounting period) from April 1, 2010 to the end of Spectrum Brands’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds (and fair market value of marketable securities or other property) received by Spectrum Brands after June 16, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Spectrum Brands or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Spectrum Brands that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Spectrum Brands); plus

(c) with respect to Restricted Investments made by Spectrum Brands and its Restricted Subsidiaries after June 16, 2010, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Spectrum Brands or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by Spectrum Brands or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(B) So long as, in the case of clauses (7) and (8), no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as applicable, if at said date of declaration or notice such payment would have complied with the provisions of the 2022 notes indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Spectrum Brands or any Guarantor or of any Equity Interests (including Disqualified Stock) of Spectrum Brands or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of Spectrum Brands or sale (other than to a Subsidiary of Spectrum Brands) of, Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands (other than Disqualified Stock) contributed to the equity of Spectrum Brands, in each case, within 60 days of such redemption, repurchase, retirement, defeasance or other acquisition; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3) the defeasance, repayment, redemption, repurchase or other acquisition of subordinated Indebtedness of Spectrum Brands or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of Spectrum Brands to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of an offering of, Equity Interests (other than Disqualified Stock) of Spectrum Brands or other contributions to the common equity capital of Spectrum Brands, in each case within 60 days of the acquisition of such Investment; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other convertible or exchangeable securities or the vesting of restricted stock, restricted stock units or similar instruments if such Capital Stock represents fractional shares or all or a portion of the exercise price thereof or withholding taxes payable in connection with the exercise thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of (or payments to Holdings to fund any such repurchase, redemption or other acquisition of value) any Equity Interests of Holdings (or any direct or indirect parent of Holdings) or Spectrum Brands held by any employee, former employee, director or former director of Spectrum Brands (or any of its Restricted Subsidiaries) or Holdings (or any direct or indirect parent of Holdings) or any permitted transferee of any of the foregoing pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year, and any payment by Spectrum Brands to Holdings to enable Holdings (or any direct or indirect parent of Holdings) to make such payments, shall not exceed the sum of (x) $5.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (7) in prior fiscal years; provided that no more than $10.0 million may be carried forward in any fiscal year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by Spectrum Brands or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Spectrum Brands or any direct or indirect parent of Spectrum Brands (to the extent contributed to Spectrum Brands) to members of management, directors, employees or consultants of Spectrum Brands, its Restricted Subsidiaries or any direct or indirect parent of Spectrum Brands that occurs after the Issue Date (provided that the amount of cash proceeds utilized for any such repurchase, redemption or other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3)(b) of the preceding paragraph (A)); plus

(b) the cash proceeds of key man life insurance policies received by Spectrum Brands or any direct or indirect parent of Spectrum Brands (to the extent contributed to Spectrum Brands) or the Restricted Subsidiaries after the Issue Date;

provided that cancellation of Indebtedness owing to Spectrum Brands or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Spectrum Brands, any Restricted Subsidiary or the direct or indirect parents of Spectrum Brands in connection with a repurchase of Equity Interests of Spectrum Brands or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 2022 notes indenture;

(8) the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness required in accordance with provisions applicable thereto similar to those described under the “Asset Sales” and “Change of Control” covenants; provided that all 2022 notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9) (x) payments made to Holdings (i) to allow Holdings (or any direct or indirect parent of Holdings) to pay administrative expenses and corporate overhead, franchise fees, public company costs (including SEC and auditing fees) and customary director fees in an aggregate amount not to exceed $5.0 million in any calendar year; (ii) to allow Holdings to pay premiums and deductibles in respect of directors and officers insurance policies and umbrella excess insurance policies obtained from third-party insurers and indemnities for the benefit of its directors, officers and employees, (iii) to allow Holdings or such other parent of Spectrum Brands to pay reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or any unsuccessful acquisition or strategic transaction by such direct or indirect parent company of Spectrum Brands and (iv) to allow Holdings (or any direct or indirect parent of Holdings) to pay income taxes attributable to Spectrum Brands and its Subsidiaries in an amount not to exceed the amount of such taxes that would be payable by Spectrum Brands and its Subsidiaries on a stand-alone basis (if Spectrum Brands were a corporation and parent of a consolidated group including its Subsidiaries); provided that any payments pursuant to this clause (iv) in any period not otherwise deducted in calculating Consolidated Net Income shall be deducted in calculating Consolidated Net Income for such period (and shall be deemed to be a provision for taxes for purposes of calculating Consolidated Cash Flow for such period);

(10) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of 10% of Consolidated Net Tangible Assets and $120.0 million;

(11) (A) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Spectrum Brands or any Restricted Subsidiary or preferred stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or preferred stock when due at final maturity in accordance with its terms and (B) the declaration and payment of dividends to a direct or indirect parent company of Spectrum Brands, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of preferred stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that (i) the aggregate amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Spectrum Brands from the sale of such preferred stock and (ii) the amount of cash used to make any payments pursuant to this clause (B) shall be excluded from calculations pursuant to clause (3) of the first paragraph above and shall not be used for the purpose of any other Restricted Payment;

(12) (a) any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates and (b) any Restricted Payments used to fund the Prior Transactions and the fees and expenses related thereto, including those owed to Affiliates;

(13) any “deemed dividend” resulting under the tax laws from, or in connection with, the filing of a consolidated or combined tax return by Holdings or any direct or indirect parent of Spectrum Brands (and not involving any cash distribution from Spectrum Brands or any Restricted Subsidiary except as permitted by clause (9)(iv) above); and

(14) the payment of dividends to Holdings to fund a payment of dividends on Holdings’ common stock (or the common stock of any direct or indirect parent of Holdings), following the first public offering of Holdings’ common stock (or the common stock of any of its direct or indirect parent companies) after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to Spectrum Brands as a contribution to equity in or from any such public offering.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Spectrum Brands or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities in excess of $10.0 million that are required to be valued by this covenant shall be determined by the Board of Directors.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Spectrum Brands will be entitled to divide, classify or re-classify (based on circumstances existing on the date of such reclassification) such restricted payment or portion thereof in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

(a) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Spectrum Brands will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that Spectrum Brands or any Guarantor may incur Indebtedness, if the Fixed Charge Coverage Ratio for Spectrum Brands’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b) Paragraph (a) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Spectrum Brands or any Guarantor of Indebtedness (including Indebtedness under the Revolving Credit Agreement, the Term Loan Agreement and the Existing Senior Secured Notes) under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Spectrum Brands and its Restricted Subsidiaries thereunder) not to exceed the sum of (A) the greater of $500 million and the Borrowing Base; and (B) the greater of (x) $2,000 million and (y) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and application of the net proceeds therefrom), the Secured Leverage Ratio would be no greater than 3.25 to 1.0 (provided that only Indebtedness that is secured by a Lien may be incurred under clause (y)); less the aggregate amount of all Net Proceeds of Asset Sales applied by Spectrum Brands or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by Spectrum Brands and the Guarantors of Indebtedness represented by the 2022 notes and the related Note Guarantees;

(4) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets that are used or useful in the Permitted Business, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 365 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (a) $200.0 million and (b) 17.5% of Consolidated Net Tangible Assets of Spectrum Brands;

(5) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the 2022 notes indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (10) or (11) of this paragraph;

(6) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Spectrum Brands or any of its Restricted Subsidiaries; provided, however, that:

(a) if Spectrum Brands or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2022 notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Spectrum Brands or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Spectrum Brands or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Spectrum Brands or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by Spectrum Brands or any Restricted Subsidiary of Indebtedness of Spectrum Brands or a Restricted Subsidiary of Spectrum Brands that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of additional Indebtedness in an aggregate principal amount (or accreted amount as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed the greater of (a) $250.0 million and (b) 20% of Consolidated Net Tangible Assets of Spectrum Brands;

(9) the incurrence of Indebtedness by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Acquired Debt; provided that after giving effect to the incurrence thereof, Spectrum Brands either (x) could incur $1.00 of indebtedness under paragraph (a) above or (y) would have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Spectrum Brands for the four-quarter period immediately prior to such transaction;

(11) the incurrence of Indebtedness of Foreign Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $300.0 million, and Guarantees thereof by any Foreign Subsidiary;

(12) (A) Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations or health, disability or other benefits to employees or former employees or their families, and Indebtedness incurred in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, in each case incurred in the ordinary course of business, including guarantees or obligations of Spectrum Brands or any Restricted Subsidiary with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed); and (B) Indebtedness consisting of the financing of insurance premiums, in the ordinary course of business;

(13) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(14) Indebtedness of Spectrum Brands or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $5.0 million at any time outstanding;

(15) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchased in the ordinary course of business;

(16) Contribution Indebtedness; and

(17) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of Spectrum Brands or any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (17), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (17) does not exceed $50.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to paragraph (a) of this covenant, Spectrum Brands will be permitted to divide, classify or reclassify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant; and

In addition, any Indebtedness originally classified as incurred pursuant to paragraph (a) or clauses (1) through (17) above may later be reclassified by Spectrum Brands such that it will be deemed as having been incurred pursuant to another of such clauses or paragraph (a) above to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or paragraph (a) at the time of such reclassification (based on circumstances existing at the time of such reclassification). If any Contribution Debt is designated as incurred under any provision other than clause (16) under paragraph (b), the related issuance of Equity Interests may be included in any calculation under paragraph (A)(3)(b) of “Restricted Payments.”

Subject to the foregoing, any Indebtedness incurred pursuant to clause (1) above shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provides that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

The amount of Indebtedness incurred in any foreign currency for purposes of the 2022 notes indenture shall be converted into U.S. dollars at the time of incurrence and the amount of such Indebtedness outstanding will not be deemed to change as a result of fluctuations in currency exchange rates after such date of incurrence.

Spectrum Brands shall not incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of Spectrum Brands unless it is subordinated in right of payment to the 2022 notes at least to the same extent. No Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to the Indebtedness of such Guarantor unless it is subordinated in right of payment to such Guarantor’s Note Guarantee at least to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness of Spectrum Brands or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, without effectively providing that the 2022 notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the 2022 notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, Spectrum Brands shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in subclause (x) of the second paragraph of the definition of “Indebtedness”.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Spectrum Brands or any of its Restricted Subsidiaries or pay any liabilities owed to Spectrum Brands or any of its Restricted Subsidiaries;

(2) make loans or advances to Spectrum Brands or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Spectrum Brands or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of or with respect to:

(1) the Revolving Credit Agreement, the Term Loan Agreement, Existing Indebtedness or any other agreements as in effect on the Issue Date;

(2) applicable law, rule, regulation or order;

(3) any Person or the property or assets of a Person acquired by Spectrum Brands or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) in the case of clause (3) of the first paragraph of this covenant:

(a) provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(b) restrictions existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Spectrum Brands or any Restricted Subsidiary not otherwise prohibited by the 2022 notes indenture; or

(c) restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Spectrum Brands or any Restricted Subsidiary in any manner material to Spectrum Brands or any Restricted Subsidiary;

(5) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other agreements;

(6) any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) Indebtedness of a Foreign Subsidiary permitted to be incurred under the 2022 notes indenture; provided that (a) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (b) such encumbrances or restrictions will not materially (in good faith by the Board of Directors of Spectrum Brands) impair Spectrum Brands’ ability to make principal and interest payments on the 2022 notes, as determined;

(8) the 2022 notes indenture, the 2022 notes, any Additional Notes or the Guarantees;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such restrictions will not materially (in the good faith judgment of the Board of Directors of Spectrum Brands) impair Spectrum Brands’ ability to make principal and interest payments on the 2022 notes;

(11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which Spectrum Brands or any of its Restricted Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Spectrum Brands or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Spectrum Brands or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(12) any instrument governing any Indebtedness or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary and was not entered into in contemplation of the designation of such Subsidiary as a Restricted Subsidiary; provided that, in the case of Indebtedness, the incurrence of such Indebtedness as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of the 2022 notes indenture;

(13) purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of the first paragraph of this covenant on the property so acquired; and

(14) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Spectrum Brands’ Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands to other Indebtedness Incurred by Spectrum Brands or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

Spectrum Brands will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Spectrum Brands is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) Spectrum Brands is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Spectrum Brands under the 2022 notes, the 2022 notes indenture, and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists; and

(3) immediately after giving effect to such transaction on a pro forma basis, Spectrum Brands or the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be (i) permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Spectrum Brands for the four-quarter period immediately prior to such transaction.

In addition, neither Spectrum Brands nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (2) and (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease, conveyance or other disposition of assets between or among Spectrum Brands and any of its Restricted Subsidiaries.

Transactions with Affiliates

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving payments of consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Spectrum Brands or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Spectrum Brands or such Restricted Subsidiary with a Person that is not an Affiliate of Spectrum Brands; and

(2) Spectrum Brands delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Spectrum Brands and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of Spectrum Brands;

(3) Restricted Payments that are permitted by the provisions of the 2022 notes indenture described above under the caption “—Restricted Payments,” or any Permitted Investments;

(4) any sale of Capital Stock (other than Disqualified Stock) of Spectrum Brands;

(5) loans and advances to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries or Holdings (or any direct or indirect parent of Holdings) for bona fide business purposes in the ordinary course of business consistent with past practice;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Spectrum Brands or any of its Restricted Subsidiaries with officers and employees of Spectrum Brands or any of its Restricted Subsidiaries or Holdings (or any direct or indirect parent of Holdings) and the payment of compensation to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7) any agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or any replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Spectrum Brands and its Restricted Subsidiaries than the original agreement as in effect on the Issue Date, as determined in good faith by Spectrum Brands’ Board of Directors, and any transactions contemplated by any of the foregoing agreements or arrangements;

(8) transactions with customers, clients, suppliers, joint ventures, joint venture partners, Unrestricted Subsidiaries or purchasers or sellers of goods and services, in each case in the ordinary course of business and on terms no less favorable than that available from non-affiliates (as determined by Spectrum Brands) and otherwise not prohibited by the 2022 notes indenture;

(9) any transaction with an Affiliate (i) where the only consideration paid by Spectrum Brands or any Restricted Subsidiary is Qualified Equity Interests or (ii) consisting of the provision of customary registration rights;

(10)(a) the payment of all Transaction Expenses by Spectrum Brands and its Restricted Subsidiaries and (b) the payment of all Prior Transaction Expenses by Spectrum Brands and its Restricted Subsidiaries;

(11) any merger, consolidation or reorganization of Spectrum Brands (otherwise permitted by the 2022 notes indenture) with an Affiliate of Spectrum Brands solely for the purpose of (a) reorganizing to facilitate an initial public offering of securities of Spectrum Brands or a direct or indirect parent of Spectrum Brands, (b) forming or collapsing a holding company structure or (c) reincorporating Spectrum Brands in a new jurisdiction;

(12) transactions between Spectrum Brands or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of Spectrum Brands or any direct or indirect parent of Spectrum Brands; provided that such director abstains from voting as a director of Spectrum Brands or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(13) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith that is consistent with paragraph (b)(9)(iv) of the “—Restricted Payments” covenant; and

(14) transactions in which Spectrum Brands or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Spectrum Brands or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Spectrum Brands or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the aggregate fair market value of all outstanding Investments owned by Spectrum Brands and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any Property of, Spectrum Brands or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands that would not be permitted under “Transactions with Affiliates” and;

(b) except as permitted under clauses (1) and (2) above is a Person with respect to which neither Spectrum Brands nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

(5) no Default or Event of Default would be in existence following such designation.

If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the 2022 indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Spectrum Brands as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the 2022 notes indenture, Spectrum Brands shall be in default under the 2022 notes indenture.

The Board of Directors of Spectrum Brands may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Spectrum Brands of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Guarantees

If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Escrow Release Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Spectrum Brands or another Guarantor unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the 2022 notes indenture, Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) except in the case of Holdings, such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor (other than Holdings) will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Spectrum Brands or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) if Spectrum Brands designates such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the 2022 notes indenture;

(3) upon legal or covenant defeasance of the 2022 notes or satisfaction and discharge of the 2022 notes indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge” or;

(4) upon a sale of Capital Stock which causes such Guarantor to cease to be a Subsidiary if such sale does not violate any of the provisions of the 2022 notes indenture; provided that such Guarantor is concurrently released from any other Guarantees of Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries at such time.

Reports

From and after the Escrow Release Date, so long as any 2022 notes are outstanding, Spectrum Brands will file with the U.S. Securities and Exchange Commission (“Commission”) and furnish to the Trustee and, upon request, to the Holders:

(1) within 90 days after the end of each fiscal year, an annual report on Form 10-K;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report on Form 10-Q; and

(3) promptly from time to time after the occurrence of an event required to be therein reported pursuant to Form 8-K, a current report on Form 8-K.

If Spectrum Brands is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Spectrum Brands will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing. If the Commission will not accept Spectrum Brands’ filings for any reason, Spectrum Brands will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if Spectrum Brands were required to file those reports with the Commission. Spectrum Brands will not take any action for the purpose of causing the Commission not to accept any such filings. Any information filed with, or furnished to, the Commission via EDGAR shall be deemed to have been made available to the Trustee and the registered holders of the 2022 notes.

Notwithstanding the foregoing, if Holdings or any other direct or indirect parent of Spectrum Brands fully and unconditionally guarantees the 2022 notes, the filing of such reports by such parent within the time periods specified above will satisfy such obligations of Spectrum Brands; provided that such reports shall include the information required by Rule 3-10 of Regulation S-X with respect to Spectrum Brands and the Guarantors.

Spectrum Brands shall distribute such information and such reports to the Trustee, and make them available, upon request, to any Holder and to any such prospective investor or securities analyst. To the extent not satisfied by the foregoing, Spectrum Brands shall also make publicly available the information required to be available pursuant to Rule 144A(d)(4) under the Securities Act.

Activities of Holdings

Holdings shall not engage in any material activities or hold any material assets other than holding the Capital Stock of Spectrum Brands and those activities incidental thereto and will not incur any material liabilities other than liabilities relating to its Guarantee of the 2022 notes, its Guarantee of any other Indebtedness of Spectrum Brands or any of its Subsidiaries and any other obligations or liabilities incidental to its activities as a holding company.

Events of Default and Remedies

Each of the following is an Event of Default with respect to a series of 2022 notes:

(1) default for 30 days in the payment when due of interest on such series of 2022 notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on such series of 2022 notes;

(3) failure by Spectrum Brands or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” or the provisions described in the second paragraph under the caption “—Certain Covenants—Guarantees”;

(4) failure by Spectrum Brands or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of 2022 notes outstanding to comply with any of the other agreements in the 2022 notes indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Spectrum Brands or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Spectrum Brands or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment of principal at the final maturity of such Indebtedness (a “Payment Default”);

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6) failure by Spectrum Brands or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the 2022 notes indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any authorized Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to Spectrum Brands, any Significant Subsidiary of Spectrum Brands (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Spectrum Brands, all outstanding 2022 notes will become due and payable immediately without further action or notice. If any other Event of Default with respect to a series of 2022 notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2022 notes of such series may declare all the 2022 notes of such series to be due and payable immediately by notice in writing to Spectrum Brands specifying the Event of Default.

Holders of the 2022 notes may not enforce the 2022 notes indenture or the 2022 notes except as provided in the 2022 notes indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2022 notes of a series may direct the Trustee in its exercise of any trust or power with respect to such series of 2022 notes. The Trustee may withhold from Holders of the 2022 notes of such series notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of a series of 2022 notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2022 notes of such Series waive any existing Default or Event of Default and its consequences under the 2022 notes indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2022 notes of such series. The Holders of a majority in principal amount of a series of 2022 notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of 2022 notes. However, the Trustee may refuse to follow any direction that conflicts with law or the 2022 notes indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of such series of 2022 notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

A Holder may not institute any proceeding, judicial or otherwise, with respect to the 2022 notes indenture or the 2022 notes, or form the appointment of a recipient or a trustee, or pursue any remedy with respect to the 2022 notes indenture or the 2022 notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding 2022 notes of a series make a written request to the Trustee to pursue the remedy with respect to such series of 2022 notes;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 2022 notes of such series do not give the Trustee a direction that is inconsistent with the request with respect to such series of 2022 notes.

However, such limitations do not apply to the right of any Holder of a 2022 note to receive payment of the principal of, premium, if any, or interest on, such 2022 note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 2022 notes, which right shall not be impaired or affected without the consent of the Holder.

Spectrum Brands is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the 2022 notes indenture. Upon becoming aware of any Default or Event of Default, Spectrum Brands is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or controlling person of Spectrum Brands or any Guarantor, as such, shall have any liability for any obligations of Spectrum Brands or the Guarantors under the 2022 notes, the 2022 notes indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2022 notes by accepting a 2022 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2022 notes.

Legal Defeasance and Covenant Defeasance

Spectrum Brands may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2022 notes of a series (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding 2022 notes of a series to receive payments in respect of the principal of, or interest or premium, if any, on such series of 2022 notes when such payments are due from the trust referred to below;

(2) Spectrum Brands’ obligations with respect to such series of 2022 notes concerning issuing temporary 2022 notes, registration of 2022 notes, mutilated, destroyed, lost or stolen 2022 notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Spectrum Brands’ and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 2022 notes indenture.

In addition, Spectrum Brands may, at its option and at any time, elect to have the obligations of Spectrum Brands and the Guarantors released with respect to a series of 2022 notes with respect to most covenants that are described in the 2022 notes indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to such series of 2022 notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute Events of Default with respect to such series of 2022 notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of 2022 notes:

(1) Spectrum Brands must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series of 2022 notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion as a matter of policy, in the opinion of Spectrum Brands’ chief financial officer) to pay the principal of, or interest and premium, if any, on the outstanding 2022 notes of such series on the stated maturity or on the applicable redemption date, as the case may be, and Spectrum Brands must specify whether such series of 2022 notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Spectrum Brands shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Spectrum Brands has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding 2022 notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Spectrum Brands shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding 2022 notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit other than a Default resulting from the borrowing of funds to be applied to such deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Spectrum Brands or any of its Subsidiaries is a party or by which Spectrum Brands or any of its Subsidiaries is bound;

(6) Spectrum Brands must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Spectrum Brands with the intent of preferring the Holders of 2022 notes of such series over the other creditors of Spectrum Brands with the intent of defeating, hindering, delaying or defrauding creditors of Spectrum Brands or others;

(7) if the 2022 notes are to be redeemed prior to their stated maturity, Spectrum Brands must deliver to the Trustee irrevocable instructions to redeem all of the 2022 notes of such series on the specified redemption date; and

(8) Spectrum Brands must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

In the case of legal or covenant defeasance, all Guarantees and Liens will be released.

Amendment, Supplement and Waiver

Except as provided in the next succeeding paragraphs, with respect to a series of 2022 notes, the 2022 notes indenture, the 2022 notes or the Guarantees with respect to such series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of such series of 2022 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of 2022 notes), and any existing Default or Event of Default or compliance with any provision of the 2022 notes indenture, the 2022 notes or the Guarantees with respect to such series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 2022 notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of 2022 notes).

Without the consent of each Holder of 2022 notes of such series affected, an amendment, supplement or waiver may not (with respect to such series of 2022 notes held by a non-consenting Holder):

(1) reduce the principal amount of the 2022 notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any 2022 note or alter the provisions, or waive any payment, with respect to the redemption of the 2022 notes (other than the notice period with respect to the redemption of the 2022 notes);

(3) reduce the rate of or change the time for payment of interest on any 2022 note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the 2022 notes (except a rescission of acceleration of the 2022 notes by the Holders of at least a majority in aggregate principal amount of the then outstanding 2022 notes and a waiver of the payment default that resulted from such acceleration);

(5) make any 2022 note payable in money other than U.S. dollars;

(6) make any change in the provisions of the 2022 notes indenture relating to waivers of past Defaults or the rights of Holders of 2022 notes to receive payments of principal of, or interest or premium, if any, on the 2022 notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the 2022 notes indenture, except in accordance with the terms of the 2022 notes indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the 2022 notes or the Note Guarantees;

(9) amend, change or modify the obligation of Spectrum Brands to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen, or the obligation of Spectrum Brands to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders—Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant, consent to the assignment or transfer by Spectrum Brands of any of its rights or obligations under the 2022 notes indenture; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of the 2022 notes of such series, Spectrum Brands, the Guarantors and the Trustee may amend or supplement the 2022 notes indenture, the 2022 notes or the Guarantees with respect to such series:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated 2022 notes in addition or in place of certificated 2022 notes of such series;

(3) to provide for the assumption of Spectrum Brands’ or any Guarantor’s obligations to Holders of 2022 notes of such series in the case of a merger or consolidation or sale of all or substantially all of Spectrum Brands’ or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of 2022 notes of such series or that does not adversely affect the legal rights under the 2022 notes indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the 2022 notes indenture under the Trust Indenture Act;

(6) to comply with the provision described under “Certain Covenants—Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the 2022 notes indenture; or

(9) to conform any provision to this “Description of Notes.”

Satisfaction and Discharge

The 2022 notes indenture will be discharged and will cease to be of further effect as to a series of 2022 notes issued thereunder, when:

(1) either:

(a) all 2022 notes of such series that have been authenticated (except lost, stolen or destroyed 2022 notes that have been replaced or paid and 2022 notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Spectrum Brands) have been delivered to the Trustee for cancellation; or

(b) all 2022 notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Spectrum Brands or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such series of 2022 notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the 2022 notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing with respect to such series of 2022 notes on the date of such deposit or shall occur as a result of such deposit (other than from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than the 2022 notes indenture) to which Spectrum Brands or any Guarantor is a party or by which Spectrum Brands or any Guarantor is bound;

(3) Spectrum Brands or any Guarantor has paid or caused to be paid all sums payable by it under the 2022 notes indenture with respect to such series of 2022 notes; and

(4) Spectrum Brands has delivered irrevocable instructions to the Trustee under the 2022 notes indenture to apply the deposited money toward the payment of the 2022 notes of such series at maturity or the redemption date, as the case may be.

In addition, Spectrum Brands must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Spectrum Brands or any Guarantor, the 2022 notes indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The 2022 notes indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2022 notes indenture at the request of any Holder of the 2022 notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the 2022 notes indenture. Reference is made to the 2022 notes indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Spectrum of all or substantially all of the business (including, without limitation, all assets, licenses and related operations) of the HHI Business (as defined in the Acquisition Agreement) and the TLM Business (as defined in the Acquisition Agreement) from Stanley Black & Decker, Inc. pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Acquisition Agreement dated October 8, 2012 by and between Stanley Black & Decker, Inc. and Spectrum, as amended, supplemented or modified from time to time prior to the Escrow Release Date or thereafter, in accordance with its terms.

“Acquisition Documents” means the Acquisition Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Escrow Release Date or thereafter.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings; provided further that Paula Grundstücksverwaltungsgesellschaft mbH & Co. Vermietungs-KG, Mannheim shall not be deemed an Affiliate of Spectrum Brands or any of its Restricted Subsidiaries solely by virtue of the beneficial ownership by Spectrum Brands or its Restricted Subsidiaries of up to 20% of the Voting Stock of such entity.

“Applicable Premium” means, with respect to any 2022 note on any redemption date, the greater of

(i) 1.0% of the principal amount of such 2022 note; or

(ii) the excess of:

(a) the present value at such redemption date of (i) the redemption price of such 2022 note at November 15, 2016 (in the case of the 2020 notes) or November 15, 2017 (in the case of the 2022 notes) (such redemption price being set forth in the table appearing below), plus (ii) all required interest payments due on such 2022 note through November 15, 2016 (in the case of the 2020 notes) or November 15, 2017 (in the case of the 2022 notes) excluding accrued but unpaid interest to the applicable redemption date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such 2022 note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets of Spectrum Brands or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the 2022 notes indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under “—Repurchase at the Option of Holders—Asset Sale”; and

(2) the issuance of Equity Interests (other than directors’ qualifying shares) by any of Spectrum Brands’ Restricted Subsidiaries or the sale by Spectrum Brands or any Restricted Subsidiary of Equity Interests (other than directors’ qualifying shares) in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $15.0 million;

(2) a transfer of assets between or among Spectrum Brands and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to Spectrum Brands or to another Restricted Subsidiary;

(4) the sale, lease, assignment or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business and any other non-recourse factoring of accounts receivable pursuant to a factoring program sponsored by a retailer of national standing in partnership with a financial institution or otherwise entered into by Spectrum Brands or any of its subsidiaries with a financial institution;

(5) the sale or other disposition of Cash Equivalents;

(6) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or no longer used or required for use in the ordinary course of the business of Spectrum Brands or its Restricted Subsidiaries;

(8) the licensing of intellectual property in the ordinary course of business;

(9) any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the 2022 notes indenture;

(10) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(11) foreclosure or any similar action with respect to any property or other asset of Spectrum Brands or any of its Restricted Subsidiaries, which foreclosure or other similar action does not otherwise constitute a Default;

(12) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(13) the unwinding of any Hedging Obligation.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is affected.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(2) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means the sum of (A) 80% of the net book value of accounts receivable of Spectrum Brands and its Restricted Subsidiaries and (B) 60% of the net book value of inventory of Spectrum Brands and its

Restricted Subsidiaries (with accounts receivable and inventory calculated on the basis that all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company and its Restricted Subsidiaries prior to or substantially contemporaneous with the date of any calculation shall be included or excluded, as the case may be, on a pro forma basis with such calculations made in good faith by a responsible financial or accounting officer of the Company).

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (a) United States dollars, Euros, British Pounds Sterling or any other currencies received in the ordinary course of business; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (c) time deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any bank or trust company organized or licensed under the laws of the United States or any state thereof or the District of Columbia whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having at least a “P-1” rating from Moody’s or “A-1” from S&P and in each case maturing within nine months after the date of acquisition; (f) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having the highest ratings obtainable from Moody’s or S&P and maturing within six months from the date of acquisition thereof; (g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and (h) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities or arising from (i) services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox or stop payment services, (ii) commercial credit card and merchant card services; and (iii) other banking products or services (other than letters of credit and leases).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Spectrum Brands and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of Spectrum Brands;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of Spectrum Brands or Holdings other than a Permitted Holder; provided that such event shall not be deemed a Change of Control so long as one or more Permitted Holders shall Beneficially Own more of the voting power of the Voting Stock of Spectrum Brands or Holdings than such person or group;

(4) the first day on which a majority of the members of the Board of Directors of Spectrum Brands or Holdings are not Continuing Directors; or

(5) Holdings ceases to directly own all Capital Stock of Spectrum Brands.

For purposes of this definition, (i) any direct or indirect holding company of Spectrum Brands (including Holdings) shall not itself be considered a Person for purposes of clauses (3) or (5) above or a “person” or “group” for purposes of clauses (3) or (5) above, provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of Spectrum Brands is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of Spectrum Brands immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement. In addition, any foreclosure (but not any sale thereof to a third party) with respect to Equity Interests of Spectrum Brands by the trustee or the holders of Harbinger Group Inc.’s outstanding 10.625% notes shall not be deemed a Change of Control.

“Change of Control Offer” has the meaning assigned to that term in the 2022 notes indenture governing the 2022 notes.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(d) (i) unusual or non-recurring charges, (ii) relocation costs and integration costs or reserves (including such items related to proposed and completed acquisitions and Asset Sales and to closure/consolidation of facilities), (iii) Transaction Expenses, (iv) Prior Transaction Expenses and (v) severance costs, including such costs related to proposed and completed Permitted Investments and Asset Sales and to closure/consolidation of facilities, in each case incurred by Spectrum Brands, Inc. and its Restricted Subsidiaries; minus

(e) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(6)(a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to Hedging Obligations shall be excluded (until realized, at which time such gains or losses shall be included);

(7) any non-cash charge or expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(8)(a)(i) the non-cash portion of “straight-line” rent expense less (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be excluded and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded (until realized, at which time such gains or losses shall be included);

(9) expenses with respect to liability or casualty events or business interruption shall be excluded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) approved by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days);

(10) any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures,

the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite-lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, shall be excluded; and

(11) restructuring and related charges and acquisition and related integration charges, including but not limited to, restructuring charges related to the Prior Transactions incurred prior to or within 36 months of June 16, 2010 and the Transactions, shall be excluded.

“Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries (or, in the case of a group of Foreign Subsidiaries, on a combined basis), as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (2) current liabilities.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Spectrum Brands or Holdings who:

(1) was a member of such Board of Directors on the Issue Date or

(2) was nominated for election or elected to such Board of Directors with the approval of the Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Debt” means Indebtedness or Disqualified Stock of Spectrum Brands or any Guarantor in an aggregate principal amount or liquidation preference not greater than twice the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of Spectrum Brands after the Issue Date; provided that:

(1) such cash has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under paragraph (A)(3)(b) under “Limitation on Restricted Payments” or used to make any Restricted Payment pursuant to paragraph (B) of such covenant (it being understood that if any such Indebtedness or Disqualified Stock incurred as Contribution Debt is redesignated as incurred under any provision other than paragraph (b)(16) of the “Limitation on Debt” covenant, the related issuance of Equity Interests may be included in any calculation under paragraph (A)(3)(b) in the “Limitation on Restricted Payments” covenant); and

(2) such Contribution Debt (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an officers’ certificate on the incurrence date thereof.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Revolving Credit Agreement, the Term Loan Agreement and the Existing Senior Secured Notes), or commercial paper facilities with banks or other institutional lenders or investors or indentures or other agreements providing for revolving credit loans, term loans, debt securities (including related exchange notes and guarantees thereof), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other long-term indebtedness and, in each case, as such agreements may be amended, amended and restated, supplemented, in any manner whatsoever modified, refinanced, extended, substituted, replaced, renewed, or otherwise restructured or refunded, in whole or in part, in one or more instances, from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities to investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Spectrum Brands or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers’ certificate executed by an officer of Spectrum Brands or such Restricted Subsidiary at the time of such Asset Sale.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date that is the earlier date on which the 2022 notes mature and the date the 2022 notes are no longer outstanding, except to the extent such Capital Stock is solely redeemable with, or solely exchangeable for, any Equity Interests of Spectrum Brands that are not Disqualified Stock; provided that if such Capital Stock is issued to any plan for the benefit of employees of Spectrum Brands or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Spectrum Brands or its Subsidiaries in order to satisfy applicable statutory or regulatory obligation; provided, further, that any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of Spectrum Brands, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by Spectrum Brands or its Subsidiaries following the termination of employment of such employee, director, officer, manager or consultant with Spectrum Brands or any of its Subsidiaries (so long as, in each case referred to in this sentence, any such requirement is made subject to compliance with the 2022 notes indenture). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Spectrum Brands to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Spectrum Brands may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the 2022 notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a primary offering, after the Issue Date, of Qualified Stock of Spectrum Brands or of Holdings or any direct or indirect parent of Holdings (to the extent the proceeds thereof are contributed to the common equity of Spectrum Brands) other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Spectrum and its Subsidiaries (other than Indebtedness under the Revolving Credit Agreement, the Term Loan Agreement and the indenture governing the Existing Senior Secured Notes) in existence on the Issue Date, until such amounts are repaid.

“Existing Senior Notes” means Spectrum’s 6.75% Senior Notes due 2020 outstanding on the Issue Date.

“Existing Senior Secured Notes” means Spectrum’s 9.50% Senior Secured Notes due 2018 outstanding on the Issue Date.

“Existing Term Loan Agreement” means the amended and restated credit agreement dated February 1, 2011 among Spectrum, the lenders party thereto and Credit Suisse AG, as agent, together with any related documents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such term loan credit agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior term loan credit agreement or (2) occurs on one or more separate occasions.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, retires, extinguishes, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, retirement, extinguishment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments or acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Spectrum Brands. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Spectrum Brands as set forth in an officer’s certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made, received or accrued in connection with Hedging Obligations (but excluding unrealized gains or losses with respect thereto), but excluding (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) any redemption premiums, prepayment fees, or other charges or penalties incurred in connection with the Transactions or Prior Transactions and (iv) any premiums, fees or other charges incurred in connection with the refinancing of the Existing Indebtedness on the Issue Date (in each case of (i) through (iv), to the extent included in any of the foregoing items listed in clause (1)); plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable solely in Equity Interests of Spectrum Brands (other than Disqualified Stock) or (ii) dividends to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

Notwithstanding the foregoing, any additional charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 (Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Equity Interests or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculated of Consolidated Fixed Charges.

“Foreign Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on April 1, 2010.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) Holdings and each direct or indirect Domestic Subsidiary of Spectrum Brands on December 17, 2013; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the 2022 notes indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the 2022 notes indenture in accordance with the terms of the 2022 notes indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of managing interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of managing commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of managing foreign currency exchange rate risk.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Spectrum Brands will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Spectrum Brands and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Spectrum Brands or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations, other than Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging, swapping, managing interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP or, in the case of any earn-out obligation or purchase price adjustment, would have been recorded as a liability under GAAP prior to the adoption of Financial Accounting Standards Board Statement No. 141R. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2022 notes indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes;

(ii) performance, surety or appeal bonds provided in the ordinary course of business;

(iii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Spectrum Brands or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Spectrum Brands or any Restricted Subsidiary in connection with such disposition; or

(iv) deferred revenue.

“Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Spectrum Brands or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel, payroll and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Spectrum Brands or any Restricted Subsidiary of Spectrum Brands sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Spectrum Brands such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Spectrum Brands, Spectrum Brands shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Spectrum Brands or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by Spectrum Brands or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means November 16, 2012.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Spectrum Brands or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, brokerage and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions arising therefrom and any tax sharing arrangements in connection therewith, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Note Guarantee” means the Guarantee by each Guarantor of Spectrum Brands’ payment obligations under the 2022 notes indenture and on the 2022 notes, executed pursuant to the 2022 notes indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Paying Agent” means an office or agency where 2022 notes may be presented for payment.

“Permitted Business” means any business conducted or proposed to be conducted by Spectrum Brands and its Restricted Subsidiaries on the Issue Date and other businesses complementary, similar or reasonably related, ancillary or incidental thereto or reasonable extensions thereof.

“Permitted Holders” means

(1) each of Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd;

(2) any Affiliate or Related Party of any Person specified in clause (1), other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”;

(3) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1) and (2) or any group in which the Persons specified in clauses (1) and (2) own more than a majority of the voting power of the Voting Stock held by such group.

“Permitted Investments” means:

(1) any Investment in Spectrum Brands or in a Restricted Subsidiary of Spectrum Brands;

(2) any Investment in Cash Equivalents;

(3) any Investment by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Spectrum Brands; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Spectrum Brands or a Restricted Subsidiary of Spectrum Brands;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including Designated Non-Cash Consideration) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Hedging Obligations that are incurred in the ordinary course of business for the purpose of managing interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) stock, obligations or securities received in satisfaction of judgments;

(7) Investments in securities of trade debtors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade debtors or customers or in compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates, (y) as a result of the foreclosure by Spectrum Brands or any Restricted Subsidiaries with respect to any secured Investment or other transfer of title, or (z) as a result of litigation, or other disputes with Persons who are not Affiliates;

(8) other Investments in any Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the Issue Date, not to exceed the greater of (x) $150.0 million and (y) 12.5% of Consolidated Net Tangible Assets, in each case, net of any return of or on such Investment received by Spectrum Brands or a Restricted Subsidiary;

(9) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other Persons;

(10) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(11) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business; and

(12) Investments (other than in Restricted Subsidiaries) outstanding on the Issue Date or made pursuant to binding agreements in effect on the Issue Date, including any extension, modification or renewal of such Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities;

(13) advances and loans to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of Spectrum or any direct or indirect parent of Spectrum;

(14) Investments in joint ventures having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $75.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not Spectrum Brands or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Spectrum Brands or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be Spectrum Brands or a Restricted Subsidiary; and

(15) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $75.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred and then outstanding pursuant to clause (1) of the second paragraph of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and other Obligations in respect thereof;

(2) Liens in favor of Spectrum Brands or any Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Spectrum Brands or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Spectrum Brands or the Restricted Subsidiary;

(5) Liens existing on the Issue Date not otherwise permitted hereby;

(6) Liens securing Permitted Refinancing Indebtedness (other than in respect of Indebtedness referred to in clause (1)); provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(7) Liens incurred in the ordinary course of business of Spectrum Brands or any Restricted Subsidiary of Spectrum Brands with respect to obligations that do not exceed the greater of $125 million or 10% of Consolidated Net Tangible Assets;

(8) Liens on the assets of a Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary that was permitted by the terms of the 2022 notes indenture to be incurred;

(9) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness;

(10) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens or other similar liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(11) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(12) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(13)(x) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or the ownership of its properties, not interfering in any material respect with the conduct of the business of Spectrum Brands and its Restricted Subsidiaries or (y) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property;

(14) licenses or leases or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(15) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(16) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(17) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(18) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(19) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Spectrum Brands and its Restricted Subsidiaries;

(20) Liens (including the interest of a lessor under a Capital Lease) on property that secure Indebtedness Incurred under clause (4) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(21) deposits in the ordinary course of business to secure liability to insurance carriers;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens consisting of contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Spectrum Brands or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Spectrum Brands and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Spectrum Brands or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens arising from financing statements filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by Spectrum Brands and its Restricted Subsidiaries in the ordinary course of business;

(25) Liens securing Cash Management Obligations and all Obligations under the Hedging Agreements owed to Persons that were agents and the lenders under the Revolving Credit Agreement or their affiliates at the time of entry into the agreements governing such obligations;

(26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Spectrum Brands and its subsidiaries in the ordinary course of business; and

(27) Liens created for the benefit of each series of 2022 notes or the Note Guarantees with respect thereto.

“Permitted Refinancing Indebtedness” means any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2022 notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the 2022 notes or such Note Guarantees on terms at least as favorable to the Holders of 2022 notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) in no event may Indebtedness of Spectrum Brands or any Guarantor be refinanced by means of Indebtedness of a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption upon liquidation.

“Prior Transaction Expenses” means fees and expenses payable or otherwise borne by Spectrum Brands and its Restricted Subsidiaries in connection with the Prior Transactions and incurred before, or on or about, the issue date of the Existing Senior Secured Notes, including the costs of legal and financial advisors to Spectrum Brands and the lenders under the Existing Term Loan Agreement and the Revolving Credit Agreement and prepayment fees and penalties in connection with the prepayment of the existing Indebtedness of Spectrum Brands and its Restricted Subsidiaries on or about the issue date of the Existing Senior Secured Notes.

“Prior Transactions” means, collectively, (a) the execution, delivery and performance by Spectrum and the other parties thereto of the Revolving Credit Agreement and the Existing Term Loan Agreement and the making of the borrowings thereunder, (b) the execution, delivery and performance by Spectrum and the Guarantors of the indenture relating to the Existing Senior Secured Notes and related documents and the issuance of the Existing Senior Secured Notes, (c) the refinancing of certain Existing Indebtedness, (d) the mergers of Spectrum and Russell Hobbs, Inc. pursuant to that certain Agreement and Plan of Merger, dated February 9, 2010, by and among Spectrum Brands Holdings, Inc., (formerly SB/RH Holdings, Inc.), Russell Hobbs, Inc., Spectrum, Battery Merger Corp. and Grill Merger Corp., and the other transactions ancillary to or contemplated by such agreement and (e) the payment of the costs in respect thereof, in each case which occurred on or about June 16, 2010.

“Qualified Equity Interests” means all Equity Interests of a person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the 2022 notes for reasons outside the control of Spectrum Brands, Spectrum Brands may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Registrar” means an office or agency where 2022 notes may be presented for registration of transfer or for exchange.

“Replacement Assets” means (1) non-current assets (other than securities of any Person) that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, “Restricted Subsidiary” refers to a Restricted Subsidiary of Spectrum Brands.

“Revolving Credit Agreement” means the revolving credit agreement dated June 16, 2010 among Spectrum, the lenders party thereto and Bank of America NA, as agent, together with any related documents (including any security documents and guarantees) as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior credit agreement or (2) occurs on one or more separate occasions.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Secured Leverage Ratio” means, on any date of determination (the “transaction date”), the ratio of (x) the aggregate amount of all outstanding Indebtedness (which Indebtedness is secured by a Lien on an any asset of Spectrum Brands or any of its Restricted Subsidiaries, other than liens described in clauses (2), (8), (25) and (27) of the definition of “Permitted Liens”) of Spectrum Brands and its Restricted Subsidiaries, determined on a consolidated basis (with any Indebtedness incurred pursuant to clause (i)(y) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and issuance of Preferred Stock” deemed to be secured Indebtedness for this purpose in connection with any measurement of the Secured Leverage Ratio pursuant to such clause) minus the lesser of (i) the aggregate amount of unrestricted cash and Cash Equivalents owned by Spectrum Brands and its Restricted Subsidiaries on a consolidated basis and (ii) $50.0 million to (y) the aggregate amount of Consolidated Cash Flow of Spectrum Brands and its Restricted Subsidiaries for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available in each case with such pro forma adjustments to Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions of the Fixed Charges Coverage Ratio.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Term Loan Agreement” means the term loan credit agreement dated December 17, 2012 among Spectrum, the lenders party thereto and Deutsche Bank AG New York Branch, as agent, together with any related documents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such term loan credit agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior term loan credit agreement or (2) occurs on one or more separate occasions.

“Transaction Expenses” means fees and expenses payable or otherwise borne by Spectrum Brands and its Restricted Subsidiaries in connection with the Transactions, including the costs of legal and financial advisors to Spectrum Brands and the lenders under the Term Loan Agreement and prepayment fees and penalties in connection with the prepayment of the Existing Term Loan Agreement.

“Transactions” means, collectively, (a) the execution, delivery and performance by Spectrum Brands and the other parties thereto of the Term Loan Agreement and the making of the borrowings thereunder, (b) the refinancing of the Existing Term Loan Agreement, (c) the issuance of the 2022 notes and (d) the consummation of the Acquisition and any other transactions contemplated by the Acquisition Agreement.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2016 (in the case of the 2020 Notes) or November 15, 2017 (in the case of the 2022 Notes); provided, however, that if the period from the redemption date to November 15, 2016 (in the case of the 2020 Notes) or November 15, 2017 (in the case of the 2022 Notes) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to the 2022 notes indenture until a successor replaces it in accordance with the 2022 notes indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary of Spectrum Brands that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by Spectrum Brands and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

DESCRIPTION OF 2024 NOTES

In this Description of 2024 Notes, (i) “Spectrum Brands” refers only to Spectrum Brands, Inc. and any successor obligor on the 2024 notes and not to any of its subsidiaries, affiliates or direct or indirect parent companies and (ii) the terms “we,” “our” and “us” refer to Spectrum Brands and the Guarantors. You can find the definitions of certain terms used in this description of 2024 notes under “—Certain Definitions.”

Spectrum Brands issued $250.0 million aggregate principal amount of 2024 notes under the 2024 notes indenture among Spectrum Brands, the guarantors named therein and U.S. Bank National Association, as Trustee, as supplemented by the supplemental indenture dated as of February 24, 2015 and as further supplemented by the supplemental indenture dated as of June 23, 2015.

The following is a summary of the material provisions of the 2024 notes indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the 2024 notes indenture in its entirety because it, and not this description, defines your rights as holders of the 2024 notes. Copies of the 2024 notes indenture are available at the address described under “Where You Can Find More Information.”

Basic Terms of 2024 Notes

The 2024 notes will:

•	be general unsecured obligations of Spectrum Brands, ranking equally in right of payment with all existing and future unsecured senior Indebtedness of Spectrum Brands;

•	be guaranteed by Spectrum Brands’ direct parent, SB/RH Holdings, LLC (“Holdings”), and each of Spectrum Brands’ existing and future Domestic Subsidiaries, which guaranty in each case shall be a senior unsecured obligation of such Guarantor, ranking equally in right of payment with all existing and future senior Indebtedness of such Guarantor;

•	rank senior in right of payment to all of Spectrum Brands’ and the Guarantors’ existing and future Indebtedness that expressly provides for its subordination to the 2024 notes and the Note Guarantees;

•	be effectively subordinated to any secured Indebtedness of Spectrum Brands, to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to all Indebtedness and other liabilities of Spectrum Brands’ subsidiaries that do not guarantee the 2024 notes.

Principal, Maturity and Interest

The 2024 notes will mature on December 15, 2024. Spectrum Brands will pay interest on the 2024 notes semi-annually in arrears on June 15 and December 15 of each year to holders of record on the immediately preceding June 1 and December 1. Interest on the 2024 notes will accrue from the most recent date to which interest has been or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Spectrum Brands will pay interest on overdue principal of the 2024 notes at a rate equal to 1.0% per annum in excess of 6.125% per annum and will pay interest on overdue installments of interest at such higher rate, in each case to the extent lawful.

Additional Notes

Subject to the covenants described below, Spectrum Brands may issue additional 2024 notes (“Additional Notes”) under the 2024 notes indenture in an unlimited aggregate principal amount, having the same terms in all respects as the 2024 notes, or in all respects except with respect to issue price and interest accrued on or prior to the issue date thereof.

To the extent required by applicable tax regulations, if Additional Notes are not fungible with other 2024 notes for U.S. federal income tax purposes, the Additional Notes will trade under a separate CUSIP number and will be treated as a separate class for purposes of transfer and exchange. Nevertheless, the 2024 notes offered hereby and any Additional Notes may, at our election, be treated as a single class for all purposes under the 2024 notes indenture and vote together as one class on all matters with respect to the 2024 notes.

Methods of Receiving Payments on the 2024 Notes

If a Holder has given wire transfer instructions to Spectrum Brands at least ten Business Days prior to the applicable payment or redemption date, Spectrum Brands will pay all principal, interest and premium, if any, on that Holder’s 2024 notes in accordance with those instructions. All other payments on 2024 notes will be made at the office or agency of the Paying Agent and Registrar unless Spectrum Brands elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the 2024 Notes

The Trustee is acting as Paying Agent and Registrar. Under the 2024 notes indenture, Spectrum Brands reserves the right to change the Paying Agent or Registrar without prior notice to the Holders, and Spectrum Brands or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange 2024 notes in accordance with the 2024 notes indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Spectrum Brands may require a Holder to pay any taxes and fees required by law or permitted by the 2024 notes indenture. Spectrum Brands is not required to transfer or exchange any 2024 note selected for redemption. Also, Spectrum Brands is not required to transfer or exchange any 2024 note for a period of 15 days before a selection of the 2024 notes to be redeemed.

The registered Holder of a 2024 note will be treated as the owner of such 2024 note for all purposes.

Note Guarantees

Spectrum Brands’ obligations under the 2024 notes and the 2024 notes indenture will be guaranteed, jointly and severally, on a senior unsecured basis, by Holdings and all of the Domestic Subsidiaries of Spectrum Brands. Each Note Guarantee will:

•	be a general, unsecured obligation of the Guarantor;

•	rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Guarantor;

•	rank senior in right of payment to all existing and any future subordinated Indebtedness of the Guarantor;

•	be effectively subordinated to any secured Indebtedness of the Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to all Indebtedness and other liabilities of any of Spectrum Brands’ subsidiaries that do not guarantee the 2024 notes.

The 2024 notes indenture will provide that the obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must promptly become a Guarantor, execute a supplemental indenture and deliver an opinion of counsel to the Trustee.

None of Spectrum Brands’ Foreign Subsidiaries will guarantee the 2024 notes. Spectrum Brands’ Subsidiaries that will not be guaranteeing the 2024 notes had, as of September 30, 2016, approximately 16% of total liabilities and generated 52% of Spectrum’s revenue for the twelve month period ended September 30, 2016. See “Risk Factors—Risks Related to the Notes—The notes will be effectively subordinated to all liabilities of and claims of creditors of all of our foreign subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Spectrum Brands’ Unrestricted Subsidiaries will not be subject to the restrictive covenants in the 2024 notes indenture and will not guarantee the 2024 notes.

Optional Redemption

At any time prior to December 15, 2019, Spectrum Brands may redeem the 2024 notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2024 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.

At any time on or after December 15, 2019, Spectrum Brands may redeem all or a part of the 2024 notes, from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, in cash, if redeemed during the twelve-month period beginning on December 15 in the years indicated below:

Year	Percentage
2019	103.063%
2020	102.042%
2021	101.021%
2022 and thereafter	100.000%

At any time and from time to time prior to December 15, 2017, Spectrum Brands may redeem the 2024 notes with an amount of cash equal to the net cash proceeds received by Spectrum Brands from one or more Equity Offerings at a redemption price equal to 106.125% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the 2024 notes (calculated after giving effect to any issuance of Additional Notes), provided that

(1) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2) not less than 65% of the aggregate principal amount of the 2024 notes (calculated after giving effect to any issuance of Additional Notes) issued under the 2024 notes indenture remains outstanding immediately thereafter.

Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at Spectrum Brands’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection and Notice

If less than all of the 2024 notes are to be redeemed at any time, the Trustee will select 2024 notes for redemption as follows:

(1) if the 2024 notes are listed, in compliance with the requirements of the principal national securities exchange on which the 2024 notes are listed; or

(2) if the 2024 notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No 2024 notes of less than $2,000 shall be redeemed in part. Notices of redemption shall be mailed by first class mail, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the redemption date to each Holder of the 2024 notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance of the 2024 notes or a satisfaction and discharge of the 2024 notes indenture.

If any 2024 note is to be redeemed in part only, the notice of redemption that relates to that 2024 note shall state the portion of the principal amount thereof to be redeemed. A new 2024 note in principal amount equal to the unredeemed portion of the original 2024 note will be issued in the name of the Holder thereof upon cancellation of the original 2024 note. The 2024 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 2024 notes or portions of them called for redemption.

Mandatory Redemption; Open Market Purchases and Other Purchases

Spectrum Brands is not required to make mandatory redemption or sinking fund payments with respect to the 2024 notes.

From time to time, Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates may acquire the 2024 notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates (as applicable) may determine (or as may be provided for in the 2024 notes indenture), which may be more or less than the consideration for which the 2024 notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2024 notes indenture. There can be no assurance as to which, if any, of these alternatives or combinations thereof Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates may choose to pursue in the future.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of 2024 notes will have the right to require Spectrum Brands to repurchase all or any part (equal to $2,000 or a higher multiple of $1,000) of that Holder’s 2024 notes pursuant to a Change of Control Offer on the terms set forth in the 2024 notes indenture. In the Change of Control Offer, Spectrum Brands will offer a payment (such payment, a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of 2024 notes repurchased, plus accrued and unpaid interest thereon, to the date of purchase. Within 30 days following any Change of Control, Spectrum Brands will mail, or deliver electronically if held by DTC, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2024 notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the 2024 notes indenture and described in such notice. Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 2024 notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2024 notes indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2024 notes indenture by virtue of such compliance.

On or before the Change of Control Payment Date, Spectrum Brands will, to the extent lawful:

(1) accept for payment all 2024 notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2024 notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the 2024 notes so accepted together with an officer’s certificate stating the aggregate principal amount of 2024 notes or portions thereof being purchased by Spectrum Brands.

The Paying Agent will promptly mail or wire transfer to each Holder of 2024 notes properly tendered the Change of Control Payment for such 2024 notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the 2024 notes surrendered, if any; provided that such new 2024 note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.

Spectrum Brands’ senior credit facilities provide that certain change of control events with respect to Spectrum Brands would constitute a default under these agreements. Any future credit agreements or other agreements to which Spectrum Brands becomes a party may contain similar provisions. Spectrum Brands’ ability to pay cash to the Noteholders following the occurrence of a Change of Control may be limited by Spectrum Brands’ then existing financial resources. Moreover, the exercise by the Noteholders of their right to require Spectrum Brands to purchase the 2024 notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Spectrum Brands. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the 2024 notes. See “Risk Factors—Risks Related to the Notes—We may not be able to make the change of control offer required by the indenture.”

Spectrum Brands will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2024 notes indenture applicable to a Change of Control Offer made by Spectrum Brands and purchases all 2024 notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the 2024 notes indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If holders of not less than 90% in aggregate principal amount of the outstanding 2024 notes validly tender and do not withdraw such 2024 notes in a Change of Control Offer and Spectrum Brands, or any third party making a Change of Control Offer in lieu of Spectrum Brands as described above, purchases all of the 2024 notes validly tendered and not withdrawn by such holders, Spectrum Brands or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all 2024 notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

2024 notes repurchased by Spectrum Brands pursuant to a Change of Control Offer will have the status of 2024 notes issued but not outstanding or will be retired and canceled at the option of Spectrum Brands. 2024 notes purchased by a third party pursuant to the preceding paragraphs will have the status of 2024 notes issued and outstanding.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control or other events, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The provisions under the 2024 notes indenture relative to Spectrum Brand’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the 2024 notes then outstanding.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Spectrum Brands and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the 2024 notes to require Spectrum Brands to repurchase such 2024 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Spectrum Brands and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit Spectrum Brands’ Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a “Change of Control” under the 2024 notes indenture that would trigger the rights of a holder of 2024 notes to require a repurchase of the 2024 notes pursuant to this covenant.

Suspension of Certain Covenants

If at any time after the Issue Date that (i) the 2024 notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the 2024 notes indenture, Spectrum Brands and its Restricted Subsidiaries will not be subject to the covenants in the 2024 notes indenture specifically listed under the following captions in this “Description of 2024 Notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) “—Certain Covenants—Restricted Payments”;

(3) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “—Certain Covenants—Transactions with Affiliates”;

(5) “—Certain Covenants—Asset Sales”; and

(6) clause (3) under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Additionally, during such time as the above referenced covenants are suspended (a “Suspension Period”), Spectrum Brands will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

In the event that Spectrum Brands and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then Spectrum Brands and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.

On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to clause (b)(2) under “—Incurrence of Indebtedness and Issuance of Preferred Stock.” For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of clause (A) of “—Restricted Payments,” calculations under such covenant shall be made as though such covenant had been in effect since the Issue Date and prior, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of “Restricted Payments.” For purposes of the “Asset Sales” covenant, on the Reversion Date, the amount of unutilized Excess Proceeds will be reset to zero. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).

There can be no assurance that the 2024 notes will ever achieve or maintain a rating of Investment Grade from the Rating Agencies.

Certain Covenants

Restricted Payments

(A) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Spectrum Brands or any of its Restricted Subsidiaries) or to the direct or indirect holders of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of Spectrum Brands or to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands; and (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividends, payments or distributions payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not Wholly Owned, Spectrum Brands or a Restricted Subsidiary receives at least its pro rata share of such dividends, payments or distributions in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Spectrum Brands) any Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands, including Holdings;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the 2024 notes or the Note Guarantees, except (a) payments of interest on or after Stated Maturity thereof, (b) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value of principal on or after the date that is one year prior to the Stated Maturity thereof or (c) payments on Indebtedness permitted to be incurred pursuant to clause (6) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(4) make any Restricted Investment.

(All such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) Spectrum Brands would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Spectrum Brands and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent such dividends are paid to Spectrum Brands or any of its Restricted Subsidiaries) and (5), (6), (8), (9)(i), (ii) or (iv), (10), (11), (12) and (13) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Spectrum Brands for the period (taken as one accounting period) from October 1, 2014 to the end of Spectrum Brands’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds (and fair market value of marketable securities or other property) received by Spectrum Brands after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Spectrum Brands or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Spectrum Brands that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Spectrum Brands); plus

(c) with respect to Restricted Investments made by Spectrum Brands and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Spectrum Brands or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by Spectrum Brands or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(d) $350.0 million.

(B) So long as, in the case of clauses (7) and (8), no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as applicable, if at said date of declaration or notice such payment would have complied with the provisions of the 2024 notes indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Spectrum Brands or any Guarantor or of any Equity Interests (including Disqualified Stock) of Spectrum

Brands or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of Spectrum Brands or sale (other than to a Subsidiary of Spectrum Brands) of, Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands (other than Disqualified Stock) contributed to the equity of Spectrum Brands, in each case, within 60 days of such redemption, repurchase, retirement, defeasance or other acquisition; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3) the defeasance, repayment, redemption, repurchase or other acquisition of subordinated Indebtedness of Spectrum Brands or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of Spectrum Brands to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of an offering of, Equity Interests (other than Disqualified Stock) of Spectrum Brands or other contributions to the common equity capital of Spectrum Brands, in each case within 60 days of the acquisition of such Investment; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other convertible or exchangeable securities or the vesting of restricted stock, restricted stock units or similar instruments if such Capital Stock represents fractional shares or all or a portion of the exercise price thereof or withholding taxes payable in connection with the exercise thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of (or payments to Holdings to fund any such repurchase, redemption or other acquisition of value) any Equity Interests of Holdings (or any direct or indirect parent of Holdings) or Spectrum Brands held by any employee, former employee, director or former director of Spectrum Brands (or any of its Restricted Subsidiaries) or Holdings (or any direct or indirect parent of Holdings) or any permitted transferee of any of the foregoing pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year, and any payment by Spectrum Brands to Holdings to enable Holdings (or any direct or indirect parent of Holdings) to make such payments, shall not exceed the sum of (x) $5.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (7) in prior fiscal years; provided that no more than $10.0 million may be carried forward in any fiscal year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by Spectrum Brands or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Spectrum Brands or any direct or indirect parent of Spectrum Brands (to the extent contributed to Spectrum Brands) to members of management, directors, employees or consultants of Spectrum Brands, its Restricted Subsidiaries or any direct or indirect parent of Spectrum Brands that occurs after the Issue Date (provided that the amount of cash proceeds utilized for any such repurchase, redemption or other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3)(b) of the preceding paragraph (A)); plus

(b) the cash proceeds of key man life insurance policies received by Spectrum Brands or any direct or indirect parent of Spectrum Brands (to the extent contributed to Spectrum Brands) or the Restricted Subsidiaries after the Issue Date;

provided that cancellation of Indebtedness owing to Spectrum Brands or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Spectrum Brands, any Restricted Subsidiary or the direct or indirect parents of Spectrum Brands in connection with a repurchase of Equity Interests of Spectrum Brands or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 2024 notes indenture;

(8) the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness required in accordance with provisions applicable thereto similar to those described under the “Asset Sales” and “Change of Control” covenants; provided that all 2024 notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9) payments made to Holdings (i) to allow Holdings (or any direct or indirect parent of Holdings) to pay administrative expenses and corporate overhead, franchise fees, public company costs (including SEC and auditing fees) and customary director fees in an aggregate amount not to exceed $5.0 million in any calendar year; (ii) to allow Holdings to pay premiums and deductibles in respect of directors and officers insurance policies and umbrella excess insurance policies obtained from third-party insurers and indemnities for the benefit of its directors, officers and employees, (iii) to allow Holdings or such other parent of Spectrum Brands to pay reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or any unsuccessful acquisition or strategic transaction by such direct or indirect parent company of Spectrum Brands and (iv) to allow Holdings (or any direct or indirect parent of Holdings) to pay income taxes attributable to Spectrum Brands and its Subsidiaries in an amount not to exceed the amount of such taxes that would be payable by Spectrum Brands and its Subsidiaries on a stand-alone basis (if Spectrum Brands were a corporation and parent of a consolidated group including its Subsidiaries); provided that any payments pursuant to this clause (iv) in any period not otherwise deducted in calculating Consolidated Net Income shall be deducted in calculating Consolidated Net Income for such period (and shall be deemed to be a provision for taxes for purposes of calculating Consolidated Cash Flow for such period);

(10) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of 17.5% of Consolidated Cash Flow and $120.0 million;

(11) (A) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Spectrum Brands or any Restricted Subsidiary or preferred stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or preferred stock when due at final maturity in accordance with its terms and (B) the declaration and payment of dividends to a direct or indirect parent company of Spectrum Brands, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of preferred stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that (i) the aggregate amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Spectrum Brands from the sale of such preferred stock and (ii) the amount of cash used to make any payments pursuant to this clause (B) shall be excluded from calculations pursuant to clause (3) of the first paragraph above and shall not be used for the purpose of any other Restricted Payment;

(12) any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates;

(13) any “deemed dividend” resulting under the tax laws from, or in connection with, the filing of a consolidated or combined tax return by Holdings or any direct or indirect parent of Spectrum Brands (and not involving any cash distribution from Spectrum Brands or any Restricted Subsidiary except as permitted by clause (9)(iv) above); and

(14) the payment of dividends to Holdings to fund a payment of dividends on Holdings’ common stock (or the common stock of any direct or indirect parent of Holdings) of up to 6% per annum of the net cash proceeds received by or contributed to Spectrum Brands as a contribution to equity in or from any public offering of common stock of Holdings (or the common stock of any direct or indirect parent of Holdings) other than public offerings registered on Form S-4 or Form S-8 (or their successor or equivalent forms).

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Spectrum Brands or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities in excess of $10.0 million that are required to be valued by this covenant shall be determined by the Board of Directors.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Spectrum Brands will be entitled to divide, classify or re-classify (based on circumstances existing on the date of such reclassification) such restricted payment or portion thereof in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

(a) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Spectrum Brands will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that Spectrum Brands or any Restricted Subsidiaries may incur Indebtedness, if the Fixed Charge Coverage Ratio for Spectrum Brands’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Guarantor may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in a principal amount (or accreted value, as applicable) that, when aggregated with the principal amount (or accreted value, as applicable) of all Indebtedness then outstanding and incurred by such non-Guarantor Restricted Subsidiaries under this clause (a), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, exceeds the greater of $300 million and 50% of the Consolidated Cash Flows of Spectrum Brands for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom) as if such indebtedness had been incurred at the beginning of such four fiscal quarters.

(b) Paragraph (a) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Spectrum Brands or any Restricted Subsidiaries of Indebtedness (including Indebtedness under the Revolving Credit Agreement and the Term Loan Agreement) under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Spectrum Brands and its Restricted Subsidiaries thereunder) not to exceed the sum of (A) the greater of $700 million and the Borrowing Base; and (B) the greater of (x) $2,300 million and (y) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and application of the net proceeds therefrom), the Secured Leverage Ratio would be no greater than 3.25 to 1.0 (provided that all Indebtedness incurred under clause (B)(y), whether or not secured, shall be included when calculating the Secured Leverage Ratio for purposes of this clause (B)(y)); less the aggregate amount of all Net Proceeds of Asset Sales applied by Spectrum Brands or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by Spectrum Brands and the Guarantors of Indebtedness represented by the 2024 notes offered hereby (excluding any Additional Notes) and the related Note Guarantees;

(4) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets that are used or useful in the Permitted Business, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 365 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement), in a principal amount that, when aggregated with the principal amount of all Indebtedness then outstanding under this clause (4), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred under this clause (4), does not exceed the greater of (a) $200.0 million and (b) 30% of Consolidated Cash Flow of Spectrum Brands for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters;

(5) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the 2024 notes indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (10), (11) or (16) of this paragraph;

(6) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Spectrum Brands or any of its Restricted Subsidiaries; provided, however, that:

(a) if Spectrum Brands or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2024 notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Spectrum Brands or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Spectrum Brands or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Spectrum Brands or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by Spectrum Brands or any Restricted Subsidiary of Indebtedness of Spectrum Brands or a Restricted Subsidiary of Spectrum Brands that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of other Indebtedness in a principal amount (or accreted amount as applicable) that, when aggregated with the principal amount of all Indebtedness then outstanding under this clause (8), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred under this clause (8), does not exceed the greater of (a) $250.0 million and (b) 35% of Consolidated Cash Flow of Spectrum Brands for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters;

(9) the incurrence of Indebtedness by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Acquired Debt; provided that after giving effect to the incurrence thereof, Spectrum Brands either (x) could incur $1.00 of indebtedness under paragraph (a) above or (y) would have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Spectrum Brands for the four-quarter period immediately prior to such transaction;

(11) the incurrence of Indebtedness by Foreign Subsidiaries; provided that the principal amount (or accreted value, as applicable) incurred under this clause (11), when aggregated with the principal amount (or accreted value, as applicable) of all other Indebtedness then outstanding and incurred under this clause (11), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), does not exceed $500.0 million, and Guarantees thereof by any Foreign Subsidiary;

(12) (A) Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations or health, disability or other benefits to employees or former employees or their families, and Indebtedness incurred in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, in each case incurred in the ordinary course of business, including guarantees or obligations of Spectrum Brands or any Restricted Subsidiary with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed); and (B) Indebtedness consisting of the financing of insurance premiums, in the ordinary course of business;

(13) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(14) Indebtedness of Spectrum Brands or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $10.0 million at any time outstanding;

(15) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchased in the ordinary course of business;

(16) Contribution Indebtedness; and

(17) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of Spectrum Brands or any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (17), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (17) does not exceed the greater of $75.0 million and 10.0% of Consolidated Cash Flow.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to paragraph (a) of this covenant, Spectrum Brands will be permitted to divide, classify or reclassify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. In addition, any Indebtedness originally classified as incurred pursuant to paragraph (a) or clauses (1) through (17) above may later be reclassified by Spectrum Brands such that it will be deemed as having been incurred pursuant to another of such clauses or paragraph (a) above to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or paragraph (a) at the time of such reclassification (based on circumstances existing at the time of such reclassification). If any Contribution Debt is designated as incurred under any provision other than clause (16) under paragraph (b), the related issuance of Equity Interests may be included in any calculation under paragraph (A)(3)(b) of “Restricted Payments.”

Subject to the foregoing, any Indebtedness incurred pursuant to clause (1) above shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provides that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

The amount of Indebtedness incurred in any foreign currency for purposes of the 2024 notes indenture shall be converted into U.S. dollars at the time of first incurrence, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt, and the amount of such Indebtedness outstanding will not be deemed to change as a result of fluctuations in currency exchange rates after such date of incurrence. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

Spectrum Brands shall not incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of Spectrum Brands unless it is subordinated in right of payment to the 2024 notes at least to the same extent. No Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to the Indebtedness of such Guarantor unless it is subordinated in right of payment to such Guarantor’s Note Guarantee at least to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness of Spectrum Brands or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, without effectively providing that the 2024 notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the 2024 notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, Spectrum Brands shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in subclause (x) of the second paragraph of the definition of “Indebtedness.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Spectrum Brands or any of its Restricted Subsidiaries or pay any liabilities owed to Spectrum Brands or any of its Restricted Subsidiaries;

(2) make loans or advances to Spectrum Brands or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Spectrum Brands or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of or with respect to:

(1) the Revolving Credit Agreement, the Term Loan Agreement, Existing Indebtedness or any other agreements as in effect on the Issue Date;

(2) applicable law, rule, regulation or order;

(3) any Person or the property or assets of a Person acquired by Spectrum Brands or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) in the case of clause (3) of the first paragraph of this covenant:

(a) provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(b) restrictions existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Spectrum Brands or any Restricted Subsidiary not otherwise prohibited by the 2024 notes indenture; or

(c) restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Spectrum Brands or any Restricted Subsidiary in any manner material to Spectrum Brands or any Restricted Subsidiary;

(5) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other agreements;

(6) any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) Indebtedness of a Foreign Subsidiary permitted to be incurred under the 2024 notes indenture; provided that (a) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (b) such encumbrances or restrictions will not materially (in good faith by the Board of Directors of Spectrum Brands) impair Spectrum Brands’ ability to make principal and interest payments on the Notes, as determined;

(8) the 2024 notes indenture, the 2024 notes, any Additional Notes or the Guarantees;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such restrictions will not materially (in the good faith judgment of the Board of Directors of Spectrum Brands) impair Spectrum Brands’ ability to make principal and interest payments on the 2024 notes;

(11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which Spectrum Brands or any of its Restricted Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Spectrum Brands or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Spectrum Brands or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(12) any instrument governing any Indebtedness or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary and was not entered into in contemplation of the designation of such Subsidiary as a Restricted Subsidiary; provided that, in the case of Indebtedness, the incurrence of such Indebtedness as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of the 2024 notes indenture;

(13) purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of the first paragraph of this covenant on the property so acquired; and

(14) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Spectrum Brands’ Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands to other Indebtedness incurred by Spectrum Brands or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

Spectrum Brands will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Spectrum Brands is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) Spectrum Brands is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Spectrum Brands under the 2024 notes, the 2024 notes indenture, and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists; and

(3) immediately after giving effect to such transaction on a pro forma basis, Spectrum Brands or the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be (i) permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Spectrum Brands for the four-quarter period immediately prior to such transaction.

In addition, neither Spectrum Brands nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (2) and (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease, conveyance or other disposition of assets between or among Spectrum Brands and any of its Restricted Subsidiaries.

Transactions with Affiliates

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving payments of consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Spectrum Brands or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Spectrum Brands or such Restricted Subsidiary with a Person that is not an Affiliate of Spectrum Brands as determined in good faith by a majority of the disinterested members of the Board of Directors; and

(2) Spectrum Brands delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Spectrum Brands and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of Spectrum Brands;

(3) Restricted Payments that are permitted by the provisions of the 2024 notes indenture described above under the caption “—Restricted Payments,” or any Permitted Investments;

(4) any sale of Capital Stock (other than Disqualified Stock) of Spectrum Brands;

(5) loans and advances to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries or Holdings (or any direct or indirect parent of Holdings) for bona fide business purposes in the ordinary course of business consistent with past practice;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Spectrum Brands or any of its Restricted Subsidiaries with officers and employees of Spectrum Brands or any of its Restricted Subsidiaries or Holdings (or any direct or indirect parent of Holdings) and the payment of compensation to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7) any agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or any replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Spectrum Brands and its Restricted Subsidiaries than the original agreement as in effect on the Issue Date, as determined in good faith by Spectrum Brands’ Board of Directors, and any transactions contemplated by any of the foregoing agreements or arrangements;

(8) transactions with customers, clients, suppliers, joint ventures, joint venture partners, Unrestricted Subsidiaries or purchasers or sellers of goods and services, in each case in the ordinary course of business and on terms no less favorable than that available from non-affiliates (as determined by Spectrum Brands) and otherwise not prohibited by the 2024 notes indenture;

(9) any transaction with an Affiliate (i) where the only consideration paid by Spectrum Brands or any Restricted Subsidiary is Qualified Equity Interests or (ii) consisting of the provision of customary registration rights;

(10) the payment of all Transaction Expenses by Spectrum Brands and its Restricted Subsidiaries;

(11) any merger, consolidation or reorganization of Spectrum Brands (otherwise permitted by the 2024 notes indenture) with an Affiliate of Spectrum Brands solely for the purpose of (a) reorganizing to facilitate an initial public offering of securities of Spectrum Brands or a direct or indirect parent of Spectrum Brands, (b) forming or collapsing a holding company structure or (c) reincorporating Spectrum Brands in a new jurisdiction;

(12) transactions between Spectrum Brands or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of Spectrum Brands or any direct or indirect parent of Spectrum Brands; provided that such director abstains from voting as a director of Spectrum Brands or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(13) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith that is consistent with paragraph (b)(9)(iv) of the “—Restricted Payments” covenant; and

(14) transactions in which Spectrum Brands or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Spectrum Brands or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph.

Asset Sales

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Spectrum Brands (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefore received by Spectrum Brands or such Restricted Subsidiary is in the form of Cash Equivalents or Replacement Assets. For purposes of this clause, each of the following shall be deemed to be Cash Equivalents:

(a) any liabilities (as shown on Spectrum Brands’ or such Restricted Subsidiary’s most recent balance sheet) of Spectrum Brands or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the 2024 notes or any Note Guarantee and liabilities to the extent owed to Spectrum Brands or any Affiliate of Spectrum Brands) that are assumed by the transferee of any such assets and with respect to which Spectrum Brands and its Restricted Subsidiaries are unconditionally released from further liability in writing or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(b) any securities, notes or other obligations or assets received by Spectrum Brands or any such Restricted Subsidiary from such transferee that are converted by Spectrum Brands or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of the applicable Asset Sale; and

(c) any Designated Non-cash Consideration received by Spectrum Brands or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $10.0 million or 1.5% of Consolidated Cash Flow at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

If at any time any non-cash consideration received by Spectrum Brands or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Spectrum Brands may apply such Net Proceeds at its option:

(1) to repay secured Indebtedness or Indebtedness of a non-Guarantor Restricted Subsidiary owed to a Person that is not an Affiliate of Spectrum Brands and, except in the case of Indebtedness under the Revolving Credit Agreement, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to prepay, repay or repurchase any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries which is not expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2024 notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor; or

(3) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; provided that, if during the 365 day period following the consummation of an Asset Sale, Spectrum Brands or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply the Net Proceeds in accordance with the requirements of this clause (3) after such 365 day period, such 365 day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) or, if earlier, the date of termination of such agreement; provided, further, that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless Spectrum Brands or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that Spectrum Brands or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

Following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, Cash Equivalents (whether or not actual Net Proceeds of such Asset Sale) used for the purposes described in clause (3) that are designated as used in accordance with clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Proceeds applied in accordance with clause (3).

Pending the final application of any such Net Proceeds, Spectrum Brands may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the 2024 notes indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (1), (2) or (3) of the second preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $50.0 million, Spectrum Brands will make an Asset Sale Offer to all Noteholders and all holders of other Indebtedness that is pari passu with the 2024 notes or any Note Guarantee containing provisions similar to those set forth in the 2024 notes indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the 2024 notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. Spectrum Brands and its Restricted Subsidiaries may make an Asset Sale Offer under this section using Net Proceeds prior to the time any such Net Proceeds become Excess Proceeds, in which case such Net Proceeds shall be deemed to have been applied within the time frame required by this covenant. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the 2024 notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Spectrum Brands may use such Excess Proceeds for any purpose not otherwise prohibited by the 2024 notes indenture. If the aggregate principal amount of the 2024 notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the 2024 notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of the 2024 notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the 2024 notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the 2024 notes indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2024 notes indenture by virtue of such compliance.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Spectrum Brands or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the aggregate fair market value of all outstanding Investments owned by Spectrum Brands and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any Property of, Spectrum Brands or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands that would not be permitted under “Transactions with Affiliates” and;

(b) except as permitted under clauses (1) and (2) above is a Person with respect to which neither Spectrum Brands nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

(5) no Default or Event of Default would be in existence following such designation.

If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the 2024 notes indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Spectrum Brands as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the 2024 notes indenture, Spectrum Brands shall be in default under the 2024 notes indenture.

The Board of Directors of Spectrum Brands may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Spectrum Brands of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Guarantees

If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must promptly become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the Trustee.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Spectrum Brands or another Guarantor unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the 2024 notes indenture, Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) except in the case of Holdings, such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor (other than Holdings) will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Spectrum Brands or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor does not violate the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) if Spectrum Brands designates such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the 2024 notes indenture;

(3) upon legal or covenant defeasance of the 2024 notes or satisfaction and discharge of the 2024 notes indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge” or;

(4) upon a sale of Capital Stock which causes such Guarantor to cease to be a Subsidiary if such sale does not violate any of the provisions of the 2024 notes indenture; provided that such Guarantor is concurrently released from any other Guarantees of Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries at such time.

Reports

So long as any 2024 notes are outstanding, Spectrum Brands will file with the U.S. Securities and Exchange Commission (“Commission”) and furnish to the Trustee and, upon request, to the Holders:

(1) within 90 days after the end of each fiscal year, an annual report on Form 10-K;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report on Form 10-Q; and

(3) promptly from time to time after the occurrence of an event required to be therein reported pursuant to Form 8-K, a current report on Form 8-K.

If Spectrum Brands is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Spectrum Brands will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing. If the Commission will not accept Spectrum Brands’ filings for any reason, Spectrum Brands will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if Spectrum Brands were required to file those reports with the Commission. Spectrum Brands will not take any action for the purpose of causing the Commission not to accept any such filings. Any information filed with, or furnished to, the Commission via EDGAR shall be deemed to have been made available to the Trustee and the registered holders of the 2024 notes.

Notwithstanding the foregoing, (A) if Holdings or any other direct or indirect parent of Spectrum Brands fully and unconditionally guarantees the 2024 notes, the filing of such reports by such parent within the time periods specified above will satisfy such obligations of Spectrum Brands; provided that such reports shall include the information required by Rule 3-10 of Regulation S-X with respect to Spectrum Brands and the Guarantors and (B) if neither Spectrum Brands nor Holdings is subject to Section 13 or 15(d) of the Exchange Act, the financial statements, information and other documents required to be provided as described above, may be those of (i) Spectrum Brands or (ii) any direct or indirect parent of Spectrum Brands, so long as in the case of (ii) such direct or indirect parent of Spectrum Brands shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of Spectrum Brands; provided that, if the financial information so furnished relates to such direct or indirect parent of Spectrum Brands, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Spectrum Brands and its Restricted Subsidiaries on a standalone basis, on the other hand.

Spectrum Brands shall distribute such information and such reports to the Trustee, and make them available, upon request, to any Holder and to any such prospective investor or securities analyst. To the extent not satisfied by the foregoing, Spectrum Brands shall also make publicly available the information required to be available pursuant to Rule 144A(d)(4) under the Securities Act.

Activities of Holdings

Holdings shall not engage in any material activities or hold any material assets other than holding the Capital Stock of Spectrum Brands and those activities incidental thereto and will not incur any material liabilities other than liabilities relating to its Guarantee of the 2024 notes, its Guarantee of any other Indebtedness of Spectrum Brands or any of its Subsidiaries and any other obligations or liabilities incidental to its activities as a holding company.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the 2024 notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the 2024 notes;

(3) failure by Spectrum Brands or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” or the provisions described in the second paragraph under the caption “—Certain Covenants—Guarantees”;

(4) failure by Spectrum Brands or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of 2024 notes outstanding to comply with any of the other agreements in the 2024 notes indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Spectrum Brands or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Spectrum Brands or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment of principal at the final maturity of such Indebtedness (a “Payment Default”);

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(6) failure by Spectrum Brands or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform) aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the 2024 notes indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any authorized Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to Spectrum Brands, any Significant Subsidiary of Spectrum Brands (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Spectrum Brands, all outstanding 2024 notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2024 notes may declare all the 2024 notes to be due and payable immediately by notice in writing to Spectrum Brands specifying the Event of Default.

Holders of the 2024 notes may not enforce the 2024 notes indenture or the 2024 notes except as provided in the 2024 notes indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2024 notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the 2024 notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2024 notes waive any existing Default or Event of Default and its consequences under the 2024 notes indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2024 notes. The Holders of a majority in principal amount of the 2024 notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the 2024 notes indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

A Holder may not institute any proceeding, judicial or otherwise, with respect to the 2024 notes indenture or the 2024 notes, or form the appointment of a recipient or a trustee, or pursue any remedy with respect to the 2024 notes indenture or the 2024 notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding 2024 notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 2024 notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a 2024 note to receive payment of the principal of, premium, if any, or interest on, such 2024 note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 2024 note, which right shall not be impaired or affected without the consent of the Holder.

Spectrum Brands is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the 2024 notes indenture. Upon becoming aware of any Default or Event of Default, Spectrum Brands is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or controlling person of Spectrum Brands or any Guarantor, as such, shall have any liability for any obligations of Spectrum Brands or the Guarantors under the 2024 note, the 2024 notes indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2024 notes by accepting a 2024 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2024 notes.

Satisfaction and Discharge

The 2024 notes indenture will be discharged and will cease to be of further effect as to all 2024 notes issued thereunder, when:

(1) either:

(a) all 2024 notes that have been authenticated (except lost, stolen or destroyed 2024 notes that have been replaced or paid and 2024 notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Spectrum Brands) have been delivered to the Trustee for cancellation; or

(b) all 2024 notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Spectrum Brands or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts, as determined by Spectrum Brands, as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the 2024 notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than the 2024 notes indenture) to which Spectrum Brands or any Guarantor is a party or by which Spectrum Brands or any Guarantor is bound;

(3) Spectrum Brands or any Guarantor has paid or caused to be paid all sums payable by it under the 2024 notes indenture; and

(4) Spectrum Brands has delivered irrevocable instructions to the Trustee under the 2024 notes indenture to apply the deposited money toward the payment of the 2024 notes at maturity or the redemption date, as the case may be.

In the case of satisfaction and discharge, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the trustee shall be sufficient for purposes of clause (1) above and the 2024 notes indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of such deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

In addition, Spectrum Brands must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

Spectrum Brands may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2024 notes (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding 2024 notes to receive payments in respect of the principal of, or interest or premium, if any, on such 2024 notes when such payments are due from the trust referred to below;

(2) Spectrum Brands’ obligations with respect to the 2024 notes concerning issuing temporary 2024 notes, registration of 2024 notes, mutilated, destroyed, lost or stolen 2024 notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Spectrum Brands’ and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 2024 notes indenture.

In addition, Spectrum Brands may, at its option and at any time, elect to have the obligations of Spectrum Brands and the Guarantors released with respect to most covenants that are described in the 2024 notes indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the 2024 notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute Events of Default with respect to the 2024 notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Spectrum Brands must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2024 notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion as a matter of policy, in the opinion of Spectrum Brands’ chief financial officer) to pay the principal of, or interest and premium, if any, on the outstanding 2024 notes on the stated maturity or on the applicable redemption date, as the case may be, and Spectrum Brands must specify whether the 2024 notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Spectrum Brands shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Spectrum Brands has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding 2024 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Spectrum Brands shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding 2024 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit other than a Default resulting from the borrowing of funds to be applied to such deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Spectrum Brands or any of its Subsidiaries is a party or by which Spectrum Brands or any of its Subsidiaries is bound;

(6) Spectrum Brands must deliver to the Trustee an officer’s certificate stating that the deposit was not made by Spectrum Brands with the intent of preferring the Holders of 2024 notes over the other creditors of Spectrum Brands with the intent of defeating, hindering, delaying or defrauding creditors of Spectrum Brands or others;

(7) if the 2024 notes are to be redeemed prior to their stated maturity, Spectrum Brands must deliver to the Trustee irrevocable instructions to redeem all of the 2024 notes on the specified redemption date; and

(8) Spectrum Brands must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

In the case of defeasance, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the trustee shall be sufficient for purposes of clause (1) above and the 2024 notes indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of such deposit, with the Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

In the case of legal or covenant defeasance, all Guarantees and Liens will be released.

Amendment, Supplement and Waiver

Except as provided in the next succeeding paragraphs, the 2024 notes indenture, the 2024 notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the 2024 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2024 notes), and any existing Default or Event of Default or compliance with any provision of the 2024 notes indenture, the 2024 notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 2024 notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2024 notes).

Without the consent of each Holder of 2024 notes affected, an amendment, supplement or waiver may not (with respect to any 2024 notes held by a non-consenting Holder):

(1) reduce the principal amount of the 2024 notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any 2024 note or alter the provisions, or waive any payment, with respect to the redemption of the 2024 notes (other than the notice period with respect to the redemption of the Notes);

(3) reduce the rate of or change the time for payment of interest on any 2024 note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the 2024 notes (except a rescission of acceleration of the 2024 notes by the Holders of at least a majority in aggregate principal amount of the then outstanding 2024 notes and a waiver of the payment default that resulted from such acceleration);

(5) make any 2024 notes payable in money other than U.S. dollars;

(6) make any change in the provisions of the 2024 notes indenture relating to waivers of past Defaults or the rights of Holders of 2024 notes to receive payments of principal of, or interest or premium, if any, on the 2024 notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the 2024 notes indenture, except in accordance with the terms of the 2024 notes indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the 2024 notes or the Note Guarantees;

(9) amend, change or modify the obligation of Spectrum Brands to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen, or the obligation of Spectrum Brands to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders—Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant, consent to the assignment or transfer by Spectrum Brands of any of its rights or obligations under the 2024 notes indenture; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of the 2024 notes, Spectrum Brands, the Guarantors and the Trustee may amend or supplement the 2024 notes indenture, the 2024 notes or the Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated 2024 notes in addition or in place of certificated 2024 notes;

(3) to provide for the assumption of Spectrum Brands’ or any Guarantor’s obligations to Holders of 2024 notes in the case of a merger or consolidation or sale of all or substantially all of Spectrum Brands’ or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of 2024 notes or that does not adversely affect the legal rights under the 2024 notes indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the 2024 notes indenture under the Trust Indenture Act;

(6) to comply with the provision described under “Certain Covenants—Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the 2024 notes indenture; or

(9) to conform any provision to this “Description of 2024 Notes.”

Concerning the Trustee

If the Trustee becomes a creditor of Spectrum Brands or any Guarantor, the 2024 notes indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The 2024 notes indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2024 notes indenture at the request of any Holder of the 2024 notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the 2024 notes indenture. Reference is made to the 2024 notes indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings; provided further that Paula Grundstücksverwaltungsgesellschaft mbH & Co. Vermietungs-KG, Mannheim shall not be deemed an Affiliate of Spectrum Brands or any of its Restricted Subsidiaries solely by virtue of the beneficial ownership by Spectrum Brands or its Restricted Subsidiaries of up to 20% of the Voting Stock of such entity.

“Applicable Premium” means, with respect to any 2024 note on any redemption date, the greater of

(i) 1.0% of the principal amount of such 2024 notes; or

(ii) the excess of:

(a) the present value at such redemption date of (i) the redemption price of such 2024 note at December 15, 2019 (such redemption price being set forth in the table appearing above under “—Optional Redemption”), plus (ii) all required interest payments due on such 2024 note through December 15, 2019 excluding accrued but unpaid interest to the applicable redemption date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such 2024 note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets of Spectrum Brands or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the 2024 notes indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under “—Repurchase at the Option of Holders—Asset Sale”; and

(2) the issuance of Equity Interests (other than directors’ qualifying shares) by any of Spectrum Brands’ Restricted Subsidiaries or the sale by Spectrum Brands or any Restricted Subsidiary of Equity Interests (other than directors’ qualifying shares) in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $50.0 million;

(2) a transfer of assets between or among Spectrum Brands and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to Spectrum Brands or to another Restricted Subsidiary;

(4) the sale, lease, assignment or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business or consistent with past business practice and any other non-recourse factoring of accounts receivable pursuant to a factoring program sponsored by a retailer of national standing in partnership with a financial institution or otherwise entered into by Spectrum Brands or any of its subsidiaries with a financial institution;

(5) the sale or other disposition of Cash Equivalents;

(6) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or no longer used or required for use in the ordinary course of the business of Spectrum Brands or its Restricted Subsidiaries;

(8) the licensing of intellectual property in the ordinary course of business;

(9) any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the 2024 notes indenture;

(10) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(11) foreclosure or any similar action with respect to any property or other asset of Spectrum Brands or any of its Restricted Subsidiaries, which foreclosure or other similar action does not otherwise constitute a Default;

(12) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(13) the unwinding of any Hedging Obligation.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(2) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means the sum of (A) 80% of the net book value of accounts receivable of Spectrum Brands and its Restricted Subsidiaries and (B) 60% of the net book value of inventory of Spectrum Brands and its Restricted Subsidiaries (with accounts receivable and inventory calculated on the basis that all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company and its Restricted Subsidiaries prior to or substantially contemporaneous with the date of any calculation shall be included or excluded, as the case may be, on a pro forma basis with such calculations made in good faith by a responsible financial or accounting officer of the Company).

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (a) United States dollars, Euros, British Pounds Sterling or any other currencies received in the ordinary course of business; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (c) time deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any bank or trust company organized or licensed under the laws of the United States or any state thereof or the District of Columbia whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having at least a “P-1” rating from Moody’s or “A-1” from S&P and in each case maturing within nine months after the date of acquisition; (f) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having the highest ratings obtainable from Moody’s or S&P and maturing within six months from the date of acquisition thereof; (g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and (h) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities or arising from (i) services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox or stop payment services; (ii) commercial credit card and merchant card services; and (iii) other banking products or services (other than letters of credit and leases).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Spectrum Brands and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of Spectrum Brands;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Spectrum Brands or Holdings other than a Permitted Holder;

(4) the first day on which a majority of the members of the Board of Directors of Spectrum Brands or Holdings are not Continuing Directors; or

(5) Holdings ceases to directly own all Capital Stock of Spectrum Brands.

For purposes of this definition, (i) any direct or indirect holding company of Spectrum Brands (including Holdings) shall not itself be considered a Person for purposes of clauses (3) or (5) above or a “person” or “group” for purposes of clauses (3) or (5) above, provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of Spectrum Brands is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of Spectrum Brands immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement. In addition, any foreclosure (but not any sale thereof to a third party) with respect to Equity Interests of Spectrum Brands by the trustee or the holders of HRG Group, Inc.’s (f/k/a Harbinger Group Inc.) outstanding secured notes shall not be deemed a Change of Control.

“Change of Control Offer” has the meaning assigned to that term in the 2024 notes indenture governing the 2024 notes.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(d) (i) unusual or non-recurring charges, (ii) relocation costs and integration costs or reserves (including such items related to proposed and completed acquisitions and Asset Sales and to closure/consolidation of facilities), (iii) Transaction Expenses and (iv) severance costs, including such costs related to proposed and completed Permitted Investments and Asset Sales and to closure/consolidation of facilities, in each case incurred by Spectrum Brands, Inc. and its Restricted Subsidiaries; plus

(e) the amount of cost savings, operational expense improvements and synergies projected by such person in good faith to be realized as a result of actions taken during such period or to be taken in connection with a transaction that is being given pro forma effect (calculated on a pro forma basis as though such cost savings, operational expense improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational expense improvements and synergies are reasonably identifiable and factually supportable and (y) such cost savings, operational expense improvements and synergies are expected in good faith to be realized within 12 months of the end of such period; minus

(f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(6) (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to Hedging Obligations shall be excluded (until realized, at which time such gains or losses shall be included);

(7) any non-cash charge or expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(8) (a)(i) the non-cash portion of “straight-line” rent expense less (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be excluded and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded (until realized, at which time such gains or losses shall be included);

(9) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) approved by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), (i) expenses with respect to liability or casualty events or business interruption shall be excluded and (ii) amounts received, or estimated in good faith to be received, from insurance in respect of lost earnings in respect of liability or causality events or business interruption shall be included (with a deduction for (x) amounts actually received up to such estimated amount to the extent included in Net Income in a future period and (y) for estimated amounts in excess of amounts actually received in a future period);

(10) any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite-lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, shall be excluded; and

(11) restructuring and related charges and acquisition and related integration charges, including but not limited to, restructuring charges related to the Transactions, shall be excluded.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Spectrum Brands and its Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of bankers’ acceptances, Obligations in respect of Capital Lease Obligations, debt obligations evidenced by promissory notes and similar instruments and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Spectrum Brands and its Restricted Subsidiaries, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Spectrum Brands or Holdings who:

(1) was a member of such Board of Directors on the Issue Date or

(2) was nominated for election or elected to such Board of Directors with the approval of the Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Debt” means Indebtedness or Disqualified Stock of Spectrum Brands or any Guarantor in an aggregate principal amount or liquidation preference not greater than twice the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of Spectrum Brands after the Issue Date; provided that:

(1) such cash has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under paragraph (A)(3)(b) under “Limitation on Restricted Payments” or used to make any Restricted Payment pursuant to paragraph (B) of such covenant (it being understood that if any such Indebtedness or Disqualified Stock incurred as Contribution Debt is redesignated as incurred under any provision other than paragraph (b)(16) of the “Limitation on Debt” covenant, the related issuance of Equity Interests may be included in any calculation under paragraph (A)(3)(b) in the “Limitation on Restricted Payments” covenant); and

(2) such Contribution Debt (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an officer’s certificate on the incurrence date thereof.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Revolving Credit Agreement and the Term Loan Agreement), or commercial paper facilities with banks or other institutional lenders or investors or indentures or other agreements providing for revolving credit loans, term loans, debt securities (including related exchange notes and guarantees thereof), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other long-term indebtedness and, in each case, as such agreements may be amended, amended and restated, supplemented, in any manner whatsoever modified, refinanced, extended, substituted, replaced, renewed, or otherwise restructured or refunded, in whole or in part, in one or more instances, from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes)), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior debt facility or (2) occurs on one or more separate occasions.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Spectrum Brands or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by an officer of Spectrum Brands or such Restricted Subsidiary at the time of such Asset Sale.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date that is the earlier date on which the 2024 notes mature and the date the 2024 notes are no longer outstanding, except to the extent such Capital Stock is solely redeemable with, or solely exchangeable for, any Equity Interests of Spectrum Brands that are not Disqualified Stock; provided that if such Capital Stock is issued to any plan for the benefit of employees of Spectrum Brands or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Spectrum Brands or its Subsidiaries in order to satisfy applicable statutory or regulatory obligation; provided, further, that any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of Spectrum Brands, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by Spectrum Brands or its Subsidiaries following the termination of employment of such employee, director, officer, manager or consultant with Spectrum Brands or any of its Subsidiaries (so long as, in each case referred to in this sentence, any such requirement is made subject to compliance with the 2024 notes indenture). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Spectrum Brands to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Spectrum Brands may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the 2024 notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a primary offering, after the Issue Date, of Qualified Stock of Spectrum Brands or of Holdings or any direct or indirect parent of Holdings (to the extent the proceeds thereof are contributed to the common equity of Spectrum Brands) other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Spectrum Brands and its Subsidiaries (other than Indebtedness described in clauses (1) and (3) of the covenant described above under the caption “—Certain Covenants—Indebtedness”) in existence on the Issue Date, until such amounts are repaid.

“Existing Notes” means, collectively, (i) Spectrum Brands’ 6.75% Senior Notes due 2020 outstanding on the Issue Date, (ii) Spectrum Brands’ 6.375% Senior Notes due 2020 outstanding on the Issue Date and (iii) Spectrum Brands’ 6.625% Senior Notes due 2022 outstanding on the Issue Date.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, retires, extinguishes, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, retirement, extinguishment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments or acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Spectrum Brands. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Spectrum Brands as set forth in an officer’s certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made, received or accrued in connection with Hedging Obligations (but excluding unrealized gains or losses with respect thereto), but excluding (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) any redemption premiums, prepayment fees, or other charges or penalties incurred in connection with the Transactions and (iv) any premiums, fees or other charges incurred in connection with the refinancing of the Existing Indebtedness on the Issue Date (in each case of (i) through (iv), to the extent included in any of the foregoing items listed in clause (1)); plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable solely in Equity Interests of Spectrum Brands (other than Disqualified Stock) or (ii) dividends to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

Notwithstanding the foregoing, any additional charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Equity Interests or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Consolidated Fixed Charges.

“Foreign Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) Holdings and each direct or indirect Domestic Subsidiary of Spectrum Brands on the Issue Date; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the 2024 notes indenture; and their respective successors and assigns until released from their obligations under their Note Guarantees and the 2024 notes indenture in accordance with the terms of the 2024 notes indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of managing interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of managing commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of managing foreign currency exchange rate risk.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Spectrum Brands will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Spectrum Brands and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Spectrum Brands or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations, other than Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging, swapping, managing interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP or, in the case of any earn-out obligation or purchase price adjustment, would have been recorded as a liability under GAAP prior to the adoption of Financial Accounting Standards Board Statement No. 141R. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2024 notes indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes;

(ii) performance, surety or appeal bonds provided in the ordinary course of business;

(iii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Spectrum Brands or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Spectrum Brands or any Restricted Subsidiary in connection with such disposition; or

(iv) deferred revenue.

“Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Spectrum Brands or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel, payroll and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Spectrum Brands or any Restricted Subsidiary of Spectrum Brands sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Spectrum Brands such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Spectrum Brands, Spectrum Brands shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Spectrum Brands or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by Spectrum Brands or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means December 4, 2014, the date on which 2024 notes were originally issued under the 2024 notes indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Spectrum Brands or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, brokerage and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions arising therefrom and any tax sharing arrangements in connection therewith, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Term Loan Commitment Agreement” means the new term loan commitment agreement no. 2 among Holdings, Spectrum Brands, as lead borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as agent, pursuant to which Spectrum Brands will incur term loans in an aggregate principal amount equal to €150 million.

“Note Guarantee” means the Guarantee by each Guarantor of Spectrum Brands’ payment obligations under the 2024 notes indenture and on the 2024 notes, executed pursuant to the 2024 notes indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Paying Agent” means an office or agency where 2024 notes may be presented for payment.

“Permitted Business” means any business conducted or proposed to be conducted by Spectrum Brands and its Restricted Subsidiaries on the Issue Date and other businesses complementary, similar or reasonably related, ancillary or incidental thereto or reasonable extensions thereof.

“Permitted Holders” means

(1) each of HRG Group, Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd;

(2) any Affiliate or Related Party of any Person specified in clause (1), other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”;

(3) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1) and (2) or any group in which the Persons specified in clauses (1) and (2) own more than a majority of the voting power of the Voting Stock held by such group.

“Permitted Investments” means:

(1) any Investment in Spectrum Brands or in a Restricted Subsidiary of Spectrum Brands;

(2) any Investment in Cash Equivalents;

(3) any Investment by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Spectrum Brands; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Spectrum Brands or a Restricted Subsidiary of Spectrum Brands;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including Designated Non-Cash Consideration) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Hedging Obligations that are incurred in the ordinary course of business for the purpose of managing interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) stock, obligations or securities received in satisfaction of judgments;

(7) Investments in securities of trade debtors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade debtors or customers or in compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates, (y) as a result of the foreclosure by Spectrum Brands or any Restricted Subsidiaries with respect to any secured Investment or other transfer of title, or (z) as a result of litigation, or other disputes with Persons who are not Affiliates;

(8) other Investments in any Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the Issue Date, not to exceed the greater of (x) $150.0 million and (y) 20% of Consolidated Cash Flow, in each case, net of any return of or on such Investment received by Spectrum Brands or a Restricted Subsidiary;

(9) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other Persons;

(10) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(11) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business; and

(12) Investments (other than in Restricted Subsidiaries) outstanding on the Issue Date or made pursuant to binding agreements in effect on the Issue Date, including any extension, modification or renewal of such Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities;

(13) advances and loans to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands;

(14) Investments in joint ventures having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $75.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (14) is made in any Person that is not Spectrum Brands or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Spectrum Brands or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be Spectrum Brands or a Restricted Subsidiary; and

(15) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $75.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred and then outstanding pursuant to clause (1) of the second paragraph of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and other Obligations in respect thereof;

(2) Liens in favor of Spectrum Brands or any Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Spectrum Brands or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Spectrum Brands or the Restricted Subsidiary;

(5) Liens existing on the Issue Date not otherwise permitted hereby;

(6) Liens securing Permitted Refinancing Indebtedness (other than in respect of Indebtedness referred to in clause (1)); provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(7) Liens incurred in the ordinary course of business of Spectrum Brands or any Restricted Subsidiary of Spectrum Brands with respect to obligations that do not exceed the greater of $150 million or 20% of Consolidated Cash Flow;

(8) Liens on the assets of a Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary that was permitted by the terms of the 2024 notes indenture to be incurred;

(9) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness;

(10) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens or other similar liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(11) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(12) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(13) (x) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or the ownership of its properties, not interfering in any material respect with the conduct of the business of Spectrum Brands and its Restricted Subsidiaries or (y) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property;

(14) licenses or leases or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(15) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(16) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(17) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(18) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(19) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Spectrum Brands and its Restricted Subsidiaries;

(20) Liens (including the interest of a lessor under a Capital Lease) on property that secure Indebtedness incurred under clause (4) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(21) deposits in the ordinary course of business to secure liability to insurance carriers;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens consisting of contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Spectrum Brands or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Spectrum Brands and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Spectrum Brands or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens arising from financing statements filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by Spectrum Brands and its Restricted Subsidiaries in the ordinary course of business;

(25) Liens securing Cash Management Obligations and all Obligations under the Hedging Agreements owed to Persons that were agents and the lenders under the Revolving Credit Agreement or their affiliates at the time of entry into the agreements governing such obligations;

(26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Spectrum Brands and its subsidiaries in the ordinary course of business; and

(27) Liens created for the benefit of the 2024 notes or the 2024 notes Guarantees with respect thereto.

“Permitted Refinancing Indebtedness” means any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing (including tender premiums) and such reasonable expenses, defeasance costs and fees incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2024 notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the 2024 notes or such Note Guarantees on terms at least as favorable to the Holders of 2024 notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) in no event may Indebtedness of Spectrum Brands or any Guarantor be refinanced by means of Indebtedness of a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption upon liquidation.

“Qualified Equity Interests” means all Equity Interests of a person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the 2024 notes for reasons outside the control of Spectrum Brands, Spectrum Brands may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Registrar” means an office or agency where 2024 notes may be presented for registration of transfer or for exchange.

“Replacement Assets” means (1) non-current assets (other than securities of any Person) that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, “Restricted Subsidiary” refers to a Restricted Subsidiary of Spectrum Brands.

“Revolving Credit Agreement” means the revolving credit agreement dated June 16, 2010 among Spectrum Brands, the lenders party thereto and Bank of America NA, as agent, together with any related documents (including any security documents and guarantees) as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes)), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior credit agreement or (2) occurs on one or more separate occasions.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Secured Leverage Ratio” means, on any date of determination (the “transaction date”), the ratio of (x) the aggregate amount of all Consolidated Total Indebtedness secured (or deemed secured pursuant to clause (1)(y) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and issuance of Preferred Stock”) by a Lien on an any asset of Spectrum Brands or any of its Restricted Subsidiaries (other than liens described in clauses (2), (8), (25) and (27) of the definition of “Permitted Liens”) of Spectrum Brands and its Restricted Subsidiaries, determined on a consolidated basis (with any Indebtedness incurred pursuant to clause (1)(y) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and issuance of Preferred Stock” deemed to be secured Indebtedness for this purpose in connection with any measurement of the Secured Leverage Ratio pursuant to such clause) minus the aggregate amount of unrestricted cash and Cash Equivalents owned by Spectrum Brands and its Restricted Subsidiaries on a consolidated basis to (y) the aggregate amount of Consolidated Cash Flow of Spectrum Brands and its Restricted Subsidiaries for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available in each case with such pro forma adjustments to Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions of the Fixed Charges Coverage Ratio.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Term Loan Agreement” means the term loan credit agreement dated as of December 17, 2012, as amended pursuant to amendment no. 1 to credit agreement dated as of August 13, 2013, as further amended pursuant to new term loan commitment agreement no. 1 dated as of August 13, 2013 and effective as of September 4, 2013, as amended and restated pursuant to the restatement agreement dated as of December 18, 2013, as amended pursuant to amendment no. 2 to credit agreement dated as of January 31, 2014 and as further amended pursuant to the New Term Loan Commitment Agreement among Holdings, Spectrum Brands, as lead borrower, Spectrum Brands Canada, Inc. as Canadian borrower, Spectrum Brands Europe GmbH, as German borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as agent, together with any related documents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such term loan credit agreement, in whole or in part, in one or more instances, may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time

(including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior term loan credit agreement or (2) occurs on one or more separate occasions.

“Transaction Expenses” means fees and expenses payable or otherwise borne by Spectrum Brands and its Restricted Subsidiaries in connection with the Transactions, including the costs of legal and financial advisors to Spectrum Brands and the lenders under the New Term Loan Commitment Agreement.

“Transactions” means, collectively, (a) the execution, delivery and performance by Spectrum Brands and the other parties thereto of the New Term Loan Commitment Agreement and the making of the borrowings thereunder, (b) the issuance of the 2024 notes and (c) the consummation of the acquisition and any other transactions described under “Summary—Recent Developments—Pet Care Europe Acquisition” and “Summary—Recent Developments—Tell Acquisition.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2019; provided, however, that if the period from the redemption date to December 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to the 2024 notes indenture until a successor replaces it in accordance with the 2024 notes indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary of Spectrum Brands that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by Spectrum Brands and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

DESCRIPTION OF 2025 NOTES

In this Description of 2025 Notes, (i) “Spectrum Brands” refers only to Spectrum Brands, Inc. and any successor obligor on the 2025 notes, and not to any of its subsidiaries, affiliates or direct or indirect parent companies and (ii) the terms “we,” “our” and “us” refer to Spectrum Brands and the Guarantors. You can find the definitions of certain terms used in this description of 2025 notes under “—Certain Definitions.”

Spectrum Brands issued $1,000.0 million aggregate principal amount of 2025 notes under the 2025 notes indenture among Spectrum Brands, the guarantors named therein and U.S. Bank National Association, as Trustee, as supplemented by the supplemental indenture dated as of June 23, 2015.

The following is a summary of the material provisions of the 2025 notes indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the 2025 notes indenture in its entirety because it, and not this description, defines your rights as holders of the 2025 notes. Copies of the 2025 notes indenture are available at the address described under “Where You Can Find More Information.”

Basic Terms of 2025 Notes

The 2025 notes will:

•	be general unsecured obligations of Spectrum Brands, ranking equally in right of payment with all existing and future unsecured senior Indebtedness of Spectrum Brands;

•	be guaranteed by Spectrum Brands’ direct parent, SB/RH Holdings, LLC (“Holdings”), and each of Spectrum Brands’ existing and future Domestic Subsidiaries, which guaranty in each case shall be a senior unsecured obligation of such Guarantor, ranking equally in right of payment with all existing and future senior Indebtedness of such Guarantor;

•	rank senior in right of payment to all of Spectrum Brands’ and the Guarantors’ existing and future Indebtedness that expressly provides for its subordination to the 2025 notes and the Note Guarantees;

•	be effectively subordinated to any secured Indebtedness of Spectrum Brands, to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to all Indebtedness and other liabilities of Spectrum Brands’ subsidiaries that do not guarantee the 2025 notes.

Principal, Maturity and Interest

The 2025 notes will mature on July 15, 2025. Spectrum Brands will pay interest on the 2025 notes semi-annually in arrears on July 15 and January 15 of each year to holders of record on the immediately preceding July 1 and January 1. Interest on the 2025 notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Spectrum Brands will pay interest on overdue principal of the 2025 notes at a rate equal to 1.0% per annum in excess of 5.750% per annum and will pay interest on overdue installments of interest at such higher rate, in each case to the extent lawful.

Additional Notes

Subject to the covenants described below, Spectrum Brands may issue additional 2025 notes (“Additional Notes”) under the 2025 notes indenture in an unlimited aggregate principal amount, having the same terms in all respects as the 2025 notes, or in all respects except with respect to issue price and interest accrued on or prior to the issue date thereof.

To the extent required by applicable tax regulations, if Additional Notes are not fungible with other 2025 notes for U.S. federal income tax purposes, the Additional Notes will trade under a separate CUSIP number and will be treated as a separate class for purposes of transfer and exchange. Nevertheless, the 2025 notes and any Additional Notes may, at our election, be treated as a single class for all purposes under the 2025 notes indenture and vote together as one class on all matters with respect to the 2025 notes.

Methods of Receiving Payments on the 2025 Notes

If a Holder has given wire transfer instructions to Spectrum Brands at least ten Business Days prior to the applicable payment or redemption date, Spectrum Brands will pay all principal, interest and premium, if any, on that Holder’s 2025 notes in accordance with those instructions. All other payments on 2025 notes will be made at the office or agency of the Paying Agent and Registrar unless Spectrum Brands elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the 2025 Notes

The Trustee is acting as Paying Agent and Registrar. Under the 2025 notes indenture, Spectrum Brands reserves the right to change the Paying Agent or Registrar without prior notice to the Holders, and Spectrum Brands or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange 2025 notes in accordance with the 2025 notes indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Spectrum Brands may require a Holder to pay any taxes and fees required by law or permitted by the 2025 notes indenture. Spectrum Brands is not required to transfer or exchange any 2025 notes selected for redemption. Also, Spectrum Brands is not required to transfer or exchange any 2025 note for a period of 15 days before a selection of the 2025 notes to be redeemed.

The registered Holder of a 2025 note will be treated as the owner of such 2025 note for all purposes.

Note Guarantees

Spectrum Brands’ obligations under the 2025 notes and the 2025 notes indenture will be guaranteed, jointly and severally, on a senior unsecured basis, by Holdings and all of the Domestic Subsidiaries of Spectrum Brands. Each Note Guarantee will:

•	be a general, unsecured obligation of the Guarantor;

•	rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Guarantor;

•	rank senior in right of payment to all existing and any future subordinated Indebtedness of the Guarantor;

•	be effectively subordinated to any secured Indebtedness of the Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to all Indebtedness and other liabilities of any of Spectrum Brands’ subsidiaries that do not guarantee the 2025 notes.

The 2025 notes indenture will provide that the obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must promptly become a Guarantor, execute a supplemental indenture and deliver an opinion of counsel to the Trustee.

None of Spectrum Brands’ Foreign Subsidiaries will guarantee the 2025 notes. Spectrum Brands’ Subsidiaries that will not be guaranteeing the 2025 notes had, as of September 30, 2016, approximately 16% of total liabilities and generated 52% of Spectrum’s revenue for the twelve month period ended September 30, 2016. See “Risk Factors—Risks Related to the Notes— The notes will be effectively subordinated to all liabilities of and claims of creditors of all of our foreign subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Spectrum Brands’ Unrestricted Subsidiaries will not be subject to the restrictive covenants in the 2025 notes indenture and will not guarantee the 2025 notes.

Optional Redemption

At any time prior to July 15, 2020, Spectrum Brands may redeem the 2025 notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2025 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.

At any time on or after July 15, 2020, Spectrum Brands may redeem all or a part of the 2025 notes, from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, in cash, if redeemed during the twelve-month period beginning on July 15 in the years indicated below:

Year	Percentage
2020	102.875%
2021	101.917%
2022	100.958%
2023 and thereafter	100.000%

At any time and from time to time prior to July 15, 2018, Spectrum Brands may redeem the 2025 notes with an amount of cash equal to the net cash proceeds received by Spectrum Brands from one or more Equity Offerings at a redemption price equal to 105.750% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the 2025 notes (calculated after giving effect to any issuance of Additional Notes), provided that

(1) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2) not less than 65% of the aggregate principal amount of the 2025 notes (calculated after giving effect to any issuance of Additional Notes) issued under the 2025 notes indenture remains outstanding immediately thereafter.

Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at Spectrum Brands’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection and Notice

If less than all of the 2025 notes are to be redeemed at any time, the Trustee will select 2025 notes for redemption as follows:

(1) if the 2025 notes are listed, in compliance with the requirements of the principal national securities exchange on which the 2025 notes are listed; or

(2) if the 2025 notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No 2025 notes of less than $2,000 shall be redeemed in part. Notices of redemption shall be mailed by first class mail, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the redemption date to each Holder of the 2025 notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance of the 2025 notes or a satisfaction and discharge of the 2025 notes indenture.

If any 2025 note is to be redeemed in part only, the notice of redemption that relates to that 2025 note shall state the portion of the principal amount thereof to be redeemed. A new 2025 note in principal amount equal to the unredeemed portion of the original 2025 note will be issued in the name of the Holder thereof upon cancellation of the original 2025 note. The 2025 notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 2025 notes or portions of them called for redemption.

Mandatory Redemption; Open Market Purchases and Other Purchases

Spectrum Brands is not required to make mandatory redemption or sinking fund payments with respect to the 2025 notes.

From time to time, Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates may acquire the 2025 notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates (as applicable) may determine (or as may be provided for in the 2025 notes indenture), which may be more or less than the consideration for which the 2025 notes are being sold and may be less than the redemption price in effect and could be for cash or other consideration, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2025 notes indenture. There can be no assurance as to which, if any, of these alternatives or combinations thereof Spectrum Brands, its Restricted Subsidiaries, its direct or indirect parents or its Affiliates may choose to pursue in the future.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of 2025 notes will have the right to require Spectrum Brands to repurchase all or any part (equal to $2,000 or a higher multiple of $1,000) of that Holder’s 2025 notes pursuant to a Change of Control Offer on the terms set forth in the 2025 notes indenture. In the Change of Control Offer, Spectrum Brands will offer a payment (such payment, a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of 2025 notes repurchased, plus accrued and unpaid interest thereon, to the date of purchase. Within 30 days following any Change of Control, Spectrum Brands will mail, or deliver electronically if held by DTC, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 2025 notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the 2025 notes indenture and described in such notice. Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 2025 notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2025 notes indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2025 notes indenture by virtue of such compliance.

On or before the Change of Control Payment Date, Spectrum Brands will, to the extent lawful:

(1) accept for payment all 2025 notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2025 notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the 2025 notes so accepted together with an officer’s certificate stating the aggregate principal amount of 2025 notes or portions thereof being purchased by Spectrum Brands.

The Paying Agent will promptly mail or wire transfer to each Holder of 2025 notes properly tendered the Change of Control Payment for such 2025 notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the 2025 notes surrendered, if any; provided that such new 2025 note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.

Spectrum Brands’ senior credit facilities provide that certain change of control events with respect to Spectrum Brands would constitute a default under these agreements. Any future credit agreements or other agreements to which Spectrum Brands becomes a party may contain similar provisions. Spectrum Brands’ ability to pay cash to the Noteholders following the occurrence of a Change of Control may be limited by Spectrum Brands’ then existing financial resources. Moreover, the exercise by the Noteholders of their right to require Spectrum Brands to purchase the 2025 notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Spectrum Brands. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the 2025 notes. See “Risk Factors—Risks Related to the Notes—We may not be able to make the change of control offer required by the indenture.”

Spectrum Brands will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2025 notes indenture applicable to a Change of Control Offer made by Spectrum Brands and purchases all 2025 notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the 2025 notes indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If holders of not less than 90% in aggregate principal amount of the outstanding 2025 notes validly tender and do not withdraw such 2025 notes in a Change of Control Offer and Spectrum Brands, or any third party making a Change of Control Offer in lieu of Spectrum Brands as described above, purchases all of the 2025 notes validly tendered and not withdrawn by such holders, Spectrum Brands or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all 2025 notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

2025 notes repurchased by Spectrum Brands pursuant to a Change of Control Offer will have the status of 2025 notes issued but not outstanding or will be retired and canceled at the option of Spectrum Brands. 2025 notes purchased by a third party pursuant to the preceding paragraphs will have the status of 2025 notes issued and outstanding.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control or other events, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The provisions under the 2025 notes indenture relative to Spectrum Brand’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the 2025 notes then outstanding.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Spectrum Brands and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the 2025 notes to require Spectrum Brands to repurchase such 2025 notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Spectrum Brands and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit Spectrum Brands’ board of directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such directors would not constitute a “Change of Control” under the 2025 notes indenture that would trigger the rights of a holder of 2025 notes to require a repurchase of the 2025 notes pursuant to this covenant.

Suspension of Certain Covenants

If at any time after the Issue Date that (i) the 2025 notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the 2025 notes indenture, Spectrum Brands and its Restricted Subsidiaries will not be subject to the covenants in the 2025 notes indenture specifically listed under the following captions in this “Description of 2025 Notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) “—Certain Covenants—Restricted Payments”;

(3) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “—Certain Covenants—Transactions with Affiliates”;

(5) “—Certain Covenants—Asset Sales”; and

(6) clause (3) under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Additionally, during such time as the above referenced covenants are suspended (a “Suspension Period”), Spectrum Brands will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

In the event that Spectrum Brands and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this section is no longer satisfied, then Spectrum Brands and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events.

On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to clause (b)(2) under “—Incurrence of Indebtedness and Issuance of Preferred Stock.” For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of clause (A) of “—Restricted Payments,” calculations under such covenant shall be made as though such covenant had been in effect since the Issue Date and prior, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of “Restricted Payments.” For purposes of the “Asset Sales” covenant, on the Reversion Date, the amount of unutilized Excess Proceeds will be reset to zero. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).

There can be no assurance that the 2025 notes will ever achieve or maintain a rating of Investment Grade from the Rating Agencies.

Certain Covenants

Restricted Payments

(A) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Spectrum Brands or any of its Restricted Subsidiaries) or to the direct or indirect holders of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of Spectrum Brands or to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands; and (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividends, payments or distributions payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not Wholly Owned, Spectrum Brands or a Restricted Subsidiary receives at least its pro rata share of such dividends, payments or distributions in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Spectrum Brands) any Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands, including Holdings;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the 2025 notes or the Note Guarantees, except (a) payments of interest on or after Stated Maturity thereof, (b) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value of principal on or after the date that is one year prior to the Stated Maturity thereof or (c) payments on Indebtedness permitted to be incurred pursuant to clause (6) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(4) make any Restricted Investment.

(All such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) Spectrum Brands would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Spectrum Brands and its Restricted Subsidiaries after December 4, 2014 (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent such dividends are paid to Spectrum Brands or any of its Restricted Subsidiaries) and (5), (6), (8), (9)(i), (ii) or (iv), (10), (11), (12) and (13) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Spectrum Brands for the period (taken as one accounting period) from October 1, 2014 to the end of Spectrum Brands’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds (and fair market value of marketable securities or other property) received by Spectrum Brands after December 4, 2014 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Spectrum Brands or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Spectrum Brands that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Spectrum Brands); plus

(c) with respect to Restricted Investments made by Spectrum Brands and its Restricted Subsidiaries after December 4, 2014, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Spectrum Brands or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by Spectrum Brands or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(d) $350.0 million.

(B) So long as, in the case of clauses (7), (8) and (15), no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as applicable, if at said date of declaration or notice such payment would have complied with the provisions of the 2025 notes indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Spectrum Brands or any Guarantor or of any Equity Interests (including Disqualified Stock) of Spectrum Brands or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of Spectrum Brands or sale (other than to a Subsidiary of Spectrum Brands) of, Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands (other than Disqualified Stock) contributed to the equity of Spectrum Brands, in each case, within 60 days of such redemption, repurchase, retirement, defeasance or other acquisition; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3) the defeasance, repayment, redemption, repurchase or other acquisition of subordinated Indebtedness of Spectrum Brands or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of Spectrum Brands to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of an offering of, Equity Interests (other than Disqualified Stock) of Spectrum Brands or other contributions to the common equity capital of Spectrum Brands, in each case within 60 days of the acquisition of such Investment; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other convertible or exchangeable securities or the vesting of restricted stock, restricted stock units or similar instruments if such Capital Stock represents fractional shares or all or a portion of the exercise price thereof or withholding taxes payable in connection with the exercise thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of (or payments to Holdings to fund any such repurchase, redemption or other acquisition of value) any Equity Interests of Holdings (or any direct or indirect parent of Holdings) or Spectrum Brands held by any employee, former employee, director or former director of Spectrum Brands (or any of its Restricted Subsidiaries) or Holdings (or any direct or indirect parent of Holdings) or any permitted transferee of any of the foregoing pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year, and any payment by Spectrum Brands to Holdings to enable Holdings (or any direct or indirect parent of Holdings) to make such payments, shall not exceed the sum of (x) $5.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (7) in prior fiscal years; provided that no more than $10.0 million may be carried forward in any fiscal year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by Spectrum Brands or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Spectrum Brands or any direct or indirect parent of Spectrum Brands (to the extent contributed to Spectrum Brands) to members of management, directors, employees or consultants of Spectrum Brands, its Restricted Subsidiaries or any direct or indirect parent of Spectrum Brands that occurs after December 4, 2014 (provided that the amount of cash proceeds utilized for any such repurchase, redemption or other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3)(b) of the preceding paragraph (A)); plus

(b) the cash proceeds of key man life insurance policies received by Spectrum Brands or any direct or indirect parent of Spectrum Brands (to the extent contributed to Spectrum Brands) or the Restricted Subsidiaries after December 4, 2014;

provided that cancellation of Indebtedness owing to Spectrum Brands or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Spectrum Brands, any Restricted Subsidiary or the direct or indirect parents of Spectrum Brands in connection with a repurchase of Equity Interests of Spectrum Brands or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 2025 notes indenture;

(8) the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness required in accordance with provisions applicable thereto similar to those described under the “Asset Sales” and “Change of Control” covenants; provided that all 2025 notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9) payments made to Holdings (i) to allow Holdings (or any direct or indirect parent of Holdings) to pay administrative expenses and corporate overhead, franchise fees, public company costs (including SEC and auditing fees) and customary director fees in an aggregate amount not to exceed $5.0 million in any calendar year; (ii) to allow Holdings to pay premiums and deductibles in respect of directors and officers insurance policies and umbrella excess insurance policies obtained from third-party insurers and indemnities for the benefit of its directors, officers and employees; (iii) to allow Holdings or such other parent of Spectrum Brands to pay reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or any unsuccessful acquisition or strategic transaction by such direct or indirect parent company of Spectrum Brands; and (iv) to allow Holdings (or any direct or indirect parent of Holdings) to pay income taxes attributable to Spectrum Brands and its Subsidiaries in an amount not to exceed the amount of such taxes that would be payable by Spectrum Brands and its Subsidiaries on a stand-alone basis (if Spectrum Brands were a corporation and parent of a consolidated group including its Subsidiaries); provided that any payments pursuant to this clause (iv) in any period not otherwise deducted in calculating Consolidated Net Income shall be deducted in calculating Consolidated Net Income for such period (and shall be deemed to be a provision for taxes for purposes of calculating Consolidated Cash Flow for such period);

(10) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of 17.5% of Consolidated Cash Flow and $175.0 million;

(11) (A) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Spectrum Brands or any Restricted Subsidiary or preferred stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or preferred stock when due at final maturity in accordance with its terms and (B) the declaration and payment of dividends to a direct or indirect parent company of Spectrum Brands, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of preferred stock (other than Disqualified Stock) of such parent company issued after December 4, 2014; provided that (i) the aggregate amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Spectrum Brands from the sale of such preferred stock and (ii) the amount of cash used to make any payments pursuant to this clause (B) shall be excluded from calculations pursuant to clause (3) of the first paragraph above and shall not be used for the purpose of any other Restricted Payment;

(12) (a) any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates and (b) any Restricted Payments used to fund the Prior Transactions and the fees and expenses related thereto, including those owed to Affiliates;

(13) any “deemed dividend” resulting under the tax laws from, or in connection with, the filing of a consolidated or combined tax return by Holdings or any direct or indirect parent of Spectrum Brands (and not involving any cash distribution from Spectrum Brands or any Restricted Subsidiary except as permitted by clause (9)(iv) above);

(14) the payment of dividends to Holdings to fund a payment of dividends on Holdings’ common stock (or the common stock of any direct or indirect parent of Holdings) of up to 6% per annum of the net cash proceeds received by or contributed to Spectrum Brands as a contribution to equity in or from any public offering of common stock of Holdings (or the common stock of any direct or indirect parent of Holdings) other than public offerings registered on Form S-4 or Form S-8 (or their successor or equivalent forms); and

(15) any Restricted Payment if, at the time of making of such payment and after giving effect thereto (including the incurrence of any Indebtedness to finance such payments), the Consolidated Total Debt Ratio shall be no greater than 4.0 to 1.0.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Spectrum Brands or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities in excess of $10.0 million that are required to be valued by this covenant shall be determined by the Board of Directors.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Spectrum Brands will be entitled to divide, classify or re-classify (based on circumstances existing on the date of such reclassification) such restricted payment or portion thereof in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

(a) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Spectrum Brands will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided that Spectrum Brands or any Restricted Subsidiaries may incur Indebtedness, if the Fixed Charge Coverage Ratio for Spectrum Brands’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Guarantor may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in a principal amount (or accreted value, as applicable) that, when aggregated with the principal amount (or accreted value, as applicable) of all Indebtedness then outstanding and incurred by such non-Guarantor Restricted Subsidiaries under this clause (a), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, exceeds the greater of $500 million and 50% of the Consolidated Cash Flows of Spectrum Brands for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred and after giving pro forma effect thereto (including a pro forma application of the net proceeds therefrom) as if such indebtedness had been incurred at the beginning of such four fiscal quarters.

(b) Paragraph (a) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Spectrum Brands or any Restricted Subsidiaries of Indebtedness (including Indebtedness under the Revolving Credit Agreement and the Term Loan Agreement) under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Spectrum Brands and its Restricted Subsidiaries thereunder) not to exceed the sum of (A) the greater of $1,000 million and the Borrowing Base; and (B) the greater of (x) $2,800 million and (y) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and application of the net proceeds therefrom), the Secured Leverage Ratio would be no greater than 3.25 to 1.0 (provided that all Indebtedness incurred under clause (B)(y), whether or not secured, shall be included when calculating the Secured Leverage Ratio for purposes of this clause (B)(y)); less the aggregate amount of all Net Proceeds of Asset Sales applied by Spectrum Brands or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by Spectrum Brands and the Guarantors of Indebtedness represented by the 2025 notes offered hereby (excluding any Additional Notes) and the related Note Guarantees;

(4) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of property (real or personal), plant, equipment or other fixed or capital assets that are used or useful in the Permitted Business, whether through the direct purchase of assets or the purchase of Equity Interests of any Person owning such assets (in each case, incurred within 365 days of such acquisition, development, construction, purchase, lease, repair, addition or improvement), in a principal amount that, when aggregated with the principal amount of all Indebtedness then outstanding under this clause (4), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred under this clause (4), does not exceed the greater of (a) $300.0 million and (b) 30% of Consolidated Cash Flow of Spectrum Brands for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters;

(5) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the 2025 notes indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (10), (11) or (16) of this paragraph;

(6) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Spectrum Brands or any of its Restricted Subsidiaries; provided that:

(a) if Spectrum Brands or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2025 notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Spectrum Brands or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Spectrum Brands or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Spectrum Brands or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by Spectrum Brands or any Restricted Subsidiary of Indebtedness of Spectrum Brands or a Restricted Subsidiary of Spectrum Brands that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of other Indebtedness in a principal amount (or accreted amount as applicable) that, when aggregated with the principal amount of all Indebtedness then outstanding under this clause (8), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred under this clause (8), does not exceed the greater of (a) $400.0 million and (b) 40% of Consolidated Cash Flow of Spectrum Brands for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such four fiscal quarters;

(9) the incurrence of Indebtedness by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Acquired Debt; provided that after giving effect to the incurrence thereof, Spectrum Brands either (x) could incur $1.00 of indebtedness under paragraph (a) above or (y) would have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Spectrum Brands for the four-quarter period immediately prior to such transaction;

(11) the incurrence of Indebtedness by Foreign Subsidiaries; provided that the principal amount (or accreted value, as applicable) incurred under this clause (11), when aggregated with the principal amount (or accreted value, as applicable) of all other Indebtedness then outstanding and incurred under this clause (11), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), does not exceed $600.0 million, and Guarantees thereof by any Foreign Subsidiary;

(12) (A) Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations or health, disability or other benefits to employees or former employees or their families, and Indebtedness incurred in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, in each case incurred in the ordinary course of business, including guarantees or obligations of Spectrum Brands or any Restricted Subsidiary with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed); and (B) Indebtedness consisting of the financing of insurance premiums, in the ordinary course of business;

(13) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(14) Indebtedness of Spectrum Brands or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $10.0 million at any time outstanding;

(15) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchased in the ordinary course of business;

(16) Contribution Indebtedness; and

(17) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of Spectrum Brands or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness incurred under this clause (17), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (17) does not exceed the greater of $100.0 million and 10.0% of Consolidated Cash Flow.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to paragraph (a) of this covenant, Spectrum Brands will be permitted to divide, classify or reclassify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. In addition, any Indebtedness originally classified as incurred pursuant to paragraph (a) or clauses (1) through (17) above may later be reclassified by Spectrum Brands such that it will be deemed as having been incurred pursuant to another of such clauses or paragraph (a) above to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or paragraph (a) at the time of such reclassification (based on circumstances existing at the time of such reclassification). If any Contribution Debt is designated as incurred under any provision other than clause (16) under paragraph (b), the related issuance of Equity Interests may be included in any calculation under paragraph (A)(3)(b) of “Restricted Payments.”

Subject to the foregoing, any Indebtedness incurred pursuant to clause (1) above shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provides that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

The amount of Indebtedness incurred in any foreign currency for purposes of the 2025 notes indenture shall be converted into U.S. dollars at the time of first incurrence, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt, and the amount of such Indebtedness outstanding will not be deemed to change as a result of fluctuations in currency exchange rates after such date of incurrence. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

Spectrum Brands shall not incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of Spectrum Brands unless it is subordinated in right of payment to the 2025 notes at least to the same extent. No Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to the Indebtedness of such Guarantor unless it is subordinated in right of payment to such Guarantor’s Note Guarantee at least to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness of Spectrum Brands or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, without effectively providing that the 2025 notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the 2025 notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of

Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in clauses (1) through (27) of the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, Spectrum Brands shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in subclause (x) of the second paragraph of the definition of “Indebtedness.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Spectrum Brands or any of its Restricted Subsidiaries or pay any liabilities owed to Spectrum Brands or any of its Restricted Subsidiaries;

(2) make loans or advances to Spectrum Brands or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Spectrum Brands or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of or with respect to:

(1) the Revolving Credit Agreement, the Term Loan Agreement, Existing Indebtedness or any other agreements as in effect on the Issue Date;

(2) applicable law, rule, regulation or order;

(3) any Person or the property or assets of a Person acquired by Spectrum Brands or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) in the case of clause (3) of the first paragraph of this covenant:

(a) provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(b) restrictions existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Spectrum Brands or any Restricted Subsidiary not otherwise prohibited by the 2025 notes indenture; or

(c) restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Spectrum Brands or any Restricted Subsidiary in any manner material to Spectrum Brands or any Restricted Subsidiary;

(5) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other agreements;

(6) any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) Indebtedness of a Foreign Subsidiary permitted to be incurred under the 2025 notes indenture; provided that (a) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (b) such encumbrances or restrictions will not materially (in good faith by the Board of Directors of Spectrum Brands) impair Spectrum Brands’ ability to make principal and interest payments on the 2025 notes, as determined;

(8) the 2025 notes indenture, the 2025 notes, any Additional Notes or the Guarantees;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such restrictions will not materially (in the good faith judgment of the Board of Directors of Spectrum Brands) impair Spectrum Brands’ ability to make principal and interest payments on the 2025 notes;

(11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which Spectrum Brands or any of its Restricted Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Spectrum Brands or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Spectrum Brands or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(12) any instrument governing any Indebtedness or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary and was not entered into in contemplation of the designation of such Subsidiary as a Restricted Subsidiary; provided that, in the case of Indebtedness, the incurrence of such Indebtedness as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of the 2025 notes indenture;

(13) purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of the first paragraph of this covenant on the property so acquired; and

(14) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Spectrum Brands’ Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands to other Indebtedness incurred by Spectrum Brands or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

Spectrum Brands will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Spectrum Brands is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) Spectrum Brands is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Spectrum Brands under the 2025 notes, the 2025 notes indenture, and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists; and

(3) immediately after giving effect to such transaction on a pro forma basis, Spectrum Brands or the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be (i) permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Spectrum Brands for the four-quarter period immediately prior to such transaction.

In addition, neither Spectrum Brands nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (2) and (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease, conveyance or other disposition of assets between or among Spectrum Brands and any of its Restricted Subsidiaries.

Transactions with Affiliates

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving payments of consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Spectrum Brands or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Spectrum Brands or such Restricted Subsidiary with a Person that is not an Affiliate of Spectrum Brands as determined in good faith by a majority of the disinterested members of the Board of Directors; and

(2) Spectrum Brands delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Spectrum Brands and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of Spectrum Brands;

(3) Restricted Payments that are permitted by the provisions of the 2025 notes indenture described above under the caption “—Restricted Payments,” or any Permitted Investments;

(4) any sale of Capital Stock (other than Disqualified Stock) of Spectrum Brands;

(5) loans and advances to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries or Holdings (or any direct or indirect parent of Holdings) for bona fide business purposes in the ordinary course of business consistent with past practice;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Spectrum Brands or any of its Restricted Subsidiaries with officers and employees of Spectrum Brands or any of its Restricted Subsidiaries or Holdings (or any direct or indirect parent of Holdings) and the payment of compensation to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7) any agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or any replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Spectrum Brands and its Restricted Subsidiaries than the original agreement as in effect on the Issue Date, as determined in good faith by Spectrum Brands’ Board of Directors, and any transactions contemplated by any of the foregoing agreements or arrangements;

(8) transactions with customers, clients, suppliers, joint ventures, joint venture partners, Unrestricted Subsidiaries or purchasers or sellers of goods and services, in each case in the ordinary course of business and on terms no less favorable than that available from non-affiliates (as determined by Spectrum Brands) and otherwise not prohibited by the 2025 notes indenture;

(9) any transaction with an Affiliate (i) where the only consideration paid by Spectrum Brands or any Restricted Subsidiary is Qualified Equity Interests or (ii) consisting of the provision of customary registration rights;

(10) (a) the payment of all Transaction Expenses by Spectrum Brands and its Restricted Subsidiaries and (b) the payment of all Prior Transaction Expenses by Spectrum Brands and its Restricted Subsidiaries;

(11) any merger, consolidation or reorganization of Spectrum Brands (otherwise permitted by the 2025 notes indenture) with an Affiliate of Spectrum Brands solely for the purpose of (a) reorganizing to facilitate an initial public offering of securities of Spectrum Brands or a direct or indirect parent of Spectrum Brands, (b) forming or collapsing a holding company structure or (c) reincorporating Spectrum Brands in a new jurisdiction;

(12) transactions between Spectrum Brands or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of Spectrum Brands or any direct or indirect parent of Spectrum Brands; provided that such director abstains from voting as a director of Spectrum Brands or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(13) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith that is consistent with paragraph (b)(9)(iv) of the “—Restricted Payments” covenant;

(14) any transaction by Spectrum Brands or any Restricted Subsidiary with any Affiliate for any financial advisory, financing (including the extension of credit or making of loans by any Affiliate), underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of Spectrum Brands in good faith; and

(15) transactions in which Spectrum Brands or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Spectrum Brands or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph.

Asset Sales

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Spectrum Brands (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefore received by Spectrum Brands or such Restricted Subsidiary is in the form of Cash Equivalents or Replacement Assets. For purposes of this clause, each of the following shall be deemed to be Cash Equivalents:

(a) any liabilities (as shown on Spectrum Brands’ or such Restricted Subsidiary’s most recent balance sheet) of Spectrum Brands or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the 2025 notes or any Note Guarantee and liabilities to the extent owed to Spectrum Brands or any Affiliate of Spectrum Brands) that are assumed by the transferee of any such assets and with respect to which Spectrum Brands and its Restricted Subsidiaries are unconditionally released from further liability in writing or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(b) any securities, notes or other obligations or assets received by Spectrum Brands or any such Restricted Subsidiary from such transferee that are converted by Spectrum Brands or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 360 days of the applicable Asset Sale; and

(c) any Designated Non-cash Consideration received by Spectrum Brands or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $20.0 million or 2.0% of Consolidated Cash Flow at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

If at any time any non-cash consideration received by Spectrum Brands or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Spectrum Brands may apply such Net Proceeds at its option:

(1) to repay secured Indebtedness or Indebtedness of a non-Guarantor Restricted Subsidiary owed to a Person that is not an Affiliate of Spectrum Brands and, except in the case of Indebtedness under the Revolving Credit Agreement, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to prepay, repay or repurchase any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries which is not expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 2025 notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor; or

(3) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; provided that, if during the 365 day period following the consummation of an Asset Sale, Spectrum Brands or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply the Net Proceeds in accordance with the requirements of this clause (3) after such 365 day period, such 365 day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) or, if earlier, the date of termination of such agreement; provided, further, that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless Spectrum Brands or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that Spectrum Brands or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

Following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, Cash Equivalents (whether or not actual Net Proceeds of such Asset Sale) used for the purposes described in clause (3) that are designated as used in accordance with clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Proceeds applied in accordance with clause (3).

Pending the final application of any such Net Proceeds, Spectrum Brands may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the 2025 notes indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (1), (2) or (3) of the second preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $50.0 million, Spectrum Brands will make an Asset Sale Offer to all Noteholders and all holders of other Indebtedness that is pari passu with the 2025 notes or any Note Guarantee containing provisions similar to those set forth in the 2025 notes indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the 2025 notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. Spectrum Brands and its Restricted Subsidiaries may make an Asset Sale Offer under this section using Net Proceeds prior to the time any such Net Proceeds become Excess Proceeds, in which case such Net Proceeds shall be deemed to have been applied within the time frame required by this covenant. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the 2025 notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Spectrum Brands may use such Excess Proceeds for any purpose not otherwise prohibited by the 2025 notes indenture. If the aggregate principal amount of the 2025 notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the 2025 notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of the 2025 notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the 2025 notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the 2025 notes indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2025 notes indenture by virtue of such compliance.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Spectrum Brands or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the aggregate fair market value of all outstanding Investments owned by Spectrum Brands and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any Property of, Spectrum Brands or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands that would not be permitted under “Transactions with Affiliates” and;

(b) except as permitted under clauses (1) and (2) above is a Person with respect to which neither Spectrum Brands nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

(5) no Default or Event of Default would be in existence following such designation.

If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the 2025 notes indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Spectrum Brands as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the 2025 notes indenture, Spectrum Brands shall be in default under the 2025 notes indenture.

The Board of Directors of Spectrum Brands may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Spectrum Brands of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Guarantees

If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must promptly become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the Trustee.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Spectrum Brands or another Guarantor unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the 2025 notes indenture, Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) except in the case of Holdings, such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor (other than Holdings) will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Spectrum Brands or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor does not violate the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) if Spectrum Brands designates such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the 2025 notes indenture;

(3) upon legal or covenant defeasance of the 2025 notes or satisfaction and discharge of the 2025 notes indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge” or;

(4) upon a sale of Capital Stock which causes such Guarantor to cease to be a Subsidiary if such sale does not violate any of the provisions of the 2025 notes indenture; provided that such Guarantor is concurrently released from any other Guarantees of Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries at such time.

Reports

So long as any 2025 notes are outstanding, Spectrum Brands will file with the U.S. Securities and Exchange Commission (“Commission”) and furnish to the Trustee and, upon request, to the Holders:

(1) within 90 days after the end of each fiscal year, an annual report on Form 10-K;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report on Form 10-Q; and

(3) promptly from time to time after the occurrence of an event required to be therein reported pursuant to Form 8-K, a current report on Form 8-K.

If Spectrum Brands is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Spectrum Brands will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing. If the Commission will not accept Spectrum Brands’ filings for any reason, Spectrum Brands will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if Spectrum Brands were required to file those reports with the Commission. Spectrum Brands will not take any action for the purpose of causing the Commission not to accept any such filings. Any information filed with, or furnished to, the Commission via EDGAR shall be deemed to have been made available to the Trustee and the registered holders of the 2025 notes.

Notwithstanding the foregoing, (A) if Holdings or any other direct or indirect parent of Spectrum Brands fully and unconditionally guarantees the 2025 notes, the filing of such reports by such parent within the time periods specified above will satisfy such obligations of Spectrum Brands; provided that such reports shall include and (B) if neither Spectrum Brands nor Holdings is subject to Section 13 or 15(d) of the Exchange Act, the financial statements, information and other documents required to be provided as described above, may be those of (i) Spectrum Brands or (ii) any direct or indirect parent of Spectrum Brands, so long as in the case of (ii) such direct or indirect parent of Spectrum Brands shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of Spectrum Brands; provided that, if the financial information so furnished relates to such direct or indirect parent of Spectrum Brands, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Spectrum Brands and its Restricted Subsidiaries on a standalone basis, on the other hand.

Spectrum Brands shall distribute such information and such reports to the Trustee, and make them available, upon request, to any Holder and to any such prospective investor or securities analyst. To the extent not satisfied by the foregoing, Spectrum Brands shall also make publicly available the information required to be available pursuant to Rule 144A(d)(4) under the Securities Act.

Activities of Holdings

Holdings shall not engage in any material activities or hold any material assets other than holding the Capital Stock of Spectrum Brands and those activities incidental thereto and will not incur any material liabilities other than liabilities relating to its Guarantee of the 2025 notes, its Guarantee of any other Indebtedness of Spectrum Brands or any of its Subsidiaries and any other obligations or liabilities incidental to its activities as a holding company.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the 2025 notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the 2025 notes;

(3) failure by Spectrum Brands or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” or the provisions described in the second paragraph under the caption “—Certain Covenants—Guarantees”;

(4) failure by Spectrum Brands or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of outstanding 2025 notes to comply with any of the other agreements in the 2025 notes indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Spectrum Brands or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Spectrum Brands or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment of principal at the final maturity of such Indebtedness (a “Payment Default”);

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(6) failure by Spectrum Brands or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform) aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the 2025 notes indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any authorized Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to Spectrum Brands, any Significant Subsidiary of Spectrum Brands (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Spectrum Brands, all outstanding 2025 notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 2025 notes may declare all the 2025 notes to be due and payable immediately by notice in writing to Spectrum Brands specifying the Event of Default.

Holders of the 2025 notes may not enforce the 2025 notes indenture or the 2025 notes except as provided in the 2025 notes indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2025 notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2025 notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount the 2025 notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 2025 notes waive any existing Default or Event of Default and its consequences under the 2025 notes indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2025 notes. The Holders of a majority in principal amount of the 2025 notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the 2025 notes indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

A Holder may not institute any proceeding, judicial or otherwise, with respect to the 2025 notes indenture or the 2025 notes, or form the appointment of a recipient or a trustee, or pursue any remedy with respect to the 2025 notes indenture or the 2025 notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding 2025 notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 2025 notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a 2025 note to receive payment of the principal of, premium, if any, or interest on, such 2025 note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 2025 notes, which right shall not be impaired or affected without the consent of the Holder.

Spectrum Brands is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the 2025 notes indenture. Upon becoming aware of any Default or Event of Default, Spectrum Brands is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or controlling person of Spectrum Brands or any Guarantor, as such, shall have any liability for any obligations of Spectrum Brands or the Guarantors under the 2025 notes, the 2025 notes indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2025 notes by accepting a 2025 note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2025 notes.

Satisfaction and Discharge

The 2025 notes indenture will be discharged and will cease to be of further effect as to all 2025 notes issued thereunder, when:

(1) either:

(a) all 2025 notes that have been authenticated (except lost, stolen or destroyed 2025 notes that have been replaced or paid and 2025 notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Spectrum Brands) have been delivered to the Trustee for cancellation; or

(b) all 2025 notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Spectrum Brands or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts, as determined by Spectrum Brands, as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the 2025 notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than the 2025 notes indenture) to which Spectrum Brands or any Guarantor is a party or by which Spectrum Brands or any Guarantor is bound;

(3) Spectrum Brands or any Guarantor has paid or caused to be paid all sums payable by it under the 2025 notes indenture; and

(4) Spectrum Brands has delivered irrevocable instructions to the Trustee under the 2025 notes indenture to apply the deposited money toward the payment of the 2025 notes at maturity or the redemption date, as the case may be.

In the case of satisfaction and discharge, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the trustee shall be sufficient for purposes of clause (1) above and the 2025 notes indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of such deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

In addition, Spectrum Brands must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

Spectrum Brands may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2025 notes (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding 2025 notes to receive payments in respect of the principal of, or interest or premium, if any, on such 2025 notes when such payments are due from the trust referred to below;

(2) Spectrum Brands’ obligations with respect to the 2025 notes concerning issuing temporary 2025 notes, registration of 2025 notes, mutilated, destroyed, lost or stolen 2025 notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Spectrum Brands’ and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 2025 notes indenture.

In addition, Spectrum Brands may, at its option and at any time, elect to have the obligations of Spectrum Brands and the Guarantors released with respect to most covenants that are described in the 2025 notes indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the 2025 notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute Events of Default with respect the 2025 notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Spectrum Brands must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 2025 notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion as a matter of policy, in the opinion of Spectrum Brands’ chief financial officer) to pay the principal of, or interest and premium, if any, on the outstanding 2025 notes on the stated maturity or on the applicable redemption date, as the case may be, and Spectrum Brands must specify whether the 2025 notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Spectrum Brands shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Spectrum Brands has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding 2025 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Spectrum Brands shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding 2025 notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit other than a Default resulting from the borrowing of funds to be applied to such deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Spectrum Brands or any of its Subsidiaries is a party or by which Spectrum Brands or any of its Subsidiaries is bound;

(6) Spectrum Brands must deliver to the Trustee an officer’s certificate stating that the deposit was not made by Spectrum Brands with the intent of preferring the Holders of 2025 notes over the other creditors of Spectrum Brands with the intent of defeating, hindering, delaying or defrauding creditors of Spectrum Brands or others;

(7) if the 2025 notes are to be redeemed prior to their stated maturity, Spectrum Brands must deliver to the Trustee irrevocable instructions to redeem all of the 2025 notes on the specified redemption date; and

(8) Spectrum Brands must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

In the case of defeasance, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the trustee shall be sufficient for purposes of clause (1) above and the 2025 notes indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of such deposit, with the Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

In the case of legal or covenant defeasance, all Guarantees and Liens will be released.

Amendment, Supplement and Waiver

Except as provided in the next succeeding paragraphs, the 2025 notes indenture, the 2025 notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the 2025 notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2025 notes), and any existing Default or Event of Default or compliance with any provision of the 2025 notes indenture, the 2025 notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 2025 notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2025 notes).

Without the consent of each Holder of 2025 notes affected, an amendment, supplement or waiver may not (with respect to any 2025 notes held by a non-consenting Holder):

(1) reduce the principal amount of the 2025 notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any 2025 note or alter the provisions, or waive any payment, with respect to the redemption of the 2025 notes (other than the notice period with respect to the redemption of the 2025 notes);

(3) reduce the rate of or change the time for payment of interest on any 2025 notes;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the 2025 notes (except a rescission of acceleration of the 2025 notes by the Holders of at least a majority in aggregate principal amount of the then outstanding 2025 notes and a waiver of the payment default that resulted from such acceleration);

(5) make any 2025 note payable in money other than U.S. dollars;

(6) make any change in the provisions of the 2025 notes indenture relating to waivers of past Defaults or the rights of Holders of 2025 notes to receive payments of principal of, or interest or premium, if any, on the 2025 notes;

(7) release any Guarantor from any of its obligations under its 2025 notes Guarantee or the 2025 notes indenture, except in accordance with the terms of the 2025 notes indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the 2025 notes or the Note Guarantees;

(9) amend, change or modify the obligation of Spectrum Brands to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen, or the obligation of Spectrum Brands to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders—Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant, consent to the assignment or transfer by Spectrum Brands of any of its rights or obligations under the 2025 notes indenture; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of the 2025 notes, Spectrum Brands, the Guarantors and the Trustee may amend or supplement the 2025 notes indenture, the 2025 notes or the Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated 2025 notes in addition or in place of certificated 2025 notes;

(3) to provide for the assumption of Spectrum Brands’ or any Guarantor’s obligations to Holders of 2025 notes in the case of a merger or consolidation or sale of all or substantially all of Spectrum Brands’ or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the 2025 notes indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the 2025 notes indenture under the Trust Indenture Act;

(6) to comply with the provision described under “Certain Covenants—Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the 2025 notes indenture; or

(9) to conform any provision to this “Description of 2025 Notes.”

Concerning the Trustee

If the Trustee becomes a creditor of Spectrum Brands or any Guarantor, the 2025 notes indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The 2025 notes indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 2025 notes indenture at the request of any Holder of the 2025 notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the 2025 notes indenture. Reference is made to the 2025 notes indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“AAG Acquisition” means the acquisition of all of the equity interests of the Armored AutoGroup Parent Inc. pursuant to the AAG Merger Agreement.

“AAG Merger Agreement” means the Agreement and Plan of Merger by and among Armored AutoGroup Parent Inc., Spectrum Brands Holdings, Inc., Ignite Merger Sub, Inc. and, solely in its capacity as representative, Avista Capital Partners II GP, LLC, dated as of April 28, 2015, in relation to the AAG Acquisition and as amended from time to time.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings; provided further that Paula Grundstücksverwaltungsgesellschaft mbH & Co. Vermietungs-KG, Mannheim shall not be deemed an Affiliate of Spectrum Brands or any of its Restricted Subsidiaries solely by virtue of the beneficial ownership by Spectrum Brands or its Restricted Subsidiaries of up to 20% of the Voting Stock of such entity.

“Applicable Premium” means, with respect to any 2025 note on any redemption date, the greater of 1.0% of the principal amount of such 2025 note; or the excess of:

(a) the present value at such redemption date of (i) the redemption price of such 2025 note at July 15, 2020 (such redemption price being set forth in the table appearing above under “—Optional Redemption”), plus (ii) all required interest payments due on such 2025 note through July 15, 2020 excluding accrued but unpaid interest to the applicable redemption date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such 2025 note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets of Spectrum Brands or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the 2025 notes indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under “—Repurchase at the Option of Holders—Asset Sale”; and

(2) the issuance of Equity Interests (other than directors’ qualifying shares) by any of Spectrum Brands’ Restricted Subsidiaries or the sale by Spectrum Brands or any Restricted Subsidiary of Equity Interests (other than directors’ qualifying shares) in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $50.0 million;

(2) a transfer of assets between or among Spectrum Brands and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to Spectrum Brands or to another Restricted Subsidiary;

(4) the sale, lease, assignment or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business or consistent with past business practice and any other non-recourse factoring of accounts receivable pursuant to a factoring program sponsored by a retailer of national standing in partnership with a financial institution or otherwise entered into by Spectrum Brands or any of its subsidiaries with a financial institution;

(5) the sale or other disposition of Cash Equivalents;

(6) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or no longer used or required for use in the ordinary course of the business of Spectrum Brands or its Restricted Subsidiaries;

(8) the licensing of intellectual property in the ordinary course of business;

(9) any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the 2025 notes indenture;

(10) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(11) foreclosure or any similar action with respect to any property or other asset of Spectrum Brands or any of its Restricted Subsidiaries, which foreclosure or other similar action does not otherwise constitute a Default;

(12) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(13) the unwinding of any Hedging Obligation.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any direct or indirect parent company of such corporation, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(2) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(4) with respect to any other Person, the board or committee of such Person or any direct or indirect parent company of such Person serving a similar function.

“Borrowing Base” means the sum of (A) 80% of the net book value of accounts receivable of Spectrum Brands and its Restricted Subsidiaries and (B) 60% of the net book value of inventory of Spectrum Brands and its Restricted Subsidiaries (with accounts receivable and inventory calculated on the basis that all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company and its Restricted Subsidiaries prior to or substantially contemporaneous with the date of any calculation shall be included or excluded, as the case may be, on a pro forma basis with such calculations made in good faith by a responsible financial or accounting officer of the Company).

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (a) United States dollars, Euros, British Pounds Sterling or any other currencies received in the ordinary course of business; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (c) time deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any bank or trust company organized or licensed under the laws of the United States or any state thereof or the District of Columbia whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having at least a “P-1” rating from Moody’s or “A-1” from S&P and in each case maturing within nine months after the date of acquisition; (f) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having the highest ratings obtainable from Moody’s or S&P and maturing within six months from the date of acquisition thereof; (g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and (h) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities or arising from (i) services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox or stop payment services; (ii) commercial credit card and merchant card services; and (iii) other banking products or services (other than letters of credit and leases).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Spectrum Brands and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of Spectrum Brands;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Spectrum Brands or Holdings other than a Permitted Holder;

(4) the first day on which a majority of the members of the Board of Directors of Spectrum Brands are not Continuing Directors; or

(5) Holdings ceases to directly own all Capital Stock of Spectrum Brands.

For purposes of this definition, (i) any direct or indirect holding company of Spectrum Brands (including Holdings) shall not itself be considered a Person for purposes of clauses (3) or (5) above or a “person” or “group” for purposes of clauses (3) or (5) above, provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of Spectrum Brands is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of Spectrum Brands immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement. In addition, any foreclosure (but not any sale thereof to a third party) with respect to Equity Interests of Spectrum Brands by the trustee or the holders of HRG Group, Inc.’s (f/k/a Harbinger Group Inc.) outstanding secured notes shall not be deemed a Change of Control.

“Change of Control Offer” has the meaning assigned to that term in the 2025 notes indenture governing the 2025 notes.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c) depreciation, amortization (including amortization of goodwill, software and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(d) (i) unusual or non-recurring charges, (ii) relocation costs and integration costs or reserves (including such items related to proposed and completed acquisitions and Asset Sales and to closure/consolidation of facilities), (iii) Transaction Expenses, (iv) Prior Transaction Expenses and (v) severance costs, including such costs related to proposed and completed Permitted Investments and Asset Sales and to closure/consolidation of facilities, in each case incurred by Spectrum Brands, Inc. and its Restricted Subsidiaries; plus

(e) the amount of cost savings, operational expense improvements and synergies projected by such person in good faith to be realized as a result of actions taken during such period or to be taken in connection with a transaction that is being given pro forma effect (calculated on a pro forma basis as though such cost savings, operational expense improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational expense improvements and synergies are reasonably identifiable and factually supportable and (y) such cost savings, operational expense improvements and synergies are expected in good faith to be realized within 18 months of the end of such period; minus

(f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(6) (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to Hedging Obligations shall be excluded (until realized, at which time such gains or losses shall be included);

(7) any non-cash charge or expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(8) (a)(i) the non-cash portion of “straight-line” rent expense less (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be excluded and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded (until realized, at which time such gains or losses shall be included);

(9) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) approved by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), (i) expenses with respect to liability or casualty events or business interruption shall be excluded and (ii) amounts received, or estimated in good faith to be received, from insurance in respect of lost earnings in respect of liability or causality events or business interruption shall be included (with a deduction for (x) amounts actually received up to such estimated amount to the extent included in Net Income in a future period and (y) for estimated amounts in excess of amounts actually received in a future period);

(10) any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite-lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, shall be excluded; and

(11) restructuring and related charges and acquisition and related integration charges, including but not limited to, restructuring charges related to the Prior Transactions and the Transactions, shall be excluded.

“Consolidated Total Debt Ratio” means, with respect to any specified Person, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of such Person as of the end of such most recent fiscal quarter to (2) Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Spectrum Brands and its Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of bankers’ acceptances, Obligations in respect of Capital Lease Obligations, debt obligations evidenced by promissory notes and similar instruments and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Spectrum Brands and its Restricted Subsidiaries, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Spectrum Brands or Holdings who:

(1) was a member of such Board of Directors on the Issue Date or

(2) was nominated for election or elected to such Board of Directors with the approval of the Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Debt” means Indebtedness or Disqualified Stock of Spectrum Brands or any Guarantor in an aggregate principal amount or liquidation preference not greater than twice the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of Spectrum Brands after the Issue Date; provided that:

(1) such cash has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under paragraph (A)(3)(b) under “Limitation on Restricted Payments” or used to make any Restricted Payment pursuant to paragraph (B) of such covenant (it being understood that if any such Indebtedness or Disqualified Stock incurred as Contribution Debt is redesignated as incurred under any provision other than paragraph (b)(16) of the “Limitation on Debt” covenant, the related issuance of Equity Interests may be included in any calculation under paragraph (A)(3)(b) in the “Limitation on Restricted Payments” covenant); and

(2) such Contribution Debt (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an officer’s certificate on the incurrence date thereof.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Revolving Credit Agreement and the Term Loan Agreement), or commercial paper facilities with banks or other institutional lenders or investors or indentures or other agreements providing for revolving credit loans, term loans, debt securities (including related exchange notes and guarantees thereof), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other long-term indebtedness and, in each case, as such agreements may be amended, amended and restated, supplemented, in any manner whatsoever modified, refinanced, extended, substituted, replaced, renewed, or otherwise restructured or refunded, in whole or in part, in one or more instances, from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes)), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior debt facility or (2) occurs on one or more separate occasions.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Spectrum Brands or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by an officer of Spectrum Brands or such Restricted Subsidiary at the time of such Asset Sale.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date that is the earlier date on which the 2025 notes mature and the date the 2025 notes are no longer outstanding, except to the extent such Capital Stock is solely redeemable with, or solely exchangeable for, any Equity Interests of Spectrum Brands that are not Disqualified Stock; provided that if such Capital Stock is issued to any plan for the benefit of employees of Spectrum Brands or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Spectrum Brands or its Subsidiaries in order to satisfy applicable statutory or regulatory obligation; provided, further, that any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of Spectrum Brands, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by Spectrum Brands or its Subsidiaries following the termination of employment of such employee, director, officer, manager or consultant with Spectrum Brands or any of its Subsidiaries (so long as, in each case referred to in this sentence, any such requirement is made subject to compliance with the 2025 notes indenture). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Spectrum Brands to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Spectrum Brands may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the 2025 notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a primary offering, after the Issue Date, of Qualified Stock of Spectrum Brands or of Holdings or any direct or indirect parent of Holdings (to the extent the proceeds thereof are contributed to the common equity of Spectrum Brands) other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Spectrum Brands and its Subsidiaries (other than Indebtedness described in clauses (1) and (3) of the covenant described above under the caption “—Certain Covenants—Indebtedness”) in existence on the Issue Date, until such amounts are repaid.

“Existing Notes” means, collectively, (i) Spectrum Brands’ 6.75% Senior Notes due 2020 outstanding on the Issue Date, (ii) Spectrum Brands’ 6.375% Senior Notes due 2020 outstanding on the Issue Date, (iii) Spectrum Brands’ 6.625% Senior Notes due 2022 outstanding on the Issue Date and (iv) Spectrum Brands’ 6.125% Senior Notes due 2024 outstanding on the Issue Date.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, retires, extinguishes, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, retirement, extinguishment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments or acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Spectrum Brands. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Spectrum Brands as set forth in an officer’s certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made, received or accrued in connection with Hedging Obligations (but excluding unrealized gains or losses with respect thereto), but excluding (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) any redemption premiums, prepayment fees, or other charges or penalties incurred in connection with the Transactions or the Prior Transactions and (iv) any premiums, fees or other charges incurred in connection with the refinancing of the Existing Indebtedness on the Issue Date (in each case of (i) through (iv), to the extent included in any of the foregoing items listed in clause (1)); plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable solely in Equity Interests of Spectrum Brands (other than Disqualified Stock) or (ii) dividends to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

Notwithstanding the foregoing, any additional charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Equity Interests or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Consolidated Fixed Charges.

“Foreign Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on December 4, 2014.

“Guarantee “ means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) Holdings and each direct or indirect Domestic Subsidiary of Spectrum Brands on the Issue Date; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the 2025 notes indenture; and their respective successors and assigns until released from their obligations under their Note Guarantees and the 2025 notes indenture in accordance with the terms of the 2025 notes indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of managing interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of managing commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of managing foreign currency exchange rate risk.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Spectrum Brands will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Spectrum Brands and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Spectrum Brands or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations, other than Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging, swapping, managing interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP or, in the case of any earn-out obligation or purchase price adjustment, would have been recorded as a liability under GAAP prior to the adoption of Financial Accounting Standards Board Statement No. 141R. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2025 notes indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes;

(ii) performance, surety or appeal bonds provided in the ordinary course of business;

(iii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Spectrum Brands or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Spectrum Brands or any Restricted Subsidiary in connection with such disposition; or

(iv) deferred revenue.

“Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Spectrum Brands or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel, payroll and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Spectrum Brands or any Restricted Subsidiary of Spectrum Brands sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Spectrum Brands such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Spectrum Brands, Spectrum Brands shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Spectrum Brands or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by Spectrum Brands or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means May 20, 2015, the date on which 2025 notes were originally issued under the 2025 notes indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Spectrum Brands or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, brokerage and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions arising therefrom and any tax sharing arrangements in connection therewith, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Term Loan Commitment Agreement” means the new term loan commitment agreement no. 2 among Holdings, Spectrum Brands, as lead borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as agent, pursuant to which Spectrum Brands will incur term loans in an aggregate principal amount equal to €150 million.

“Note Guarantee” means the Guarantee by each Guarantor of Spectrum Brands’ payment obligations under the 2025 notes indenture and on the 2025 notes, executed pursuant to the 2025 notes indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Paying Agent” means an office or agency where 2025 notes may be presented for payment.

“Permitted Business” means any business conducted or proposed to be conducted by Spectrum Brands and its Restricted Subsidiaries on the Issue Date and other businesses complementary, similar or reasonably related, ancillary or incidental thereto or reasonable extensions thereof.

“Permitted Holders” means

(1) HRG Group, Inc.;

(2) any Affiliate of HRG Group, Inc., other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; and

(3) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1) and (2) or any group in which the Persons specified in clauses (1) and (2) own more than a majority of the voting power of the Voting Stock held by such group.

“Permitted Investments” means:

(1) any Investment in Spectrum Brands or in a Restricted Subsidiary of Spectrum Brands;

(2) any Investment in Cash Equivalents;

(3) any Investment by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Spectrum Brands; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Spectrum Brands or a Restricted Subsidiary of Spectrum Brands;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including Designated Non-Cash Consideration) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Hedging Obligations that are incurred in the ordinary course of business for the purpose of managing interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) stock, obligations or securities received in satisfaction of judgments;

(7) Investments in securities of trade debtors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade debtors or customers or in compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates, (y) as a result of the foreclosure by Spectrum Brands or any Restricted Subsidiaries with respect to any secured Investment or other transfer of title, or (z) as a result of litigation, or other disputes with Persons who are not Affiliates;

(8) other Investments in any Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the Issue Date, not to exceed the greater of (x) $200.0 million and (y) 20% of Consolidated Cash Flow, in each case, net of any return of or on such Investment received by Spectrum Brands or a Restricted Subsidiary;

(9) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other Persons;

(10) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(11) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business; and

(12) Investments (other than in Restricted Subsidiaries) outstanding on the Issue Date or made pursuant to binding agreements in effect on the Issue Date, including any extension, modification or renewal of such Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities;

(13) advances and loans to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of Spectrum Brands or any direct or indirect parent of Spectrum Brands;

(14) Investments in joint ventures having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not Spectrum Brands or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Spectrum Brands or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be Spectrum Brands or a Restricted Subsidiary; and

(15) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred and then outstanding pursuant to clause (1) of paragraph (b) of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and other Obligations in respect thereof;

(2) Liens in favor of Spectrum Brands or any Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Spectrum Brands or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Spectrum Brands or the Restricted Subsidiary;

(5) Liens existing on the Issue Date not otherwise permitted hereby;

(6) Liens securing Permitted Refinancing Indebtedness (other than in respect of Indebtedness referred to in clause (1)); provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(7) Liens incurred in the ordinary course of business of Spectrum Brands or any Restricted Subsidiary of Spectrum Brands with respect to obligations that do not exceed the greater of $200 million or 20% of Consolidated Cash Flow;

(8) Liens on the assets of a Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary that was permitted by the terms of the 2025 notes indenture to be incurred;

(9) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness;

(10) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens or other similar liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(11) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(12) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(13) (x) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or the ownership of its properties, not interfering in any material respect with the conduct of the business of Spectrum Brands and its Restricted Subsidiaries or (y) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property;

(14) licenses or leases or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(15) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(16) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(17) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(18) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(19) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Spectrum Brands and its Restricted Subsidiaries;

(20) Liens (including the interest of a lessor under a Capital Lease) on property that secure Indebtedness incurred under clause (4) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(21) deposits in the ordinary course of business to secure liability to insurance carriers;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens consisting of contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Spectrum Brands or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Spectrum Brands and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Spectrum Brands or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Liens arising from financing statements filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by Spectrum Brands and its Restricted Subsidiaries in the ordinary course of business;

(25) Liens securing Cash Management Obligations and all Obligations under the Hedging Agreements owed to Persons that were agents and the lenders under the Revolving Credit Agreement or their affiliates at the time of entry into the agreements governing such obligations;

(26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Spectrum Brands and its subsidiaries in the ordinary course of business; and

(27) Liens created for the benefit of the 2025 notes or the Note Guarantees with respect thereto.

“Permitted Refinancing Indebtedness” means any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing (including tender premiums) and such reasonable expenses, defeasance costs and fees incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 2025 notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the 2025 notes or such Note Guarantees on terms at least as favorable to the Holders of 2025 notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) in no event may Indebtedness of Spectrum Brands or any Guarantor be refinanced by means of Indebtedness of a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption upon liquidation.

“Prior Transaction Expenses” means fees and expenses payable or otherwise borne by Spectrum Brands and its Restricted Subsidiaries in connection with the Prior Transactions and incurred before, or on or about, the issue date of Spectrum Brands’ 6.125% Senior Notes due 2024 outstanding on the Issue Date, including the costs of legal and financial advisors to Spectrum Brands.

“Prior Transactions” means, collectively, (a) the execution, delivery and performance by Spectrum Brands and the other parties thereto of the New Term Loan Commitment Agreement and the making of the borrowings thereunder, (b) the issuance of Spectrum Brands’ 6.125% Senior Notes due 2024 outstanding on the Issue Date, and (c) the consummation of the acquisition of (i) Tell Manufacturing, Inc., (ii) Proctor and Gamble’s European pet food business and (iii) Salix Animal Health, LLC.

“Qualified Equity Interests” means all Equity Interests of a person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the 2025 notes for reasons outside the control of Spectrum Brands, Spectrum Brands may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Registrar” means an office or agency where 2025 notes may be presented for registration of transfer or for exchange.

“Replacement Assets” means (1) non-current assets (other than securities of any Person) that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, “Restricted Subsidiary” refers to a Restricted Subsidiary of Spectrum Brands.

“Revolving Credit Agreement” means the revolving credit agreement dated June 16, 2010 among Spectrum Brands, the lenders party thereto and Bank of America NA, as agent, together with any related documents

(including any security documents and guarantees) as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes)), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior credit agreement or (2) occurs on one or more separate occasions.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Secured Leverage Ratio” means, on any date of determination (the “transaction date”), the ratio of (x) the aggregate amount of all Consolidated Total Indebtedness secured (or deemed secured pursuant to clause (1)(y) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and issuance of Preferred Stock”) by a Lien on an any asset of Spectrum Brands or any of its Restricted Subsidiaries (other than liens described in clauses (2), (8), (25) and (27) of the definition of “Permitted Liens”) of Spectrum Brands and its Restricted Subsidiaries, determined on a consolidated basis (with any Indebtedness incurred pursuant to clause (1)(y) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and issuance of Preferred Stock” deemed to be secured Indebtedness for this purpose in connection with any measurement of the Secured Leverage Ratio pursuant to such clause) minus the aggregate amount of unrestricted cash and Cash Equivalents owned by Spectrum Brands and its Restricted Subsidiaries on a consolidated basis to (y) the aggregate amount of Consolidated Cash Flow of Spectrum Brands and its Restricted Subsidiaries for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available in each case with such pro forma adjustments to Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions of the Fixed Charges Coverage Ratio.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Term Loan Agreement” means the term loan credit agreement dated as of December 17, 2012, as amended pursuant to amendment no. 1 to credit agreement dated as of August 13, 2013, as further amended pursuant to new term loan commitment agreement no. 1 dated as of August 13, 2013 and effective as of

September 4, 2013, as amended and restated pursuant to the restatement agreement dated as of December 18, 2013, as amended pursuant to amendment no. 2 to credit agreement dated as of January 31, 2014 and as further amended pursuant to the New Term Loan Commitment Agreement among Holdings, Spectrum Brands, as lead borrower, Spectrum Brands Canada, Inc. as Canadian borrower, Spectrum Brands Europe GmbH, as German borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as agent, together with any related documents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such term loan credit agreement, in whole or in part, in one or more instances, may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior term loan credit agreement or (2) occurs on one or more separate occasions.

“Transaction Expenses” means fees and expenses payable or otherwise borne by Spectrum Brands and its Restricted Subsidiaries in connection with the Transactions, including the costs of legal and financial advisors to Spectrum Brands.

“Transactions” means, collectively, (a) the issuance of the 2025 notes, (b) the issuance by Spectrum Brands Holdings, Inc. of its common stock in the registered offer, which occurred on May 20, 2015 and (c) the consummation of the acquisition of Armored AutoGroup Parent Inc., which occurred on May 21, 2015.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2020; provided, however, that if the period from the redemption date to July 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to the 2025 notes indenture until a successor replaces it in accordance with the 2025 notes indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary of Spectrum Brands that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by Spectrum Brands and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

The notes were issued in global form and registered in the name of a nominee of the Depository Trust Company (“DTC”). The notes were issued in minimum denominations of $2,000 and higher integral multiples of $1,000. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indentures and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

Depository Trust Company Procedures

For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also indirectly available to other entities that clear through, or maintain, a direct or indirect, custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes, and the transfer of ownership interests by and between direct participants.

DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form, and will not be considered the registered owners or holders of these notes under the indentures for any purpose.

Payments with respect to the principal of, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indentures. Under the terms of the indentures, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments, and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indentures. Consequently, neither we, the trustee nor any of our agents, nor the trustee’s agents, has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any direct or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to the beneficial ownership interests in any global note, or

(2)	any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice, and will be the responsibility of the direct or indirect participants, and will not be the responsibility of DTC, the trustee or us.

Neither we nor the trustee will be liable for any delay by DTC or any direct or indirect participant in identifying the beneficial owners of the notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

Transfers between participants in DTC will be effected in accordance with DTC procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

Although DTC, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. Neither we, the trustee, nor any of our or the trustee’s respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form if:

(1)	DTC has notified us that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by us within 90 days of the notice; or

(2)	an event of default under the applicable indenture for the notes has occurred and is continuing and the trustee has received a request from DTC.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

Initial notes issued in certificated form may be exchanged for beneficial interests in the applicable global note.

Same Day Settlement

We expect that the interests in the global notes will be eligible to trade in DTC’s Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Payment

The indentures require that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the Paying Agent maintained for that purpose. At our option however, we may make these installments of interest by:

(1)	check mailed to the holders of notes at their respective addresses provided in the register of holder of notes; or

(2)	transfer to an account maintained by the payee.

PLAN OF DISTRIBUTION

This prospectus may be used by Jefferies LLC in connection with offers and sales of the notes in market-making transactions effected from time to time. In these transactions, Jefferies may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies acts as principal, or as agent for both counterparties in a transaction in which Jefferies does not act as a principal. Jefferies may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

Jefferies is a wholly owned subsidiary of Leucadia National Corporation, which through subsidiaries beneficially owns approximately 23% of the outstanding common stock of HRG Group, Inc., which in turn owns 58% of SB Holdings’ outstanding common stock. For the year ended September 30, 2016, Jefferies acted as one of the initial purchasers for the offering of €425 million of the 2026 notes, for which Jefferies received $0.3 million in discounts, commissions and reimbursements of expenses. For the year ended September 30, 2015, Jefferies acted as (i) one of the initial purchasers for the offering of $1.0 billion of the 2025 notes, for which Jefferies received $2.6 million in discounts, commissions and reimbursements of expenses, (ii) one of the underwriters for SB Holdings’ $575 million offering of common stock in May 2015, for which Jefferies received $1.5 million in discounts, commissions and reimbursements of expenses, and (iii) one of the financing institutions that committed to provide “back-stop” bridge facilities in an aggregate amount of $1.5 billion in connection with the financing of the acquisition of Armored AutoGroup Parent Inc., for which Jefferies received $2.1 million in fees and reimbursements of expenses. Jefferies has: (i) in the past engaged, and may in the future engage, in transactions with us and our affiliates; (ii) in the past has performed, and may in the future perform, services (including commercial banking, financial advisory and investment banking services) for us and our affiliates; each within the ordinary course of business, for which they have received, and may in the future receive, customary fees and expenses.

We have been advised by Jefferies that, subject to applicable laws and regulations, it currently intends to make a market in the notes. However, Jefferies is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York has passed on the validity of the notes and guarantees offered hereby. Barnes & Thornburg LLP has passed on matters of Pennsylvania law. Thompson Coburn LLP has passed on matters of Missouri law. Quarles & Brady LLP has passed on matters of Florida law.

EXPERTS

The consolidated financial statements of SB/RH Holdings, LLC and subsidiaries as of September 30, 2016 and 2015 and for each of the years in the three-year period ended September 30, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing in SB/RH Holdings, LLC’s Annual Report on Form 10-K for the year ended September 30, 2016 and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to register the notes being offered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports, proxy statements and information that we file with the SEC may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as SB/RH Holdings, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

Anyone who receives a copy of this prospectus may obtain a copy of the indentures without charge by writing to Spectrum Brands, Inc., 3001 Deming Way, Middleton, Wisconsin 53562.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. We incorporate by reference SB/RH Holdings LLC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed on November 17, 2016 (File No. 333-192634-03) (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules), SB/RH Holdings LLC’s Current Report on Form 8-K filed on December 22, 2016 (File No. 333-192634-03) (but only Item 8.01 thereof) and SB/RH Holdings LLC’s Current Report on Form 8-K filed on October 6, 2016 (File No. 333-192634-03).

SPECTRUM BRANDS, INC.

6.625% Senior Notes due 2022 and Related Guarantees

6.125% Senior Notes due 2024 and Related Guarantees

5.750% Senior Notes due 2025 and Related Guarantees